SCHEDULE 14A
                         (RULE 14A-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [__]

Check the appropriate box:

[  ] Preliminary Proxy Statement                 [__]  Confidential, For Use of
                                                        the Commission Only
                                                        (as permitted by Rule
                                                        14a-6(e)(2)
[ X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

               AMERICAN ASSET ADVISERS TRUST, INC.
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE
                           REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[  ]       No fee required.

[  ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

      (1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value, of American Asset Advisers Trust, Inc. (the "Common Stock").

      (2) Aggregate number of securities to which transaction applies: up to 900,000 shares of Common Stock.

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rules 14a-6(i)(1) and 0-11(a)(4) and (c)(1) under the Exchange Act, a fee of $92.88 has been paid herewith, which is equal to 1/50th of 1% of the book value of all of the outstanding shares of American Asset Advisers Realty Corporation as of September 30, 1997.

      (4) Proposed maximum aggregate value of transaction: $464,416

      (5) Total fee paid: $92.88

[X]       Fee paid previously with preliminary materials:

[  ]      Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, Schedule or Registration Statement no.:

      (3) Filing Party:

      (4) Date Filed:


Dear Shareholder:

You are being asked to consider and vote on the merger (the "Merger") of American Asset Advisers Realty Corporation (the "Adviser") with American Asset Advisers Trust, Inc. (the "Company") and the related transactions to that Merger. This Merger will allow the Company to take advantage of the many rapidly developing trends in our industry by becoming self-administered and self-managed.

This Merger is described in great detail in the accompanying
Proxy Statement, which I urge you to read thoroughly.

The Company has undergone significant growth since its formation in August 1993. With your help and support, we have raised over $17,000,000 in equity capital. The net proceeds of these offerings have been used to assemble an attractive portfolio of high-quality, commercial properties, leased by substantial tenants. In the past year, we have added five properties with a value of over $4 1/2 million and have contracted to purchase an
additional four properties with a value of over $11 million.   We
have added a prudent amount of leverage to the portfolio, thereby increasing shareholder returns. The Adviser has also expanded the depth and quality of its staff to effectively manage the existing portfolio and enhance returns by developing new properties.

When the Company was initially formed, we decided to use external management until the asset base grew to a size that would support an internal management structure. With the new and potentially profitable Management Subsidiary structure that many of our competitors have adopted, we are now at that point.

This next step in the growth of the Company complements the recent amendments to the Company's Bylaws and Articles of Incorporation which were approved at the shareholder's meeting held on November 12, 1997. We continue to seek to increase shareholder value. By becoming a self-managed REIT with internal acquisition and turnkey development capabilities, the Company will position itself for accelerated, high quality growth. This growth, within a self-managed structure, will in turn create attractive circumstances in which we can list the Company's shares on a national exchange and maintain a liquid market for the shares.

There are numerous risks associated with this transaction. For further discussion of these and other risks, I urge you to review the summary of risks contained in this brochure and the more detailed description of risks as contained in the section "Risk Factors" in the Proxy Statement.

Your Board of Directors has carefully considered both the risks and benefits of the Merger and has unanimously recommended that you vote "YES" to the proposal.

The Real Estate Investment Trust Industry has preformed well over the past five years, as less expensive capital has become
available.   The companies that have created value for their
shareholders have taken advantage of this by growing their asset base and growing their earnings base. I believe that by voting "YES" to this proposal, you will position the Company to follow the same path and successfully compete with the larger and more established REITs.

Should you have any questions or need assistance with the proper completion and return of the accompanying Ballot, please contact me personally or my office, toll free at 1-800-888-4400.

In your Company, we have assembled a strong portfolio of
properties.   This Merger will combine this portfolio with the
Adviser's strong management and acquisition team. The next phase of growth and the success of our long-term growth plan require this step. I look forward to our exciting progress in the coming years.

Sincerely,

/s/

H. Kerr Taylor
Chairman of the Board of Directors





               AMERICAN ASSET ADVISERS TRUST, INC.

                 Eight Greenway Plaza, Suite 824
                      Houston, Texas  77046


            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON JUNE 5, 1998


TO THE SHAREHOLDERS OF AMERICAN ASSET ADVISERS TRUST, INC.:

     A Special Meeting of the shareholders of American Asset
Advisers Trust, Inc. (the "Company") will be held at Eight Greenway Plaza, Suite 824, Houston, Texas on Friday, June 5, 1998 at 10:00 a.m., Local Time for the following purposes:

     1. To approve the acquisition of the Adviser by the Company and the Company's change to self-management.
     2. To approve an amendment to the Company's Bylaws authorizing the Company's acquisition of the Adviser.
     3. To approve an amendment to the Company's Bylaws removing certain policy restrictions regarding the nature and leasing of the Company's properties.
     4. To approve an amendment to the Company's Articles of Incorporation to change the Company's name to AmREIT, Inc.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY APPROVED
THESE PROPOSALS AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH ITEM LISTED ON THIS NOTICE OF SPECIAL MEETING OF SHAREHOLDERS.

     Shareholders of record at the close of business on April 14, 1998, are the only persons entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE. If you are present at the meeting, you may then revoke your proxy and vote in person, as explained in the Proxy Statement in the section entitled "SPECIAL MEETING OF SHAREHOLDERS - JUNE 5, 1998." A return envelope is enclosed for your convenience.


                                                  Secretary
Dated: May 6, 1998





            ________________________________________

                        PROXY STATEMENT
            ________________________________________


              AMERICAN ASSET ADVISERS TRUST, INC.
                Eight Greenway Plaza, Suite 824
                     Houston, Texas  77046

         SPECIAL MEETING OF SHAREHOLDERS - June 5, 1998

     This Proxy Statement relates to the proposed transaction whereby American Asset Advisers Trust, Inc. (the "Company") will, acquire American Asset Advisers Realty Corp., the adviser to the Company (the "Adviser") pursuant to a merger and related transactions (the "Acquisition" or "Adviser Acquisition"). As a result of the Acquisition, the current Omnibus Services Agreement pursuant to which the Adviser and its Affiliates provide administrative and management services to the Company will be terminated, Mr. H. Kerr Taylor and the other employees of the Adviser will become full-time employees of the Company and the Company will become a self-administered and self-managed real estate investment trust, capable of internally acquiring, developing, operating and managing its real estate investments.

     In connection with the Acquisition, the Company will issue to Mr. Taylor, the sole shareholder of the Adviser, up to 900,000 shares of the Company's $.01 par value common stock (the "Share Consideration"), of which 213,260 shares (the "Initial Shares") will be issued on the date of consummation of the Acquisition (the "Closing Date"). Up to all of the 686,740 remaining shares (the "Share Balance") will be issuable at the end of one or more of the 24 consecutive calendar quarters immediately following the Closing Date only if and to the extent upon issuance they do not, when added to the previously issued portion of the Share Consideration, exceed 9.8% of the total Common Shares of the Company then outstanding. The terms and conditions of the Acquisition are set forth in the Agreement and Plan of Merger (the "Acquisition Agreement"), a copy of which is attached to this Proxy Statement as Annex A and is incorporated by reference.

     Under the Acquisition Agreement, the Acquisition will be consummated only if and when, among other things, it is approved by the Company's Shareholders holding a majority of the shares eligible to vote thereon. Pending completion of the Acquisition, the Adviser is obligated under the Acquisition Agreement to continue to conduct its activities within its current ordinary scope of business and the Adviser and its Affiliates will continue to provide services to the Company pursuant to the Omnibus Services Agreement dated May 2, 1994, as amended (the "Omnibus Services Agreement").

     The enclosed Proxy is solicited by the Board of Directors of American Asset Advisers Trust, Inc. (the "Board") in connection with the Special Meeting of Shareholders (the "Special Meeting") of American Asset Advisers Trust, Inc. to be held on June 5, 1998 at 10:00 A.M. at Eight Greenway Plaza, Suite 824, Houston, Texas, and at any adjournments thereof. Management of the Company is soliciting proxies from the holders of the Company's common shares for use at the Special Meeting.

     Giving his or her Proxy will not in any way affect the stockholder's right to attend the Special Meeting and to vote in person. Any stockholder executing a Proxy has the power to revoke the Proxy at any time before it is voted by (i) executing a subsequently dated Proxy; (ii) filing a written request to revoke or amend his (or her) Proxy with the Secretary of the Company at the principal executive offices of the Company; or (iii) attending the Special Meeting and revoking the Proxy prior to the start of the Special Meeting.

     A Proxy with respect to the Company may be revoked before the Special Meeting by giving written notice of revocation to the Secretary of the Company, or may be revoked at the Special Meeting, prior to voting. Unless revoked, properly executed Proxies with respect to the Company will be voted as indicated in this Proxy Statement. In instances where choices are specified by shareholders in their Proxies, those Proxies will be voted or the vote will be withheld in accordance with each shareholder's choice. An "abstention" on any proposal will be counted as present for purposes of determining whether a quorum of shares is present at the Special Meeting with respect to the proposal on which the abstention is noted, but will be counted as a vote "against" such proposal. Should any other matters come before the meeting, it is the intention of the persons named as proxies in the enclosed Proxy to act upon them according to their best judgment.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, certain officers and regular employees (who will receive no compensation therefore in addition to their regular salaries) may be used to solicit proxies personally and/or by telephone or telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in doing so.

     Only shareholders of record at the close of business on April 14, 1998 may vote at the Special Meeting or any adjournments thereof. As of that date there were issued and outstanding 2,027,143 common shares of the Company. Each shareholder of the Company is entitled to one vote for each share of the Company held. None of the matters to be presented at the Special Meeting will entitle any shareholder of the Company to appraisal rights. In the event that Proxies which are sufficient in number to constitute a quorum are not received by June 4, 1998, the persons named as Proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of Proxies; provided, however, proxies voting against the Acquisition may not be voted by management in favor of such an adjournment. Such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment.

     It is anticipated that this Proxy Statement will first be mailed to Shareholders on or about May 6, 1998.

     The date of this Proxy Statement is May 6, 1998.

                    INCORPORATION BY REFERENCE

     THIS PROXY STATEMENT INCORPORATES CERTAIN COMPANY DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST FROM H. KERR TAYLOR, SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICES AT EIGHT GREENWAY PLAZA, SUITE 824, HOUSTON, TEXAS 77046, TELEPHONE (713) 850-1400. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 1, 1998. ANY DOCUMENTS REQUESTED WILL BE SENT BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST.

     The following documents, which have been filed with the Commission pursuant to the Exchange act, are hereby incorporated herein by reference (Commission File No. 0-28378):

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. All information appearing in this Proxy Statement or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in this Proxy Statement or the documents incorporated by reference herein and should be read together with such information and documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                       TABLE OF CONTENTS

                                                                          Page

INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . -3-

FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . -6-

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
     Proposal 1 - Acquisition of the Adviser . . . . . . . . . . . . . . . -6-
     Proposal 2 - Amendment to Bylaws Authorizing the Acquisition  . . . . -9-
     Proposal 3 - Amendment to Bylaws to Change Investment Policy
          Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
     Proposal 4 - Change of the Company's Name to AmREIT, Inc. . . . . . . -9-
     The Special Meeting . . . . . . . . . . . . . . . . . . . . . . . .  -10-

PROPOSAL 1 - THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . .  -10-
     Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
     The Adviser . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
     Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
     Common Stock Ownership Before and After the Acquisition . . . . . .  -18-
     Reasons for Self-Administration; Background and General
          Information. . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
     Deliberations Of The Independent Directors. . . . . . . . . . . . .  -20-
     Recommendation of the Independent Directors . . . . . . . . . . . .  -25-
     Description of The Acquisition Agreement. . . . . . . . . . . . . .  -29-
     Employment of Mr. Taylor. . . . . . . . . . . . . . . . . . . . . .  -33-
     Competitive Real Estate Ventures. . . . . . . . . . . . . . . . . .  -34-
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . .  -35-
     Financial Information . . . . . . . . . . . . . . . . . . . . . . .  -35-
     Management's Discussion and Analysis of Financial Condition and
           Results of Operations of the Company. . . . . . . . . . . . .  -35-
     Material Federal Income Tax Consequences. . . . . . . . . . . . . .  -38-
     Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . . . .  -42-
     No Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . .  -43-
     Vote Required to Approve the Acquisition. . . . . . . . . . . . . .  -43-
     The Adviser's Recommendations and Reasons for the Acquisition . . .  -43-
     Bishop-Crown Fairness Opinion . . . . . . . . . . . . . . . . . . .  -45-
     Houlihan Lokey Valuation Opinion. . . . . . . . . . . . . . . . . .  -52-

PROPOSAL 2 - AMENDMENT TO BYLAWS TO AUTHORIZE THE ACQUISITION  . . . . .  -55-
     Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
     Background and General Information. . . . . . . . . . . . . . . . .  -56-
     Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . .  -56-

PROPOSAL 3 - AMENDMENT TO BYLAWS TO CHANGE INVESTMENT POLICY
     RESTRICTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
     Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-

     Background and General Information. . . . . . . . . . . . . . . . .  -57-

PROPOSAL 4 - AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE
     COMPANY'S NAME  . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
     Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
     Background and General Information. . . . . . . . . . . . . . . . .  -58-
     Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . .  -58-

THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
     Purpose of the Meeting. . . . . . . . . . . . . . . . . . . . . . .  -59-
     Date, Time and Place; Record Date . . . . . . . . . . . . . . . . .  -59-
     Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
     Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . .  -60-

DISCRETIONARY AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . .  -60-

INDEX TO FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . .   F-1

Annex A - Acquisition Agreement

Annex B - Opinion of Bishop-Crown Investment Research, Inc.

Annex C - Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                   FORWARD LOOKING STATEMENTS

     The statements contained in this Proxy Statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks,"
"estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company's operating results depend primarily on income from leased properties which is substantially influenced by (i) the demand for and supply of net leased properties in the Company's primary target markets, (ii) the continued financial resources of the Company's individual commercial tenants, (iii) the Company's operating expense levels,
(iv) the effectiveness of the Company's property acquisitions and development strategies, and (v) capital and credit market conditions which affect the Company's cost of capital and also influence the continued viability of the Company's tenants and the Company's operating results.

                            SUMMARY

     At the Special Meeting, the shareholders of the Company will be asked to approve three proposals, Proposal 1 - The Acquisition, the approval of the Company's acquisition of the Adviser under the terms and conditions described; Proposal 2 - Amendment of the Bylaws to authorize the Acquisition, an amendment to the Bylaws of the Company to expressly authorize the Acquisition; Proposal 3 - Amendment to the Bylaws to change Investment Policy Restrictions, an amendment to the Bylaws of the Company to remove certain restrictions on the Company's property investments and leases; and Proposal 4 - The Amendment of the Company's Articles of Incorporation to change the Company's name to "AmREIT, Inc." The approval of both Proposal 2 and Proposal 3 are conditioned upon the approval of the acquisition of the Adviser. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Proxy Statement, including the Annexes hereto. Shareholders are urged to review the entire Proxy Statement and the Annexes hereto.

THE INDEPENDENT DIRECTORS HAVE UNANIMOUSLY APPROVED THE ACQUISITION AGREEMENT AND THE ACQUISITION, THE AMENDMENTS TO THE BYLAWS AND THE CHANGE IN THE COMPANY'S NAME AND RECOMMEND THAT HOLDERS OF COMMON SHARES VOTE "FOR" THE APPROVAL OF THE ACQUISITION, THE AMENDMENTS TO THE BYLAWS AND THE CHANGE IN THE COMPANY'S NAME.

Proposal 1 - Acquisition of the Adviser

     Under this Proposal, the Company will become a self-managed
REIT by acquiring American Asset Advisers Realty Corp., the
Company's Adviser. The Company would acquire the Adviser pursuant to a merger of the Adviser into the Company's newly formed wholly-owned subsidiary corporation, AAA Acquisition, Inc. ("AAA
Acquisition"), which would be the surviving corporation. Pursuant to the Acquisition, Mr. H. Kerr Taylor, the Company's Chairman and Chief Executive Officer, the sole shareholder of the Adviser, would receive the Share Consideration of up to 900,000 shares, of which 213,260 Initial Shares would be issued upon the Closing Date. Up to an additional 686,740 shares would be issuable over the 24 calendar quarters immediately following the Closing Date, subject to the satisfaction of certain conditions.

     Following the acquisition of the Adviser, if it is consummated, management will endeavor to significantly increase the Company's asset base through an asset group acquisition and/or secondary offering of its securities and in conjunction therewith or immediately thereafter management intends to cause the Company's common stock to be traded on a national securities exchange. Management believes that by listing the common stock on a national securities exchange the Company can provide liquidity for its shareholders. There is no assurance that the Company's attempts to significantly increase its asset base will be successful or that a liquid secondary market for the Company's common stock can be established within the time frame intended or at all.

     Pursuant to the Acquisition, the Adviser will merge with and into AAA Acquisition, Inc., the assets and liabilities of the Adviser will become those of AAA Acquisition, Inc., the Adviser will disappear and AAA Acquisition, Inc. will be the surviving corporation. As a self-managed REIT, the Company would thereafter acquire, develop and manage its own real property investments and internally administer its affairs and activities. See "Background and General Information," "Description of the Acquisition Agreement" and "Conditions to Closing" below. See "Recommendation of the Independent Directors" below.

     The determination of the fairness of the Acquisition to the Company and its shareholders was made on behalf of the Board of Directors of the Company by the two members of the Company's Board of Directors who are unaffiliated with Mr. Taylor and the Adviser, Messrs. Robert S. Cartwright, Jr., and George A. McCanse, Jr., (the "Independent Directors"). The Independent Directors engaged Broocks, Baker & Lange, LLP ("Broocks Baker") to advise them regarding but not to negotiate the terms of the Acquisition. The Independent Directors engaged Bishop-Crown Investment Research, Inc. ("Bishop-Crown") as their financial adviser to advise them in analyzing and evaluating, and to provide a written opinion with respect to, the fairness of the Acquisition to the Company and to the shareholders of the Company (other than Mr. Taylor). The Independent Directors also engaged Houlihan Lokey Howard & Zukin, Financial Advisors Inc. ("Houlihan"), to opine as to the likely range of strategic values of the Adviser for the purposes of the Acquisition. Both the Adviser and the Independent Directors believe that the Adviser Acquisition will be in the best interests of the Company and its shareholders. In reaching their conclusion, the Independent Directors have requested and obtained a fairness opinion from Bishop-Crown and have requested and obtained the opinion of Houlihan regarding the valuation of the Adviser. See "Bishop-Crown Fairness Opinion" and "Houlihan Valuation Opinion" below. The Independent Directors have unanimously approved the Acquisition.

     In considering whether to approve the Acquisition, the Company's shareholders (the "Shareholders") should consider the following matters which are discussed in greater detail under "PROPOSAL 1 - Risk Factors."

     * Mr. Taylor initiated and structured the Acquisition proposal and substantial conflicts of interest exist between Mr. Taylor and the Shareholders because he both controls the Adviser and serves as chairman of the board and president of the Company. Conflicts of interest will continue to exist as a result of Mr. Taylor's continuing ownership of a majority of the voting securities of AmREIT Development Corp. See "PROPOSAL 1 - THE

          ACQUISITION - Risk Factors - Conflicts of Interest with
          Mr. Taylor", "Significant Influence of Mr. Taylor" and - Interests of Mr. Taylor in the Acquisition."

     * The value of the Share Consideration substantially exceeds the value of the Adviser's identifiable net assets, which are estimated to be $50,000. The Company will acquire the Adviser in exchange for up to 900,000 Common Shares which could be valued as high as approximately $9,225,000 based on the price of $10.25 per share, the highest price at which the Company's shares were last sold to public investors. Thus, the Share Consideration represents a substantial premium in price paid for the Adviser's identifiable Assets, all of which is payable to Mr. Taylor as the Adviser's sole shareholder. See "PROPOSAL 1 - THE ACQUISITION - Recommendation of the Independent Directors" and " - Description of the Acquisition Agreement."

     * No independent representatives were retained to negotiate the terms of the Transaction on behalf of the Company or the Shareholders. See "PROPOSAL 1 - THE ACQUISITION -
          Deliberations of the Independent Directors."

     * There are alternative methods of determining the value of the Adviser which result in higher or lower valuations for such management companies. See "PROPOSAL 1 - THE ACQUISITION - Bishop-Crown Fairness Opinion" and " - Houlihan Opinion."

     * The Company's General and Administrative costs will increase substantially and the Company will incur property development and acquisition risks as a result of the Acquisition. See "PROPOSAL 1 - THE ACQUISITION - Risk Factors - Risks Associated with the Adviser Activities" and " - and Impact on the Company's Financial Position."

     * Significant benefits to the Company expected to result from the Acquisition will be realized only to the extent the Company can benefit from the non-Company related services currently being provided by the Adviser to third parties, including the AAA Partnerships. See "PROPOSAL 1
          - THE ACQUISITION - Recommendation of the Independent Directors" and " - Risk Factors - Risks That the Company may not Realize Significant Potential Benefits."

     * Significant benefits to the Company expected to result from the Acquisition will be realized only if the Company obtains significant future growth in real estate assets owned and/or under management. See "PROPOSAL 1 - THE ACQUISITION - Recommendation of the Independent Directors" and "Risk Factors - Risks That the Company may not Realize Significant Potential Benefits."

     * Upon the Closing Date of the Acquisition, should it occur, Mr. Taylor would own 233,461 shares of the Company's common stock which, would represent approximately 11.18% of the Company's total outstanding shares at that time. See "PROPOSAL 1 - THE ACQUISITION - Common Stock Ownership Before and After the Acquisition."

     * Mr. Taylor will continue to exercise significant influence over the business and policies of the Company after the Acquisition due to his presence as the largest Shareholder of the Company. See "PROPOSAL 1 - THE
          ACQUISITION - Common Stock Ownership Before and After the

          Acquisition" and "Risk Factors - Significant Influence of
          Mr. Taylor."

     * As a result of the Acquisition, if it is consummated, the current shareholders of the Company, as a group, would experience significant dilution in their ownership percentage of the common stock of the Company. See "PROPOSAL 1 - THE ACQUISITION - Common Stock Ownership Before and After the Acquisition."

SEE PROPOSAL 1 - "THE ACQUISITION--" OF THIS PROXY STATEMENT FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN
EVALUATING THE ACQUISITION.

Proposal 2 - Amendment to Bylaws Authorizing the Acquisition

     Under this proposal, the Bylaws of the Company will be amended to specifically authorize the Acquisition, including the transactions necessary and appropriate to consummate the Acquisition. See "PROPOSAL 2 - AMENDMENT TO BYLAWS TO AUTHORIZE
ACQUISITION - Background and General Information" below.

Proposal 3 - Amendment to Bylaws to Change Investment Policy
Restrictions

     Under this Proposal, the Company's investment policies would be changed by removing the current restriction which requires the Company to acquire properties only if they are under long-term net lease to tenants having a demonstrable net worth of $40 million or more, as defined. If approved, management intends to implement these changes immediately, whether or not the Acquisition is approved and consummated. These changes consist of no longer requiring, as an investment policy, that the tenants of the Company's property demonstrate on the basis of their financial statements or other reliable documentation, that their net worth is $40 million and the requirement that the companies be subject to long-term net leases when acquired. It is management's intent, upon consummation of the Acquisition, if it occurs, to seek investments in one or more development projects involving separate contiguous or closely situated building sites on which retail buildings are or may be constructed for lease to unrelated tenants (i.e. "multiple pad developments"). Management would also consider, when deemed appropriate "gross" or "semi-gross" leases where the Company remains responsible for certain maintenance or other property costs in exchange for higher and/or escalating rental rates. If the proposal is approved, management will consider a broader range of potential tenants including, when deemed appropriate, smaller regional and local tenants. Management will have unlimited discretion to determine each tenant's financial ability to fulfill their lease obligations. In making these determinations, Management may rely on, among other things, the tenant's financial status, operating history, credit history and/or credit references. It would continue to be the Company's policy to require that its tenants, their co-signees and/or guarantors have sufficient net worth, in the opinion of management, to indicate their financial capability of performing under their respective leases. See "PROPOSAL 3 - AMENDMENT TO THE BYLAWS TO CHANGE INVESTMENT POLICY RESTRICTIONS - Background and General Information" below.

Proposal 4 - Change of the Company's Name to AmREIT, Inc.

     Under this proposal, the Company will amend its Articles of Incorporation ("Charter") to change the Company's name to "AmREIT, Inc." or such other name as similar thereto as the Board of Directors of the Company may determine as appropriate. The Board of Directors of the Company believes that a change in the Company's name to AmREIT, Inc. will better identify the Company than its current name which is substantially longer and, in the opinion of management, less distinctive. See "PROPOSAL 4 - AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME - Background and General Information" below.

The Special Meeting

     The Meeting. The Special Meeting is schedule to be held at 10:00 a.m., local time, on Friday, June 5, 1998, at Eight Greenway Plaza, Suite 824, Houston Texas 77046. The Board of Directors has fixed the close of business on April 14, 1998 as the record date (the "Record Date") for the determination of holders of Common Shares entitled to notice of and to vote at the Special Meeting. See "The Special Meeting."

     Required Vote. The Company's Articles of Incorporation (the "Charter") provide that merger transactions such as the Acquisition and amendments to the Charter such as the proposed amendment to change the Company's name require the affirmative vote of a simple majority of the outstanding Common Shares eligible to vote. The Company's Bylaws also provide that the proposed amendment authorizing the Acquisition requires the affirmative vote of a simple majority vote of the Outstanding Common Shares eligible to vote thereon. Therefore, the affirmative vote of the holders of at least a majority of the outstanding Common Shares is required to approve the Acquisition Agreement and the Acquisition of the Adviser, to approve the amendment to the Bylaws and to approve the amendment to the Charter to change the Company's name. The approval by Shareholders of the amendment to the Bylaws is a condition to the consummation of the Acquisition. As of the date of this Proxy Statement, Mr. Taylor beneficially owned approximately 1% of the outstanding Common Shares. See "The Special Meeting--Voting Rights." Mr. Taylor has agreed, subject to certain conditions, to vote all Common Shares owned by him in favor of the proposals.

                  PROPOSAL 1 - THE ACQUISITION

      PROPOSAL TO ACQUIRE THE COMPANY'S ADVISER IN EXCHANGE FOR UP TO 900,000 SHARES OF THE COMPANY'S COMMON STOCK AND TO BECOME A
SELF-ADMINISTERED AND SELF-MANAGED REAL ESTATE INVESTMENT TRUST

Proposal

     At the special meeting, the shareholders of the Company will be asked to approve the Acquisition whereby the Company will acquire all of the business and operations of the Adviser pursuant to a merger transaction subject to the terms and conditions set forth in the Acquisition Agreement. If the Proposal is approved and the conditions to consummation of the Acquisition are satisfied, the Adviser will merge into AAA Acquisition, Inc. (the Company's wholly owned subsidiary) which will be the surviving corporation in such merger. As a result of the merger, all outstanding common stock of the Adviser will be converted into the right to receive up to 900,000 shares of the Company's common stock
(the "Share Consideration") of which 213,260 shares will be issued upon consummation of the merger (the "Initial Shares") and up to 686,740 shares (the "Share Balance") will be issuable at the end of each of the 24 calendar quarters immediately following the date the merger is consummated (the "Closing Date") in an amount which, when added to the Share Consideration previously issued, does not exceed
9.8% of the total number of the Company's common shares outstanding after giving effect to such issuance. Based on the price of $9.17 per share (the $10.25 public offering price net of 10.5% underwriting costs, which is the price which Mr. Taylor, as sole shareholder of the Adviser, has the right to purchase shares in the Company's most recent public offering), the Initial Shares would have a value of $1,955,594 and, if all issued on the Closing Date, the total Share Consideration would have a value at $8,253,000.
The value of the consideration paid by the Company represents a substantial premium over the fair value of the identifiable net assets of the Adviser, which at December 31, 1997 had a book value of approximately $50,000. The Adviser will become the Company's wholly owned subsidiary, the Company's Omnibus Service Agreement with the Adviser will terminate, Mr. Taylor and the other executive and administrative employees of the Adviser will become full-time employees of the Company and the Company will become a self-administered and self-managed real estate investment trust whereby the Company will perform through its proprietary facilities and personnel all of its acquisition, administrative, operational and management functions.

The Company

     The Company was organized on August 17, 1993, as a Maryland business corporation and operates as a real estate investment trust ("REIT") under the federal income tax laws. The Company acquires, owns and manages a diversified portfolio of quality, frontage retail properties leased to national and regional retail tenants.
Each of the Company's properties is initially leased under a full-credit, long-term net lease, under which the tenant is responsible for the operation costs of the property, including taxes, insurance and maintenance costs. As of the date of this Proxy Statement, the Company owned a total of 14 properties and has contracted to acquire one additional property in development. The term
"development" means that acquisition of the underlying land is contracted for, the property is under lease, subject to timely completion, and construction is anticipated to commence within six months. The aggregate purchase prices of these 15 properties are approximately $22,985,000 and total scheduled annual rents on these 15 properties are approximately $2,458,000. These 15 properties produced an annual capitalization rate of approximately 10.7% based on purchase price. These 15 properties are leased to a total of 8 different tenants and are located in 7 states. The Company's properties contain an aggregate of approximately 149,000 square feet of gross leasable area. The Company's principal executive offices are located at Eight Greenway Plaza, Suite 824, Houston,
Texas 77046, and its telephone number is (713) 850-1400.

     The property under development is being developed for the Company by the Adviser through a joint venture with an unrelated party. The Company intends to continue its focus on acquiring frontage retail properties and may acquire one or more multi-structure properties leased to two or more unrelated tenants.

     Substantially all aspects of the Company's business and affairs are currently administered, under the direction of the Company's Board of Directors, by the Adviser, American Assets Advisers Realty Corporation. The Adviser provides administrative, acquisition, development, management and operational services to the Company pursuant to the Omnibus Services Agreement. The terms and conditions of the Omnibus Services Agreement are described under "The Adviser" below. Currently, the Company has only one part-time employee, Mr. H. Kerr Taylor, the Company's Chairman and Chief Executive Officer. Mr. Taylor also serves in similar capacities to the Adviser and each of its affiliates. Mr. Taylor is the sole shareholder, the principal officer and a director of the Adviser. The Company's objective is to be an efficient and competitive real estate operating company focusing on a diversified portfolio of frontage retail properties located throughout the United States.

The Adviser

     General. American Asset Advisers Realty Corporation has served as Adviser to the Company since the Company's organization in May 1994. Under the direction of the Board, the Adviser has the responsibility for the day-to-day operations of the Company, including raising capital, the investigation and identification of investment acquisitions, the negotiation of acquisitions, due diligence in investment research, property management and administrative and accounting services. The Adviser's executive officers are in the same location as those of the Company, Eight Greenway Plaza, Suite 824, Houston, Texas 77046.

     Mr. Taylor is the sole owner of the Adviser and serves as the Adviser's Chairman of the Board and Chief Executive Officer.

     American Asset Advisers Realty Corporation was organized on April 4, 1989 and since that time has been acquiring, developing, operating and managing real property for its own account and for the account of managed real estate investment programs, including the Company.

     Services to the Company. The Adviser provides services to the Company pursuant to the Omnibus Services Agreement. Under the Omnibus Services Agreement, the Adviser (including its Affiliates) is entitled to the following compensation from the Company (the "Adviser Fees"):

          a. Acquisition fees and, to the extent incurred by the Adviser, Acquisition Expenses provided that the total of such fees may not exceed six percent (6%) of the contract price of a property. Currently, the Company pays Acquisition Fees equal to four and one-half percent (4.5%) of equity capital raised by the Company and five percent (5%) of financing proceeds.

          b. To the extent provided Property management fees of up to four percent (4.0%) of the gross rental revenues of the Company's properties.

          c. To the extent such expenses are incurred by the Adviser, general administrative and overhead expense reimbursement fees. Currently, the Company pays such amounts equal to approximately six percent (6%) of the Company's gross property rental revenues.

          d. Reasonable compensation for any real estate mortgage brokerage or leasing services it may provide from time to time to the Company.

          e. A commission for substantial real estate brokerage services upon the resale or other disposition of the Company's properties not to exceed three percent (3%) of the sales price of the property. To date, the Company has not sold or otherwise disposed of any of its property investments.

     The Omnibus Services Agreement is subject to annual review by the Company's Independent Directors and may be terminated at any time upon sixty (60) days notice by either the Adviser or the Company. Irrespective of the substantial influence on the Company's Board of Directors by Mr. Taylor as both Chairman of the Board and President of the Company and sole shareholder of the Adviser, management believes that the advisory fees and other compensation paid to the Adviser are, in the aggregate, no less favorable than fees and cost reimbursements which would be paid by the Company to another third party adviser. The Board believes that no other advisory Company could provide the same level of experience and expertise as the Adviser and therefore has not actively pursued any other advisory companies or arrangements.

     For the years ended December 31, 1997 and 1996, reimbursement and fee payments to the Adviser from all sources aggregated $1,331,294 and $359,189, respectively. Other than compensation to Mr. Taylor as President of the Company, the Adviser pays all expenses, including salaries, wages, payroll taxes, costs of employee benefit plans and charges for incidental help, attributable to its own operations in connection with providing services under the Omnibus Services Agreement. The Adviser also pays its own accounting fees and related expenses, legal fees, insurance, rent, telephone, utilities and travel expenses of its officers and employees. For the years ended December 31, 1997 and 1996, the Adviser incurred general and administrative expenses of $1,409,133 and $475,143, respectively. The Adviser has not allocated these expenses between providing services under the Omnibus Services Agreement vs. the other activities of the Adviser. If the Acquisition is approved and consummated, the Company will no longer pay any of the Adviser Fees and will pay directly for the overhead necessary to provide the services that the Adviser currently provides to the Company under the Omnibus Services Agreement.

     Real Estate Development Activities. In addition to providing the administrative, acquisition and management services described above, the Adviser also conducts various real estate development activities both for its own account and for the account of others, including AmREIT Development Corp, a Texas corporation which is wholly owned by Mr. Taylor ("Development Corp"). The Adviser typically develops, pursuant to joint ventures with third-party developers and tenants, whereby the Adviser is responsible for arranging the design, construction and financing of the property which, upon completion, is leased to the tenant. Typically, the third-party developer provides construction, supervision and onsite administration of the development project. Once completed, the property is sold by the joint venturer at a price which includes the total development costs of the property and the joint venturers development fees and expenses. The Company has purchased or is under contract to purchase, a total of five properties developed by the Adviser. In each case, the purchase price paid by the Company for the property represented the joint venturer's total investment costs for the property, including the third-party's development fees and expenses. To date, the Adviser has not included a development fee in the price of these properties but was paid an acquisition fee by the Company in connection with such purchase. The Adviser has, however, informed the Company that in the future the Adviser would not charge an acquisition fee in connection with the sale to the Company of properties developed by the Adviser and that the price at which such properties are offered to the Company would include developer's profits which, depending upon the price at which the property is offered, would equal from 5% to 10% of the Adviser's cost of developing the property.

     The Adviser has developed the expertise and ability to develop properties for tenants in order to be more competitive in obtaining attractive acquisitions for the REIT and the Adviser's other affiliates. The Adviser believes that its ability to competitively construct and deliver completed properties on a timely basis will continue to be an important consideration for many actively growing and expanding retail and commercial tenants. Also, the Adviser has developed substantial experience and long-term relationships in the commercial net leased property industry, including but not limited to relationships with the Company's significant tenants and the tenants of the other AAA Partnerships. The Independent Directors believe that the Adviser's experience and relationships benefit the Company in selecting, acquiring and managing its properties, thereby providing the Company with a competitive advantage in the management and operation of its properties and in the identification and acquisition of attractive investments. At the time the Company retained the Adviser in 1994, the Company was a newly organized REIT and owned no properties. The entire growth to date of the Company's real estate investment portfolio was due to the expertise and efforts of the Adviser.

     Non-Company Related Activities. In addition to the Company, the Adviser has co- sponsored with Mr. Taylor eleven (eight (8) privately owned and three (3) publicly owned) real estate investment limited partnerships (the "AAA Partnerships") and Mr. Taylor, the sole shareholder of the Adviser, serves as individual general partner and is the sole or majority owner of the corporate general partner. In addition to services for the Company, the Adviser provides acquisition, management and administrative services to the AAA Partnerships and development and management services to AAA Net Developers, Ltd., a privately held Texas limited partnership for which Mr. Taylor and his solely owned corporation, AmREIT Development Corp, serve as general partners. Each of the AAA Partnerships has investment objectives similar to that of the Company and certain of the AAA Partnerships own properties in joint ownership with the Company. AAA Net Developers, Ltd. is in the business of developing for resale, frontage retail properties under net lease to retail tenants.

     Upon consummation of the Acquisition, if it should occur, the Company will commence to provide administrative, management, development and related services to the AAA Partnerships, AAA Net Developers, Ltd. and AmREIT Development Corp under current Adviser contracts for these services. Each of these entities is a Competitive Real Estate Venture controlled by the Stockholder. These contracts presently account for approximately $185,000 of the Adviser's total annual revenues. In general, these contracts are subject to cancellation upon no more than 60 days prior written notice by either party and certain provisions and conditions of each contract, including those relating to compensation, expense reimbursement and indemnification and liability, are subject to limitations under the respective contractee's charter documents. Following consummation of the Acquisition, the Company also intends to enter into personnel and/or facilities sharing arrangements with one or more of these entities, whereby each party pays its proportionate share of the cost of jointly used personnel and/or facilities. Also, as discussed under "Comparative Real Estate Ventures", under the Acquisition Agreement the Stockholder must cause any other Competitive Real Estate Venture over which he may exert control, at the election of the Company and subject to the approval of the Independent Directors, to contract with the Company for certain administrative and management services and functions. The Company's ability to continue these contractual arrangements or to enter into such contractual arrangements in the future, or to realize income therefrom, may be significantly limited under current and possible future changes to the REIT Rules. See "Risk Factors - Possible Federal Tax Legislation" and "Material Federal Income Tax Consequences" below.

     Because of the Stockholder's proprietary interests in and control of, these Competitive Real Estate Ventures, significant conflicts of interest exist between the Stockholder and the Company in establishing and maintaining such contractual arrangements. These conflicts of interest include divergent interests in connection with compensation, performance standards and in the Allocation of costs and the monitoring of performance compliance. To limit these conflicts of interest, the Stockholder must, as a condition to the Adviser Acquisition, agree to limit his activities in connection with existing Competitive Real Estate Ventures and restrict his future participation in such ventures. See "Competitive Real Estate Ventures" below.

     The Adviser also develops frontage retail properties both directly and through joint ventures with unrelated developers. The cost of developing properties, including development fees and development cost reimbursements charged by the Adviser, are substantially below the market price for the completed properties which would be paid for such properties if they were developed and sold by unrelated third parties. Mr. Taylor believes that the Adviser's ability to provide development services in the turnkey development of properties for third-party tenants is an important consideration in the Company's ability to obtain attractive real estate investments. The Adviser commenced its development activities in 1996 and for the year ended 1997, the Adviser has developed or has under contract for development, a total of 15 properties, 6 of which have been sold or are under contract for sale to the Company and 3 of which have been sold or are under contract for sale to other persons. In connection with properties it developed and has sold to the Company, the Adviser has charged an Acquisition Fee but has not charged a development fee. The Adviser has historically developed properties for third parties. Following the Acquisition, should it occur, the Adviser may provide services to third parties in connection with the development of real property.

Risk Factors

     The shareholders should consider carefully the specific risk considerations set forth below as well as the other information contained in this Proxy Statement in evaluating the potential advantages, disadvantages, terms and conditions of the Acquisition.

     Conflicts of Interests With Mr. Taylor. The Acquisition was initiated and structured by Mr. Taylor, who is the Chief Executive Officer and the sole owner of the Adviser. Mr. Taylor is also the Chairman of the Board, Chief Executive Officer and a shareholder of the Company. No independent representatives have been retained to negotiate the terms of the Acquisition on behalf of the Company. The interests of Mr. Taylor differ from the interests of the shareholders as a result of his significant ownership of Company stock and the benefits which he will realize as a result of the Adviser Acquisition, should it be consummated, including the benefits of the Share Consideration, the Registration Rights Agreement regarding such shares. and his long-term employment contract with the Company. As a result of these interests and potential benefits, there is an incentive to Mr. Taylor to place the interests of the Adviser over those of the Company shareholders.

     Significant Influence of Mr. Taylor. As of December 31, 1997, Mr. Taylor beneficially owned approximately 1% of the issued and outstanding Common Shares of the Company. As a result, Mr. Taylor currently controls approximately 1% of the vote on matters submitted for action by the Company's shareholders, including the Acquisition. Upon consummation of the Acquisition, Mr. Taylor's ownership could increase from approximately 1% to approximately 11%, if no other shareholders or third parties subscribe for Common Shares and none of the Deferred Shares are issued. Under the Company's Articles of Incorporation, no other shareholder may hold more than 9.8% of the shares of the Company, unless such restriction is waived by the Board. As a result of the Acquisition, should it be consummated, Mr. Taylor could initially own as much as 11% of the Company's Common Shares, and in connection with its approval of the Acquisition, the Board has waived the 9.8% limitation as to Mr. Taylor. As the owner of up to 11% of the outstanding Common Shares, Mr. Taylor would be in a position to exercise even greater control or significant influence over the affairs of the Company. See "Employment of Mr. Taylor" and "Common Stock Ownership Before and after the Acquisition."

     After the Acquisition, certain potential conflicts of interests will exist between the Company and Mr. Taylor regarding Mr. Taylor's continuing affiliated business interests separate from the Company, including his continued ownership of AmREIT Development Corp and each of the corporate General Partners of the AAA Partnerships (the "AAA General Partners"). In order to limit and eliminate such conflicts of interest, Mr. Taylor will be subject to certain anti-competitive covenants and will be required to cause his affiliates to enter into certain contractual relationships with the Company. See "Competitive Real Estate Ventures."

     Risks in Valuation. In determining the value of the Adviser, Mr. Taylor and the Adviser's management considered the Adviser's capitalized annualized net income as of December 31, 1997 and the capitalized financial benefits forecasted to result to the Company from the Acquisition following the Closing Date. The value of the Adviser so determined by the Adviser's management does not, and is not intended to, reflect what Mr. Taylor could obtain in an actual sale of the Adviser. Different valuation methodologies may have resulted in higher or lower values for the Adviser. Mr. Taylor did not obtain a third party valuation of the projected net operating income anticipated to be received by the Adviser. Therefore, no assurance can be given that the value of the Common Shares being issued to Mr. Taylor will not be greater than the value of the operations being merged. See "Description of the Acquisition Agreement - Consideration and Payment."

     Interests of Mr. Taylor in The Acquisition. The Acquisition, if consummated, will result in the following benefits to Mr. Taylor as the principal of the Adviser:

          Additional Issuance of Stock. Mr. Taylor will receive the Share Consideration which consists of 213,260 Initial Shares issued on the closing date and the right to receive the Share Balance of 686,740 shares. As a result, Mr. Taylor is expected to retain ownership of the Company's shares representing approximately 9.8% of the total outstanding shares over a period of up to six years following the closing date or, if sooner, at such time as equity investment in the Company from sources other than Mr. Taylor, pursuant to the Acquisition, increases by approximately $60,000,000. See "Common Stock Ownership Before and After the Acquisition."

          Employment Agreements. Mr. Taylor will enter into an employment agreement with the Company. Previously, Mr. Taylor was employed by the Company without any written employment agreement. The employment agreement provides for significant cash and non-cash benefits that differ from and are in general more beneficial to Mr. Taylor than his current employment arrangements with the Company, the Adviser and the Company's Affiliates. See "Employment of Mr. Taylor."

     Value of Share Consideration Substantially Exceeds Value of Net Assets Acquired. Share Consideration is substantially higher than the value of Adviser's identifiable Net Assets. The value of the Share Consideration substantially exceeds the value of the Adviser's identifiable Net Assets, which are estimated to be $50,000. The Company will acquire the Adviser in exchange for up to 900,000 Common Shares valued at approximately $9,225,000, based on a price of $10.25 per share, $7,039,085 of which consists of the Share Balance, the issuance of which is conditional upon future growth in equity capital investment in the Company. Accordingly, the Share Consideration represents a substantial premium in price paid for the Adviser's identifiable Assets. See "Recommendation of the Independent Directors."

     Risks Associated With the Adviser Activities. The following risks to the Company associated with the activities of the Adviser to be acquired in the Acquisition and continued thereafter.

   o Increased fixed overhead expenses resulting from engagement of additional personnel and expansion of development activities. Company's ability to cover expanded overhead may be impaired if Company's expected growth in capital is not realized or realized at a slower rate and development/acquisition activities contract.

   o Exposure to risks involved in real estate development activities, including risks of litigation by third-party contractors, claims based on alleged failure to perform services properly.
          Risk that the Company will not be able to capitalize qualifying acquisition and development costs and to be able to match the occurrence of costs associated with the acquisition or development of properties with revenues generated by such properties.

   o Risk that there is no assurance that the cost to the Company of providing for its acquisition, development and management functions internally will not exceed the fees which would otherwise be payable to the Adviser or to another outside adviser.

   o Risk that the Company will not realize sufficient economies of scale by internalizing its acquisition, development and management functions.

     See "The Adviser," "The Company" and "Material Federal Income Tax Consequences."

     Risks That the Company May Not Realize Significant Potential Benefits. The Company will realize certain benefits from the Adviser Acquisition only if the Advisers' contracts to provide administrative, management, acquisition and/or development services to the AAA Partnerships and AAA Net Developers, Ltd. continue after consummation of the Acquisition. Each of these contracts are subject to cancellation by the consumer partnership on not less than sixty (60) days prior notice. While Mr. Taylor, as controlling person of the respective AAA General Partner, intends to cause these respective general partners to continue their respective partnership's contracts indefinitely following the Acquisition, there is no assurance that he will be able to do so. For example, events may arise where one or more of these general partners is required to terminate its partnership's contract (for example, where the limited partners by a majority vote elect to terminate a contract pursuant to their right to do so under the partnership agreement). Also, gross income resulting from these contracts will not count towards satisfying the income tests for REIT qualification under the Code and the Company could face terminating one or more contracts in order to continue to qualify as a REIT. See "Material Federal Income Tax Consequences - Income Tests" and "- Failure to Qualify as a REIT."

     Possible Federal Tax Legislation. The President's 1998 fiscal year budget released on February 2, 1998 contains certain proposals relating to the federal income taxation of REITs which, if enacted in the form proposed, could severely restrict and could eliminate entirely certain benefits the Company expects to receive from the Adviser Acquisition. The Company intends to provide services to the AAA partnerships and to other persons after the Acquisition. See "The Adviser - Non-Company Related Services." Income generated from these activities would not qualify as permissible income for the purposes of the 95% and 75% income tests. Under current law, if the gross income realized from these activities would not permit the Company to satisfy the requirements of the 95% gross income test, the Company could cancel these service contracts and require Mr. Taylor to cause these affiliated entities to contract for these services and functions with a corporation of which the Company holds non-voting equity securities entitling it to all or substantially all of the net after tax income resulting from these activities. Such income received by the Company through dividends would qualify for the 95% income test. Current federal income tax law, in general, does not restrict the percent of a class of an issuer's non-voting securities a REIT may own. Thus, under current law, through the retention of such non-voting stock, the Company could retain most, if not all, of the income net of corporate income tax, generated by non-REIT business activities. Current law does, however, provide that such non-REIT subsidiary cannot represent more than 5% of the Company's assets. It is not anticipated that this limitation will be exceeded. Under the Administration's proposal, these provisions would be amended to prohibit a REIT from owning more than 10% of the value of all classes of securities of an issuer. Also, on March 27, 1998, Bill H.R.3558 was introduced in committee in the House of Representatives. This Bill, if passed into law as currently written, would severely restrict the ability of "stapled" real estate investment trusts, as defined in the Bill, from realizing benefits from services and activities conducted by certain non-REIT qualified subsidiaries in which they have an interest. See discussion under "Material Federal Income Tax Consequences - Qualified REIT Subsidiaries" below. It does not appear that H.R. 3558 if adopted into law in its present form would have a material adverse effect on the Company. If the Administration's Proposal is adopted or H.R. 3558 is amended so as to apply to the Company and adopted, or if a similar proposal is adopted and applicable to the Company's investments in non-REIT subsidiaries, this avenue of investment would be restricted and/or eliminated entirely. See "Material Federal Income Tax Consequences."

     Impact of Acquisition on The Company's Financial Position. To date the Company has incurred fees for necessary acquisition, development, administrative, management and advisory related services provided by the Adviser and its Affiliates under the Omnibus Services Agreement. After completion of the Acquisition, the Company will no longer pay fees for the acquisition or development of its properties or for its administration or management of its properties. Instead, it will directly incur all costs for the personnel and facilities required to perform its property acquisition, development administration, and management functions. The Company will also directly incur all future increases in administration and management costs that currently are borne by the Adviser. The fees paid by the Company for services for the nine months ended September 30, 1997, and the years ended
December 31, 1996 and 1995, were approximately $1,003,800, $359,200 and $297,200 respectively. The Independent Directors believe that the Company will have sufficient size to realize economies of scale by internalizing its administrative, management and property development functions as proposed by the Acquisition. Moreover, since it would have sufficient depth of its management and personnel the Independent Directors believe that the Company will be able to acquire, develop and manage additional real estate assets without a significant increase in personnel or other costs.
Also, through the Affiliate Agreements, the Company will be able to share certain of its costs for personnel and facilities with certain affiliates of Mr. Taylor. As a result of the Acquisition, the Company will obtain all or a significant portion of its future property acquisitions on attractive terms and conditions. In addition, as a result of the Acquisition, the Company will capitalize qualifying acquisition and development costs. However, no assurance can be given that the cost to the Company of providing such services internally will not exceed the fees payable to the Adviser and its Affiliates under the current Omnibus Services
Agreement. By internalizing its development and acquisition functions, the Company will be able to match the incurrence of costs associated with the acquisition or development of properties with the revenue generated by these properties. With this synergistic relationship with AmREIT Development Corp and the other Taylor Affiliates, both Mr. Taylor and the Independent Directors believe that the Company will realize the benefits of self-administration and management immediately upon consummation of the Acquisition. See Index to Financial Information."

Common Stock Ownership Before and After the Acquisition

     The following table presents information regarding the beneficial ownership of the Common Stock by the Directors and executive officers of the Company, including Mr. Taylor, as of April 14, 1998, and on a pro forma basis, assuming all the Share Consideration is paid. As of April 14, 1998 there were 2,027,143 shares of Common Stock outstanding. If and when all of the Share Consideration is issued, there would be outstanding, on a pro forma basis, at least 9,183,673 shares of Common Stock.


                                                                           Maximum No. of Shares
                       Current No. of Shares     Maximum No. of Shares       Beneficially Owned
                         Beneficially Owned        Beneficially Owned       Upon Full Payment of
Name of Beneficial        at April 14, 1998      as of the Closing Date      Share Consideration
     Owner                  (% of Class)            (% of Class) (1)           (% of Class) (2)

H. Kerr Taylor
(Chairman and CEO)        20,201   (1.08%)         233,461  (11.18%)          920,201   (10.02%)

Timothy W. Kelley (Vice
President-Operations            ---                      ---                          ---

L. Lawrence Mangum (Vice
President-Financial)            ---                      ---                          ---

George A. McCanse, Jr.
(Director)                   770   (0.03%)            770   (<0.01%)             770    (<0.01%)

Robert C. Cartwright, Jr.
(Director)                 2,005   (0.07%)          2,005   (<0.01%)            2,005   (<0.01%)


(1)  Based on 2,027,143 shares outstanding on April 14, 1998 and
     213,260 shares to be issued on the closing date. Assumes no additional shares issued by the Company between April 14, 1998 and the Closing Date.

(2) Based on a total of 9,183,673 shares outstanding, which amount assumes the issuance of an additional 6,408,673 shares, the minimum necessary number of shares necessary for the payment of the Share Balance.

_______________________

Reasons for Self-Administration; Background and General Information

     Both the Adviser and the Independent Directors believe that for the Company to compete with its larger and more established competitors it is essential that the Company become a self- managed REIT. As a self-managed REIT, the Company would internally conduct its own administrative, investment identification, selection, acquisition and property management functions and would no longer depend on external advisers for these functions. Practically all of the Company's major competitors are self-managed REITs and most, to some extent, have the ability to develop their own property investments. An increasing number of these competitors have established or are establishing the ability to provide potential tenants with complete "turnkey" development services, including site identification and acquisition, project design and implementation, construction supervision and construction and permanent financing, including sale leaseback capabilities. Management believes that the ability to offer such complete "turnkey" property development to prospective tenants offers such REITs substantial competitive advantages and therefore, in order to successfully compete with such REITs, management believes it is essential that the REIT be able to offer such capabilities.

     It is difficult to quantify the advantage of a self-management structure. Management believes that REITs that depend on external advisers for their key functions are generally penalized in the marketplace in that the prices of the securities of such REITs are discounted to varying degrees in the public securities markets. Many investment analysts familiar with the public markets for real estate debt and equity securities have expressed a strong preference for self-managed REITs. These analysts point out that the securities of externally managed REITs generally trade at prices reflecting a demand by the market for higher yields of dividends or interest (and thus discounted prices) over securities of otherwise comparable self-managed REITs. As a basis for their preference for self-managed REITs, investment analysts cite a number of factors, including conflicts of interest between externally-managed REITs and their external advisers regarding the advisers' other business interests, duties and responsibilities, including the advising and management of competing real estate ventures. Moreover, external advisers are typically paid compensation based on the REIT's total assets or total revenues irrespective of the quality of, or yield on the REIT's investments. Also, key personnel providing services to the REIT are generally the employees of the Adviser and as such have no continued obligations to serve the REIT in the event the advisory contract is terminated. Finally, at some point, the REIT will reach a level of assets and revenues where the costs of contracting for external administration, acquisition and property management services will exceed the costs of internally providing those functions.

     By becoming self-managing as a result of the Acquisition, each of these factors will be entirely or substantially mitigated.
Also, management believes that control over costs and timing of real property investments gained by the ability to internally acquire and develop properties will greatly facilitate the Company's future growth. Management believes that with the ability to internally develop and acquire properties, it will be able to acquire properties at more attractive prices. Management believes that if the Adviser is not acquired, the Company's costs for acquiring and managing its properties would exceed the value of the Share Consideration to be paid to the Adviser.

     The Independent Directors concur with management in this regard and believe that by acquiring the Adviser and establishing an internal management team, the interests of the current Adviser staff upon which the Company depends will be better aligned with the interests of the Company's stockholders and the conflicts of interest between Mr. Taylor and the Company will be mitigated.
Also, the Independent Directors believe that by becoming self-managed, the Company will be in a better position to raise capital in the public markets.

     Based on these reasons, the Independent Directors have determined that it is in the best interests of the Company to acquire the Adviser on the terms and conditions of the Adviser Acquisition. The Independent Directors were chosen to consider and evaluate the advantages of becoming self-managed and to the Acquisition of the Adviser because the Independent Directors are not affiliated with Mr. Taylor, the Adviser or any other person or entity which provides services to or has any material dealings with the Company.

     The Independent Directors were compensated for their time and efforts in evaluating the Adviser Acquisition proposal at the rate of $5,000 plus $1000 for each meeting attended.

Deliberations Of The Independent Directors

     In early 1997, Mr. Taylor began to explore equitable and practical circumstances under which he could offer to transfer to the Company the Adviser's Company-Specific acquisition, management and administrative functions to enable the Company to become a self-managed REIT. Mr. Taylor believed it to be in the Company's best interests to implement a self-management structure. His belief was based in part on his observations and those of various financial advisers and potential underwriters that, in general, the financial markets penalized externally managed REIT's because their securities typically trade at higher yields (and thus lower prices) than the securities of comparable self-managed REITs. Also, Mr. Taylor believed Underwriters, money managers and institutional investors generally prefer self- managed REITs because of the unity of purpose, and the absence of conflicts of interest, between management and shareholders in a self-managed REIT and the efficiency of self-management by reason of direct control over of investment acquisition and management functions. Also, self-managed REITs should be able to retain, for the benefit of their shareholders at least in significant part any profits resulting from fees paid to external advisers. Mr. Taylor believed that, by becoming self-managed, the Company could more quickly grow by more easily and timely attracting additional investment capital. By directly controlling its costs for acquisition and management the Company would be positioned to reduce its costs for these functions, thereby increasing shareholder value. To examine the possible effects of self- management on the Company's performance, the Adviser's staff was directed to prepare various operational scenarios and internal forecasts and projections reflecting the Company's performance as a self-managed REIT under various growth and operational scenarios.

     Based on his analysis, Mr. Taylor was convinced that the REIT, even at its relatively small size, could efficiently and cost effectively become self-managed, if it acquired necessary facilities and personnel from the Adviser for voting stock, rather than cash. Mr. Taylor noted that most REITs which were organized with an external management structure and later became self-managed did so after reaching a significant asset base, in general about $70 million. Mr. Taylor noted disadvantages in this typical REIT industry pattern. As most adviser fees are compensation and revenue based, as these REITs grow in size, the fees payable to the adviser increase substantially. Thus, during the growth process, not only does the REIT incur adviser fees at accelerated rates but, when the adviser is acquired, the price paid is typically based on a multiple of fee income at the time of acquisition. Mr. Taylor believed that it would be in the best interest of the Company if it could become self-managed as early as possible and thereby (i) end the payment of fees for acquisition and management services; (ii) pay a price for the adviser based on then current adviser income levels; and (iii) sooner obtain direct control over the costs and expenses of its vital administration and management functions, thereby achieving costs and efficiencies from operations sooner.

     During March and April of 1997, Mr. Taylor informally conferred with the Independent Directors regarding their general impressions regarding the Company's adoption of a self-management structure through the purchase from the Adviser's Company-specific facilities and personnel. It was determined that because they were the Company's only directors not affiliated with either Mr. Taylor or the Adviser, Messrs. Cartwright and McCanse, the Independent Directors, would be responsible for approving the Acquisition on behalf of the Board of Directors of the Company. Based on these informal discussions with the Independent Directors, Mr. Taylor concluded that the Independent Directors would be receptive to a plan for the Company to become self-managed.

     On July 12, 1997, Mr. Taylor presented to the Independent Directors an informal proposal, whereby the Company would acquire the Company-specific employees and facilities of the Adviser for approximately 400,000 shares of the Company's common stock, all of which would be issued on the closing of the transaction. The function to be transferred did not include the Adviser's commercial real estate and mortgage brokerage and leasing brokerage operations and non-Company related administration and management functions. Also excluded were any of the Adviser's development functions.
Upon receipt of the offer, the Board approved the engagement of Mr. Lange as legal counsel to represent the Independent Directors. After considering the proposal and conferring with Mr. Taylor, the Independent Directors communicated their general interest in the Company's acquisition of the Adviser but only if essentially all of the Adviser's business activities were acquired and the significant employees of the Adviser, including Mr. Taylor, became full-time employees of the Company. The Independent Directors requested that Mr. Taylor prepare a proposal within these guidelines and provide further information, including current financial information, forecasts and projections supporting his proposal. At the request of the Independent Directors, the Board also approved the engagement of Bishop-Crown as financial adviser to the Independent Directors.

     On July 14, 1997, Mr. Taylor presented a revised proposal to the Board of Directors whereby the Company would acquire all of the Adviser's functions except its non-company related development activities. The price offered for the Adviser was up to 947,000 shares of the Company's common stock, approximately 400,000 shares of which would be issued upon closing and up to 545,000 shares of which would be payable over an 84 month period following the closing date, subject to growth of the Company's real estate assets from $100 million to $500 million during that period. Following the meeting, the Independent Directors conferred with Mr. Lange and Mr. Heilbron regarding the proposal. Mr. Taylor based the price for the Adviser offered on the Adviser's revenues, net income and earnings before interest, taxes, depreciation and amortization ("EBITDA") as annualized as of June 30, 1997. Because the Adviser's business was growing at accelerated rates, Mr. Taylor stated that the price would be subject to adjustment based on the Adviser's annualized performance as of September 30, 1997, as those results became available. The Independent Directors informed Mr. Taylor that they believed that the Acquisition should include Mr. Taylor's other real estate-related interests because their concern over conflicts of interest between the Company and Mr. Taylor. The Independent Directors also expressed concern regarding the dilution to the Company shareholders resulting from the terms of payment of the shares both in terms of decrease in percentage ownership (and increase in percentage ownership of Mr. Taylor) and decrease in book value per share. Mr. Taylor then withdrew the proposal.

     Thereafter, additional exchanges of information and discussions took place between the Independent Directors and Mr. Taylor regarding possible structures and terms and conditions for the Company's acquisition of the Adviser. During this period, the Independent Directors consulted Mr. Lange and Mr. Heilbron of Bishop-Crown regarding these matters.

     On August 9, 1997, Mr. Taylor submitted a revised proposal to the Independent Directors whereby the Company would acquire all business activities of the Adviser, including the Adviser's non-Company development and management functions and its commercial real estate, loan and leasing brokerage functions, and commercial real estate loan and brokerage, in exchange for up to 1,096,422 shares of the Company's common stock. The Company would issue
500,008 shares upon closing and up to 588,000 shares would be issuable over the following 84 month period subject to the Company's FFO per share and dividends meeting certain inflation index criteria. The Independent Directors conferred with Mr.
Heilbron and Mr. Lange and requested and received additional information from Mr. Taylor and the other officers of the Adviser.
In late August, the Independent Directors communicated their continued concern that the issuance of a large percentage of the share consideration upon closing would cause unacceptable dilution to the Company's shareholders. Also, the Independent Directors were concerned as to the interpretation and effectiveness of the conditions as proposed for the issuance of the deferred portion of the share consideration. The Independent Directors communicated to Mr. Taylor that they would be more receptive to terms whereby the share consideration is paid by the Company if and when the Company realized substantial benefits from the acquisition. This structure was appealing in that it would require the Company to incur the cost of the additional share issuance (and the dilution to shareholders resulting therefrom) only if and when the Company received substantial benefits. The Independent Directors believed this structure would not only confirm the value of the Adviser but also allow the Company to more closely time its payment for the Adviser to its receipt of benefits therefrom.

     For the remainder of August to November 25, 1997, Mr. Taylor reviewed updated financial information of the Adviser and the Company, updated financial forecasts and pro forma operating statements based thereon, and reconsidered the structure of the Adviser Acquisition. During this time, the Independent Directors further considered the proposal and conferred with Mr. Lange and Bishop-Crown. In November 1997, the Board authorized the engagement of Deloitte & Touche, LLP to review and consult with the Independent Directors and Mr. Taylor regarding the tax consequences of various structures for the Company's acquisition of the Adviser.

     In early November, at the request of the Independent
Directors, the Board authorized the engagement of Houlihan Lokey
Howard & Zukin Financial Advisors, Inc. to render their opinion to the Independent Directors of the valuation of the Adviser.
Thereafter, Houlihan commenced compiling information and data concerning the Adviser.

     On November 24, 1997, the Board of Directors met to consider revisions to the August 9th proposal by Mr. Taylor whereby the Adviser would be acquired by the Company pursuant to a statutory merger with the Company's wholly-owned subsidiary. The acquisition price would be up to 1,030,094 shares of common stock, comprised of 213,260 initial shares and up to 816,834 shares issuable quarterly thereafter, but only to the extent such issuance would not, when added to all shares previously issued in connection with the acquisition, exceed 9.8% of the outstanding common stock, after giving effect to such issuance. The deferred shares would be subject to issuance indefinitely at such time, if any, as the conditions for issuance were met. As part of the transaction, Mr. Taylor proposed to also transfer with the Adviser, AmREIT Development Corp. Attending the meeting were representatives of Bishop-Crown and Houlihan. The Independent Directors discussed the revisions to the proposal with Mr. Lange and their financial advisers. The Independent Directors informed Mr. Taylor that the proposed structure of the acquisition would be acceptable overall if the time during which the deferred portion of the share consideration could be issued was limited to 84 months and if, as part of the transaction, Mr. Taylor agreed to specific terms and conditions of employment for at least a 2-year period.

     On December 31, 1997, the Board of Directors held a telephonic meeting to consider Mr. Taylor's revised written proposal dated December 23, 1997. This proposal for the Adviser Acquisition was essentially the same as last proposed, except that the total consideration to be paid for the adviser would be limited to 900,000 shares, a deferred portion of which would be payable, if at all, within the 72 month period following the closing date of the acquisition. Also, the Adviser transaction would not include transfer of AmREIT Development Corp. because of potential adverse tax consequences to the Company. Included with the proposal were the terms and conditions of Mr. Taylor's employment for the initial 24 months following the closing date whereby Mr. Taylor would be the exclusive employee of the Company and be entitled to annual base salary of $25,000 the first year and $30,000 the second year and additional incentive compensation if and when awarded by the Independent Directors, in their sole discretion. The terms of Mr. Taylor's employment would limit his outside activities to those approved by the Board, from time to time, and would require him to cause his controlled affiliates to enter into the affiliate contracts as described elsewhere in this proxy statement.
Attending the meeting by telephone was Mr. Lange. Prior to the meeting, Houlihan had delivered their opinion dated December 16, 1997 and their report setting forth their opinion as to the value of the Adviser. Also, prior to the meeting, Bishop-Crown rendered its oral opinion that the acquisition, on the terms and conditions proposed by Mr. Taylor would be fair to the Company and to its shareholders (other than Mr. Taylor) from a financial point-of-view. After consideration of the revised proposal and these opinions, the Independent Directors approved the Company's acquisition of the Adviser under the terms and conditions stated in Mr. Taylor's revised proposal subject to their review of the substantive merger agreement and related agreements and their receipt of written opinions from their financial advisers and Deloitte & Touche regarding certain material federal income tax consequences of the transaction.

     During their deliberations, the Independent Directors also considered the following alternatives to the Acquisition:
Renegotiation of the Omnibus Services Agreement; Termination of the Adviser and the internal creation of a self-management structure; Acquisition of another outside adviser; and Continuing the Omnibus Services Agreement and reconsideration of acquiring the adviser at a later date. After considering each of these alternatives, the Independent Directors determined that none was as favorable to the Company and its shareholders as the Acquisition.

     Renegotiation of the Omnibus Services Agreement, if successful, could provide for reduced future service fees but would not accomplish the Company's goals of self-management, the elimination of conflicts of interest between the Adviser and the Company and the alignment of management's interests with those of the Company. Moreover, based on discussions with Mr. Taylor, the Independent Directors concluded that it was unlikely that the Omnibus Services Agreement could be successfully renegotiated at this time in light of the relative small size of the Company's current investment portfolio and the absence of economies of scale based thereon. Also, the Independent Directors determined that renegotiation was unlikely to be successful because of the Adviser's unique experience and existing relationships with the Company's tenants and potential development partners. All of these factors significantly reduced the Company's ability to negotiate advisory service price concessions.

     Under the Omnibus Services Agreement, either party has the option to extend the Agreement for one-year periods by mutual consent. The Omnibus Services Agreement may be terminated without cause by either party upon no more than 60 days prior written notice. However, termination would cause a significant disruption of the Company's affairs and, it is unlikely that the Company could retain key personnel of the Adviser. The Independent Directors determined that the internal creation of a management structure by terminating the Adviser and hiring of key personnel of the Adviser was not feasible because the Adviser's management indicated their unwillingness to work for the Company except in the event of the Acquisition. Also, the Independent Directors determined that hiring new management is an undesirable alternative because of the difficulty of identifying and employing the experienced management professionals with comparable expertise and professional relationships as the management of the Adviser. Also weighing against the internal creation of a self-management structure is the expected lead time necessary to identify, interview and consider qualified personnel to fill key management positions. Compounding this process are the uncertainties in hiring and integrating new personnel into a new and evolving management culture where personnel are inexperienced with each other and the Company's business. The Independent Directors also believe that in order to induce experienced personnel to join the Company at its current size, the Company would likely be required to provide such persons at the top executive levels significant equity participations through the grants of options and/or stock in order to provide performance incentives and alignment of purpose with key management personnel. Thus, termination of the Omnibus Services Agreement would prevent the Company from continuing to benefit from the experience and expertise of current Adviser management and would require the Company to identify and engage new management professionals who may not have comparable experience and relationships with the Company's existing or potential tenants.

     The Independent Directors rejected the alternative of acquiring another adviser for similar reasons. The Independent Directors noted that the acquisition of an unrelated adviser would, as with the Acquisition, allow the Company to acquire an in-place management team with at least some identifiable experience and operating history. However, Independent Directors rejected this approach because of uncertainties as to such unrelated advisers' ability to manage the Company's existing asset portfolio and because the acquisition of a successful unrelated adviser would also require a significant, dilutive issuance of equity ownership in the Company in order to assure continuation of the in-place management and to align in place management's interests with those of the Company. Also , the Independent Directors believe that no other advisory company could provide the same level of experienced expertise and attention to the Company and its affairs as the Adviser, and therefore did not actively pursue other advisory companies.

     The Independent Directors determined that operating under the existing Omnibus Services Agreement with the intention of reconsidering the acquisition of the Adviser at a future date was an unfavorable alternative in that the delay would increase the cost of the company associated with the advisory services, would defer unnecessarily the elimination of conflicts of interest and alignment of management's interests and would delay the benefits from establishing a self-management structure, which the Independent Directors believe would significantly facilitate the Company's ability to grow through public equity investments. Also, the Independent Directors expected that the price and/or terms of an acquisition of the Adviser in the future would be less favorable than those of the Acquisition.

     On December 31, 1997, the Independent Directors voted to approve the Adviser Acquisition under the terms and conditions set forth in the Acquisition Agreement attached hereto as Annex A. Also, on December 31, 1997, the Board of Directors, the basis of the approval of the Independent Directors, the Houlihan valuation opinion and the Bishop-Crown fairness opinion, approved the Acquisition and the Acquisition Agreement (with Mr. Taylor abstaining).

Recommendation of the Independent Directors

     In reaching its determination that the proposed Adviser
Acquisition is in the best interests of the Company and its shareholders, the Independent Directors considered, without assigning relative weights of importance to, the following factors, each of which the Independent Directors found weigh in favor of the Adviser Acquisition:

     * The ability of the Company to position itself to successfully compete with the larger and more established REITs by becoming a self-managed REIT capable of acquiring, developing and managing its own property investments and administering its own affairs;

     * The belief of the Independent Directors that the structure of the Adviser Acquisition, including the deferred, conditional payment of the Share Balance and the anticipated availability of revenues from ongoing third-party services to partially offset the Company's increased general and administrative costs will allow the Company to support and receive the benefits of self-management status at its current asset size;

     * As a self-managed REIT, the Company will be better positioned to attract additional capital investment in the financial markets pursuant to which it can effect asset growth.

     * Under the Acquisition Agreement, the Company will pay the Share Balance only if and when it achieves minimum capital growth during the 72-month Share Balance period and during such period of growth, if any, the Company will not pay external acquisition and property management fees.

     * The belief of the Independent Directors that the Company's ability to develop its real property investments "in-house" from site selection to sale leaseback financing will allow the Company to acquire its property investment at higher yields than it might otherwise be available from third-parties and will attract and allow the Company to maintain long-term relationships with key regional and national tenants;

     *    The ability to engage, as a result of the Adviser
          Acquisition, experienced and capable employees and personnel who have specific experience with the Company's properties and property management procedures and have long-standing relationships with the tenants of the Company;

     * The anti-competitive covenants and requirements of the Acquisition Agreement which require Mr. Taylor to devote substantially all of his time to the Company, require Mr. Taylor to cause his other real estate affiliates to enter into continuing contractual relationships with the Company and limit Mr. Taylor's compensation from non-Company sources, essentially mitigate all conflicts of interest between Mr. Taylor and the Company relating to Mr. Taylor's other real estate interests;

     * The belief of the Independent Directors that Mr. Taylor's substantial stock ownership in the Company resulting from the Adviser Acquisition and the limitations on his outside real estate related business activities will align Mr. Taylor's interests with those of the Company and cause Mr. Taylor to look to the long-term success of the Company for both his ongoing compensation and the value of his investment in the Company's common shares;

     * The belief of the Independent Directors that the Adviser Acquisition structure will enable the Company to sooner experience the benefits of self-management of development, management and retaining for itself any profit differential between the costs of providing its own acquisition, development, management and administrative functions and the price charged for such services by an external adviser;

     * The belief of the Independent Directors that a self-management structure will make the Company more attractive to analysts and institutional investors, allow the Company's stock, when and if traded on a public market, to trade at lower yields (and thus higher prices) than would otherwise be obtainable by the Company if it remained externally managed and thereby allowing the Company to more efficiently attract equity and debt investment and create greater shareholder wealth in terms of market values for its securities;

     * The opportunity through the Adviser Acquisition to orderly move from an externally managed structure to a self-management structure without loss or displacement of personnel currently providing acquisition, development, management and administrative services to the Company, without a change in office facilities and without delays in timing, the occurrence of any of which would, in the belief of the Independent Directors, cause significant disruption in the Company's affairs and ultimately lead to greater cost in achieving self-management status;

     * The structure of the Adviser Acquisition whereby the Company will incur the costs of the deferred Share Consideration if and only to the extent the Company achieves the prescribed growth in equity capital during the 72-month deferred payment period which structure, to a significant extent, requires the Company to pay a significant portion of the Share Consideration only if and to the extent the Company experiences a growth in assets and is actually relieved from the payment of substantial acquisition, management and administrative fees which would otherwise be payable to the Adviser.

     In reaching its determination that the Adviser Acquisition is in the best interests of the Company and its shareholders, the Independent Directors also considered, without assigning relative weights to, the following factors, each of which the Independent Directors believes weigh against the merger proposal. The Independent Directors believe that the total weight of each of the following factors is significantly outweighed, in total, by the positive factors discussed above:

     * The risk that the financial performance of the Company as a whole and the per share financial performance of the Company with respect to income, funds from operations and earnings before interest, taxes and amortization ("EBITDA") will not increase (or may decrease) following the Adviser Acquisition and the issuance of the Share Consideration, although the Independent Directors believe that the structure of the Acquisition, including the terms and conditions for the Share Balance and the anticipated growth of the Company greatly reduce the significance of this risk;

     * The risk that, while greatly reduced under the terms of the Adviser Acquisition, the conflicts of interest between Mr. Taylor and the Company will not be completely mitigated and that potential conflicts of interest may arise between the Company and Mr. Taylor and/or his affiliated real estate interests in the future;

     * The risk that the conclusions of the Independent Directors as to the value of the Adviser are inaccurate and that the overall financial benefits to the Company resulting from the Adviser Acquisition will be less than anticipated or, by operation of federal income tax or other regulatory restrictions on the Company's operations, the Company is unable to fully benefit from one or more aspects of the Adviser's ongoing business operations;

     * The risk that the value of the Share Consideration substantially exceeds the value of the Adviser's identifiable net assets.

     In reaching their conclusion that the consideration to be paid for the Adviser is fair, from a financial point of view, to the Company and its shareholders (other than Mr. Taylor), the Independent Directors, without assigning relative weights to, considered the following factors:

          o the terms and conditions of the Acquisition, including the type, amount and timing of the Share Consideration to be paid and the amount and timing of anticipated financial benefits to be received from the Adviser;

          o the independent representation of the Independent Directors by their special counsel and their financial advisers, Bishop-Crown and Houlihan, to insure that the determinations made by the Independent Directors would not be affected by conflicts of interest between the Adviser and the Company;

          o the opinion of Deloitte & Touche LLP, dated as of the Closing Date, that the Acquisition will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, the Company will not recognize income, gain or loss upon the consummation of the Acquisition of the Adviser.
               See "Material Federal Income Tax Matters" for a more detailed discussion;

          o the opinion of Houlihan dated December 16, 1997 as to the current value of the Adviser, based on the conditions and assumptions stated therein; and

          o the fairness opinion of Bishop-Crown dated January 15, 1998 stating that on such date and based on various assumptions and considerations, the Adviser Acquisition is fair, from a financial point of view, to the Company and its shareholders (other than Mr. Taylor).

     In considering the fairness of the Adviser Acquisition to the Company, the Independent Directors also took into account, among other things: (a) the amount of shares constituting the Share Consideration; (b) the terms and conditions for the payment of the Share Balance which in significant part requires that the benefits of the Adviser Acquisition are realized by the Company during the deferred payment period; (c) the anti-competitive provisions of the Acquisition Agreement whereby Mr. Taylor's non-Company real estate activities are restricted and regulated; (d) the ongoing employment relationship between the Company and Mr. Taylor required under his Employment Agreement and the substantial share ownership of Mr. Taylor in the Company resulting from the Adviser Acquisition, each of which greatly align Mr. Taylor's long-term interests to those of the Company; and (e) the continued oversight of the Independent Directors during the period over which the Share Consideration is to be paid, thereby mitigating certain conflicts of interest that night arise between management and the Company during this time.

     The Independent Directors noted that the Share Consideration to be paid for the Adviser represents a substantial premium over the fair value of the identifiable net assets of the Adviser to be acquired by the Company. In considering the reasonableness of the payment of such a premium in the context of the fair value of identifiable net assets acquired, the Independent Directors considered the value basis of the Adviser's business which is derived almost entirely of service-related income and is not dependent upon and does not require a substantial investment in tangible assets. In determining the fairness of the Acquisition to the Company and its shareholders, the Independent Directors placed most weight upon the past service revenues of the Adviser and the potential savings to the Company resulting from the internalization of acquisition, development and management activity resulting from the Adviser Acquisition. This analytical approach was also followed by Houlihan and Bishop-Crown in their respective valuation and fairness opinions.

     The Independent Directors also considered that the payment of the Share Consideration is expected to be accretive to (i.e., enhance) the Company's FFO per share, a commonly used indicator of REIT performance. In light of the anticipated increase in the Company's portfolio and the projected timing of payment of the Share Consideration, the Independent Directors believe that the Adviser Acquisition will be accretive on FFO per share, during the period the Share Balance is projected to be paid. The Independent Directors believe that the Adviser Acquisition will be more accretive to FFO per share during periods thereafter as compared to FFO per share that would be obtained under the same assumptions if the Adviser Acquisition had not occurred. In arriving at these conclusions, the Independent Directors reviewed and considered internal management projections regarding property acquisition, development and property management activities and anticipated initial investment yields and operating expenses under portfolio growth rates of 10%, 30% and 50% per annum, both under presumption that the Adviser Acquisition is consummated as well as under the presumption that the Adviser is not acquired and the Omnibus Services Agreement remains in place.

     There can be no assurance that these internal management projections will be met and that the assumptions, relating to property acquisitions, development, equity capital, payment of the Share Balance, pre-acquisition capitalization rates, interest rates and dividends, on which the projections are based, are materially accurate or will be prevented from occurring by reason of future events. Moreover, certain known and unknown risks, uncertainties and other factors may cause actual results, performance or achievements of the Company with respect to the Acquisition to be materially different from the projected results. Therefore, there can be no assurance that the Acquisition of the Adviser will be accretive to the Company's net income, FFO, or that management's internal projections and assumptions will materially differ from actual future results.

Description of The Acquisition Agreement

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE ACQUISITION AGREEMENT. A COPY OF THE ACQUISITION AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN IN ITS ENTIRETY BY REFERENCE THERETO. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACQUISITION AGREEMENT.

     General. Pursuant to the Acquisition Agreement, the Company, the Adviser and Mr. Taylor will take all actions necessary to cause the Adviser to be merged with and into AAA Acquisition, with AAA Acquisition as the surviving corporation. Upon consummation of the merger, the Adviser will be a wholly owned subsidiary of the Company. The articles and bylaws of the Adviser in effect prior to the Closing Date will be the articles and bylaws of the surviving corporation, until such may later be amended as provided therein and under applicable law. In addition, the officers and directors of the Adviser will be the officers and directors of the surviving corporation.

     Subject to the terms and conditions set forth in the Acquisition Agreement, upon consummation of the merger the issued and outstanding shares of the Adviser will be converted into the right to receive newly issued shares of Common Shares. No fractional shares of Common Shares will be issued in the merger. In lieu thereof, the Company will pay cash based on a current price of $10.25 per share.

     The Common Shares issued to Mr. Taylor in connection with the Acquisition will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). As such, these shares will be "restricted securities" as that term is defined by Rule 144 under the Securities Act. Mr. Taylor has agreed not to resale these shares unless such offer and sale is first registered under the Securities Act or exempt from registration requirement thereunder. Mr.Taylor will enter into a Registration Rights Agreement with the Company pursuant to which the holders of the restricted securities will be permitted, in certain circumstances and subject to meeting certain procedural requirements, to sell their Common Shares received in connection with the Acquisition without an exemption from the registration requirements of the Securities Act. The Registration Rights Stockholders may exercise piggyback registration rights and, if the aggregate offering price of all such Common Shares to be registered equals $5 million or more, exercise demand registration rights; provided that a maximum of two demand registration statements may be exercised.

     Consideration and Payment. Under the Acquisition Agreement, the Company has agreed to issue up to 900,000 Common Shares as the Share Consideration for the Adviser Acquisition, all of which will be issued to Mr. Taylor as sole shareholder of the Adviser. The Company will issue the 213,260 Initial Shares on the Closing Date and will issue up to the Share Balance of 686,740 shares, subject to adjustment as described below, as follows: No later than thirty
(30) days after the end of the calendar quarter in which the Closing Date occurs, and within thirty (30) days after the end of each calendar quarter thereafter until the twenty- fourth (24th) consecutive calendar quarter following the Closing Date, or, if sooner, until the entire Share Balance has been issued. The Company will issue a portion of the then unissued Share Balance (the "Remaining Share Balance") equal to when added to the aggregate shares of the Share Consideration theretofore issued, 9.8% of the total number of Common Shares outstanding at the end of the respective calendar quarter after giving effect to the issuance of such additional shares.

     At the Closing Date of the Acquisition, should it occur, Mr. Taylor would own 233,461 shares of the Company's common stock which, would represent approximately 11.18% of the Company's total outstanding shares at that time (assuming no additional substantial share issuances other than the initial shares). For the 24 calendar quarters following the Closing Date, Mr. Taylor's additional share ownership by reason of his receipt of the Share Consideration could not exceed the number of shares which represent 9.8% of the Company's total outstanding shares.

     The Acquisition Agreement requires that, in the event of Mr. Taylor's death, the Company must promptly purchase from his estate his right, title and interest in the Remaining Share Balance at a price determined on a value of $10.25 per share or, if the Company's Common Shares are then traded in a national securities market, the average closing price of the Company's Common Shares on the ten (10) consecutive trading days preceding the Date of Death, whichever is greater. To fund this obligation, the Company must maintain one or more insurance policies, payable to the Company, insuring Mr Taylor's life in the amount necessary to purchase the Remaining Share Balance.

     The foregoing notwithstanding, the Remaining Share Balance is immediately issuable in the event any of the following should occur:

              (i) An event which results in or is likely to result in a Change in Control of the Company;

              (ii) The failure by the Company to timely issue the Share Balance, or any portion thereof as required above;

             (iii) In the event the Company terminates the Stockholder's employment without cause or the Stockholder terminates his employment for good reason, as defined in his employment agreement then in effect; or

              (iv) The Company's failure to purchase, upon the death of Mr. Taylor, all of his right, title and interest in the Remaining Share Balance, which interest will be valued as of the date of death at the greater of $10.25 per share or, if the common shares are traded in a national securities market, the average closing price of such shares during the ten
                    (10) consecutive trading days immediately preceding the date of death. Under the Acquisition Agreement, the Company is required to maintain insurance on the life of Mr. Taylor to fund this obligation.

     For the purposes of the foregoing, a "Change in Control" means
(i) the sale or transfer of substantially all of the assets of the Company, whether in one transaction or a series of transactions, except a sale to a successor corporation in which the stockholders immediately prior to the transaction hold, directly or indirectly, at least 50% of the total voting power of the successor corporation immediately after the transaction, (ii) any merger or consolidation between the Company and another corporation immediately after which the stockholders hold, directly or indirectly, less than 50% of the total voting power of the surviving corporation, (iii) the dissolution or liquidation of the Company, (iv) the acquisition by any person or group of persons of direct or indirect beneficial ownership of the Company's common shares representing more than 50% of the Company's common shares, or (v) the date the Board Changes. For the purposes of the foregoing, a "Board Change" means the date that a majority of the Board is comprised of persons other than persons (i) whose election proxies shall have been solicited by management, or (ii) who are serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not by removal) or to fill newly created directorships.

     As an illustration of the foregoing, if the Closing Date should occur on June 20, 1998, then up to all of the Share Balance would first be issuable on or before July 30, 1998 based on the number of the Company's Common Shares outstanding on the last day of the calendar quarter ended June 30, 1998, and up to all of the remainder of the Remaining Share Balance would be issuable within 30 days of the end of each calendar quarter thereafter based on the number of the Company's common shares outstanding as of the last day of such calendar quarter until the entire Share Balance has been issued or until the calendar quarter ending March 31, 2004, whichever is the first to occur. If, assuming a Closing Date of June 20, 1998, on September 30, 1999 the Company had outstanding a total of 4,630,500 Common Shares, of which 213,260 constituted the Initial Shares and 150,000 constituted the previously issued portion of the Share Balance, then as of such Payment Date, the Company would issue an additional 100,364 shares of the Share Balance (plus cash at the rate of $10.25 per share for 0.7 share). Upon this issuance there would be 4,730,864 Company Common Shares outstanding of which 463,624 shares would have been issued in the merger. If, assuming a Closing Date of June 20, 1998, or if on March 31, 2004, the Company had a total of 8,248,571 Common Shares outstanding, of which 213,260 shares represented the Initial Shares and 550,000 shares constituted the previously issued portion of the Share Balance, then the Company would issue 50,000 shares of the Remaining Share Balance on or before April 30, 2004. Upon this issuance there would be 8,298,571 Common Shares outstanding of which 813,260 shares would have been issued in the merger. Also, this issuance would complete the remaining obligation of the Company to issue the Share Balance (i.e. there would be no further obligation to issue the then unissued 86,740 shares of the resulting Remaining Share Balance). In the event of a Change in Control of the Company, the remaining Share Balance shall be immediately issued and paid to the Stockholder.

     If the current liabilities of the Adviser exceed its current assets as of the Closing Date (the "Current Liability Excess") the number and kind of securities comprising the Remaining Share Balance will be adjusted by the number of shares equal to Current Liability Excess divided by $10.25, following the Closing Date, to reflect certain events causing a change in the number or classification of the Common Shares, including the payment of stock dividends with respect thereto, the subdivision, split or reclassification of the Common Shares or the merger, consolidation or reorganization of the Company. The Adviser estimates the amount of such Current Liability Excess to be approximately $200,000 as of the Closing Date.

     Closing. The Acquisition Agreement provides that the Closing will occur after all of the conditions set forth in the Acquisition Agreement have been satisfied or waived (the "Closing Date"). It is contemplated that the Closing Date will occur on or prior to May 31, 1998. If the Closing has not occurred by September 1, 1998, Mr. Taylor, so long as he is not then in default under the Acquisition Agreement, may in his sole discretion terminate the Acquisition Agreement.

     Conduct of Business Prior to Closing. The Adviser and Mr. Taylor have agreed, among other things, that prior to the Closing Date the Adviser will not take certain actions without the Company's prior written consent, including but not limited to: (i) issuing any new Adviser securities; (ii) repurchasing or redeeming any existing Adviser securities; (iii) effecting any stock splits;
(iv) adopting any amendment to its articles of incorporation or its bylaws; (v) incurring or guaranteeing any indebtedness for borrowed money; (vi) mortgaging, pledging, selling or transferring any material assets of the Adviser; or (vii) engaging in any business the nature of which is materially different from the business the Adviser engaged in at the time the Acquisition Agreement was signed. As an exception to the foregoing, the Agreement does provide that the Adviser may transfer such assets, incur such debt and make such distributions as may be necessary in order for the Adviser to reduce to zero its accumulated and current earnings and profits within the meaning of Section 312 of the Code.

     The Company has agreed, among other things, that prior to the Closing Date, the Company will continue to conduct activities within the ordinary scope of its business and will continue to contract for acquisition, management and administrative services from the Adviser under the Omnibus Services Agreement, including the payment of acquisition fees in connection with the Company's properties the acquisition of which is contracted for by the Company prior to the Closing Date. The Adviser has agreed, however, that it will not receive acquisition fees with respect to borrowed funds used to acquire such properties which are acquired more than sixty (60) days after the Closing Date.

     Conditions to Closing. The obligations of the Company, AAA Acquisition, the Adviser and Mr. Taylor to effect the Acquisition are subject to the fulfillment or waiver at or prior to the Closing of certain conditions, including the approval of the Acquisition by the stockholders of the Company. In addition, the obligations of the Company and AAA Acquisition to effect the Acquisition are subject to the fulfillment or waiver at or prior to Closing of certain additional conditions, including that the representations and warranties made by the Adviser and Mr. Taylor with respect to the Adviser and its business set forth in the Acquisition Agreement are true and correct in all material respects as of the Closing Date.

     Representations and Warranties. The Acquisition Agreement includes customary representations and warranties of the Adviser and the Stockholder as to, among other things: (i) the corporate organization, standing and power of the Adviser to enter into the merger and the transactions in connection therewith; (ii) the Adviser's capitalization; (iii) authorization of the merger by the Adviser and the Adviser Stockholders; (iv) the Acquisition Agreement's noncontravention of any law or governmental order, any charter or bylaw provision, or any contract or other agreement; (v) compliance with laws; (vi) ownership and title or license to tangible and intangible property and assets owned or used by the Adviser; (vii) the Adviser's financial statements; (viii) pending or threatened litigation; (ix) lack of undisclosed liabilities of the Adviser; (x) payment of taxes; (xi) certain contracts and leases of the Adviser; (xii) existence of insurance; (xiii) certain matters with respect to employees and employee benefits; and (xiv) disclosure of affiliated business relationships. In addition, the Acquisition Agreement includes various customary representations and warranties by the Stockholder as to, among other things: (i) authority of the Stockholder to enter into the transactions contemplated by the Acquisition Agreement; (ii) noncontravention of any agreement to which the Stockholder is a party; (iii) title to shares of common stock of the Adviser held by the Stockholder; (iv) certain matters with respect to federal and state securities laws; and (v) lack of intention to dispose of the Share Consideration received in the Acquisition above a certain amount. The foregoing representations and warranties survive until the later of two years from the Closing Date or the date upon which the Share Balance is paid in full, with the exception of certain tax matters representations and warranties, which survive until the expiration of the applicable statute of limitations with the exception of certain representations as to authorization to issue the Common Shares in connection with the merger, which survive until the expiration of the applicable statute of limitations) of the Company as to, among other things: (i) the corporate organization, standing and power of the Company to enter into the merger and the transactions in connection therewith; (ii) the Company's capitalization; (iii) authorization of the merger by the Company;
(iv) the Acquisition Agreement's noncontravention of any law or governmental order, any charter or bylaw provision, or any contract or other agreement; and (v) compliance with law.

     Expenses.  The Company will bear the costs and expenses
(including legal fees and expenses) incurred in connection with the Acquisition.

Employment of Mr. Taylor

     Pursuant to the Acquisition Agreement, the Stockholder, Mr. Taylor, must enter into an employment contract with the Company. This contract will have a term of three years and provide for an annual base salary of $25,000 and $30,000 respectively, for the first two years. Mr. Taylor's compensation for the third year, as well as any cash or non-cash bonuses which may be paid to him during the term of the agreement will be determined in the discretion of the Board of Directors. Mr. Taylor will also be entitled to such group life, hospitalization and disability insurance as the Company may provide to its other senior executives. The agreement provides for severance payments in the event of Mr. Taylor's death or disability, if he is terminated by the Company without cause or if he terminates the agreement for good reason. In any such event, Mr. Taylor will be entitled to receive a cash payment equal to his annual base salary at the time of termination, health benefits for a period of twelve months following such termination and immediate vesting of any stock options of the Company then held by him. In addition, such termination would obligate the Company to repurchase Mr. Taylor's stock as discussed above under "Description of the Acquisition Agreement - Consideration and Payment". For the purposes of the agreement, "cause" for termination by the Company includes Mr. Taylor's conviction or nolo contendere to any felony or misdemeanor involving moral turpitude or the indictment therefore which is not discharged or otherwise resolved within eighteen months, his commission of an act of fraud, theft or dishonesty, his willful or continuing failure to perform his duties, any material violation of his employment covenants or his willful and continuing uncured breach of his employment terms. "Good reason" for Mr. Taylor's termination of the agreement includes the material reduction by the Company of his duties or responsibilities or its assignment to him of duties materially inconsistent with his position or positions with the Company, a reduction in his base salary, the occurrence of an Event of Acceleration in payment of the Share Balance as discussed above, or the Company's uncured material and willful breach of his employment terms. Mr. Taylor will not be entitled to receive any additional compensation, except that which was due and payable to him through the date of termination, in the event he is terminated by the Company for cause or he terminates his employment without good reason.

Competitive Real Estate Ventures

     Under the Acquisition Agreement, so long as the Stockholder serves as an officer or director of the Company he may not, without the Company's express authorization, engage or participate directly or indirectly as a principal, agent, or owner (including serving as a partner of or owning any stock or other equity investment or debt
of) any Competitive Real Estate Venture, as defined. Excluded from the foregoing are Competitive Real Estate Ventures in which Mr. Taylor is currently interested, including AAA Net Developers, Ltd. and the AAA Partnerships and their respective general partners. Also excluded from the foregoing restriction is the present or future ownership of not more than one percent (1%) of the total outstanding class of equity or debt securities of any Competitive Real Estate Venture whose equity or debt securities are publicly traded.

     "Competitive Real Estate Venture" is defined as any enterprise entered into for profit whose activities in at least material part consist of the acquisition, development, ownership and/or management of real estate leased or intended to be leased to commercial or retail tenants.

     In addition, the Acquisition Agreement provides that Mr. Taylor must cause any Competitive Real Estate Venture over which he exerts control, to, at the election of the Company, at any time or from time to time, enter into the following contractual arrangements with the Company or its designated affiliate, the form and terms of each such contract to be subject to the final approval of the Board.

     A facilities and personnel agreement whereby the Competitive Real Estate Venture is obligated to first satisfy its requirements for personnel and/or facilities by the use of available, qualified Company facilities and personnel. Under this Agreement, the Competitive Real Estate Venture will be required to reimburse the Company for its use of such facilities and personnel at a rate equal to the Company's cost for such facilities or personnel, including a reasonable allocation of its general administrative and overhead expenses and other indirect costs determined on a reasonable accounting basis. Upon completion of the Acquisition, the Company intends to enter into facilities and personnel agreements with each of the respective AAA General Partners pursuant to which the Company would provide facilities and personnel necessary for the administration and management of each of the AAA Partnerships. The Company also intends to enter into such contractual arrangements with AmREIT Development Corp to provide administrative and development services, facilities and personnel. However, its ability to do so may be significantly limited under current and possible future changes to the REIT Rules. See "Material Federal Income Tax Consequences" below.

     An agreement whereby the Competitive Real Estate Venture must offer to the Company the right to purchase any property which the Competitive Real Estate Venture acquires or contracts to acquire, subject to its then-existing fiduciary obligations of the Competitive Real Estate Venture to any other persons. The purchase price for any such property to the Company would be the cost of the property to the Competitive Real Estate Venture, including an allocable portion of its general, administrative and overhead expenses and other indirect expenses incurred in connection with identifying, selecting and acquiring such property. The Competitive Real Estate Venture could be required to communicate the offer to purchase no later than twenty (20) days following its entering into a binding contract to acquire a property. The Competitive Real Estate Venture will not be required to offer any such property to the Company it may have had as of the Closing Date or, if later, at the time it attained status of a Competitive Real Estate Venture within the meaning of the Acquisition Agreement.

     Under the Acquisition Agreement, Mr. Taylor may not receive any compensation from any Competitive Real Estate Venture under his control except as may, from time to time, be approved by the Board. It is the Board's intent to use this restriction to limit the aggregate compensation received by Mr. Taylor from the Company and his other controlled Competitive Real Estate Ventures, if any. Expressly excluded from the foregoing agreement would be any compensation in connection with Mr. Taylor's ownership of the general partners of the AAA Partnerships. In general, these general partners have a one percent (1%) interest in the profits, losses and distributions of their respective AAA Partnership.

Accounting Treatment

     The Acquisition will be accounted for as costs incurred in acquiring the Adviser from a related party to the extent the consideration paid exceeds the fair value of the net tangible assets received. Such costs will be reflected as an expense when incurred.

Financial Information.

     Attached on pages F-1 through F-20 of this Proxy Statement are the financial statements of the Company for the years ended
December 31, 1997 and 1996 and certain pro forma and other financial information with respect to the Company and the Adviser.

Management's Discussion and Analysis of
Financial Condition and Results of Operations of the Company

     The following discussion should be read in conjunction with the Consolidated Financial Statements of the Company and accompanying Notes included elsewhere in this Prospectus.

     Liquidity and Capital Resources. The initial issuance of 20,001 shares of stock for $200,010 was to the Company. On March 17,1994, the Company commenced an offering of 2,000,000 Shares of Common Stock, together with 1,000,000 Warrants (collectively "Securities"). Until the completion of the offering in March 1996, the Securities were offered on the basis of two (2) Shares of Common Stock and one (1) Warrant for a total purchase price of $20.00. The Shares and Warrants were separately transferable by an investor. Each Warrant entitled the holder to purchase one Share for $9.00 until March 15, 1998. As of December 31, 1997, 501,583
Warrants were outstanding. The offering period for the initial public offering terminated on March 15, 1996 with gross proceeds totaling $10,082,520 (1,008,252 shares). On April 30, 1998, the
Company commenced a follow-on offering of up to $29,250,000 (2,853,659 shares) of additional shares of its common stock. The Offering terminated on April 30, 1998. As of December 31, 1997, gross proceeds had been received for $8,606,419 (839,960 shares) in this second offering bringing the total gross proceeds to $18,888,949 (1,868,213 shares).

     In December 1997, the Company entered into an amended and restated unsecured revolving credit agreement (the "Amended Credit Agreement") with a borrowing capacity up to $15,000,000 through February 1999. The actual amount available to the Company is dependent on certain covenants such as the value of unencumbered assets. The Amended Credit Agreement currently bears interest at 2.00% over varying London Interbank Offered Rates and it is being used to acquire additional properties. As of December 31, 1997, $5,981,489 was outstanding under the Amended Credit Agreement. These funds were advanced to third parties and entities with common management to develop properties that will be acquired by the Company upon completion.

     The Company has an investment strategy of acquiring properties and leasing them under net-leases to corporations having a minimum net worth of $40 million, which strategy minimizes the Company's operating expenses. The Company believes that the leases will continue to generate cash flow in excess of operating expenses. Due to low operating expenses and ongoing cash flow, the Company does not believe that large working capital reserves are necessary at this time. In addition, because all leases of the Company's Properties are and are intended to continue to be on a net-lease basis, it is not anticipated that a large reserve for maintenance and repairs will be necessary. The Company intends to distribute a significant portion of its funds from operations unless it becomes necessary to maintain additional reserves.

     As of December 31, 1997, the Company had acquired six Properties directly and five Properties through joint ventures with entities with common management and had invested $12,270,249, exclusive of any minority interests, including certain acquisition expenses related to the Company's investment in these properties. These expenditures resulted in a corresponding decrease in the Company's liquidity.

     Until Properties are acquired by the Company, proceeds are held in short-term, highly liquid investments which the Company believes to have appropriate safety of principal. This investment strategy has allowed, and continues to allow, high liquidity to facilitate the Company's use of these funds to acquire properties at such time as properties suitable for acquisition are located. At December 31, 1997, the Company's cash and cash equivalents totaled $1,401,740.

     The Company made cash distributions to the Shareholders during each quarter of 1997 and 1996, distributing a total of $1,093,439 and $737,277, respectively, for each such fiscal year to the investors.

     On February 20, 1998, the Company acquired a newly constructed property on lease to OfficeMax, Inc. for the purchase price of $2,392,442. This property is being operated as an OfficeMax store in Lake Jackson, Texas.

     Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index (C.P.I.), may contribute to capital appreciation of the Company Properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the Properties.

     The Company has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 Issue. The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. The Company's hardware and software are believed to be Year 2000 compliant. Accordingly, the Company does not expect to incur any material costs in connection with the Year 2000 Issue.

     Funds From Operations. Funds from operations (FFO) increased $311,211 or 47% to $967,762 in 1997 from $656,551 in 1996. The
Company has adopted the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO. FFO is calculated as net income (computed in accordance with generally accepted accounting principles) excluding gains or losses from sales of property, depreciation and amortization of real estate assets, and nonrecurring items of income or expense. For purposes of the table below, FFO excludes the nonrecurring potential acquisition costs. FFO is generally considered by industry analysts to be the most appropriate measure of performance and does not necessarily represent cash provided by operating activities in accordance with generally accepted accounting principles and are not necessarily indicative of cash available to meet cash needs. Management considers FFO an appropriate measure of performance of an equity REIT because it is predicated on cashflow analysis. The Company's computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, therefore, may not be comparable to such other REITs. FFO is not defined by generally accepted accounting principles and should not be considered an alternative to net income as an indication of the Company's performance.

     Below is the reconciliation of net income to funds from operations:

                                          1997          1996

Net Income                           $  538,857    $  542,807

Plus Depreciation                       146,015       113,744

Plus Potential Acquisition Costs        282,890           ---

Total Funds From Operations             967,762       656,551


Cashflows from operating activities, investing activities, and financing activities are presented below:

                                          1997          1996

Operating Activities               $  1,080,157   $   810,614

Investing Activities               $(11,708,075)  $(3,034,526)

Financing Activities               $ 10,413,347   $ 2,275,262


     Results of Operations. Years Ended December 31, 1997 and 1996. During the years ended December 31, 1997 and 1996, the Company owned and leased 11 and 8 properties, respectively. During the years ended December 31, 1997 and 1996, the Company earned $1,556,815 and $924,788, respectively, in rental income from operating leases and earned income from direct financing leases. The 68 percent increase in rental income and earned income during 1997, as compared to 1996, is primarily attributable to rental income earned on the three properties acquired during 1997. In addition, rental and earned income increased during 1997 as a result of the fact that the three properties acquired during 1996 were operational for a full fiscal year in 1997. Rental and earned income is expected to increase in 1998 as the Company acquires additional properties and due to the fact that the three properties acquired during 1997 will contribute to the Company's income for a full fiscal year in 1998.

     During the years ended December 31, 1997 and 1996, the Company's expenses were $716,627 and $302,857, respectively. The $413,770 increase in expenses is primarily attributable to $282,890 of costs incurred during 1997 in relation to potential acquisition costs related to the proposed acquisition of the Company's adviser. The increase is also attributable to (i) a $68,594 increase in reimbursements and fees to a related party as a result of increased rental income for the year ended December 31, 1997, (ii) a $28,050 increase in general operating and administrative expenses primarily attributable to an increase in legal fees and director fees since more director meetings were held during 1997, and (iii) a $32,271 increase in depreciation as a result of the depreciation of the additional properties acquired during 1997 and a full year of depreciation on the properties acquired during 1996.

Material Federal Income Tax Consequences

     The following discussion summarizes the material federal income tax consequences in connection with the merger to a holder of Common Shares who is a U.S. citizen or resident. Such discussion is based on current law. The discussion is not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax considerations. This discussion does not describe all of the aspects of federal income taxation that may be relevant to a stockholder in light of his or her particular circumstances or to certain types of stockholders (including insurance companies, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. No ruling has been or will be requested from the Internal Revenue Service ("IRS"). The Taxpayer Relief Act of 1997 (the "1997 Act") was enacted on August 5, 1997. The 1997 Act contains many provisions which generally make it easier to operate and to continue to qualify as a REIT for taxable years beginning after the date of enactment (which, for the Company, would be applicable commencing with its taxable year beginning January 1, 1998).

     SINCE THE DISCUSSION MAY NOT ADDRESS IN DEPTH ALL OF THE MATERIAL INCOME TAX CONSIDERATIONS FOR EACH SHAREHOLDER'S PERSONAL TAX SITUATION, DOES NOT DISCUSS STATE AND LOCAL INCOME TAX CONSIDERATIONS, AND IS NOT TO BE INTERPRETED AS TAX ADVICE TO PROSPECTIVE SHAREHOLDERS, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THEIR PERSONAL TAX SITUATION.

     General. The Company expects to continue to be taxed as a REIT for federal income tax purposes. Management believes that the Company was organized, has operated and, assuming consummation of the Acquisition, will continue to operate after the Acquisition in such a manner as to meet the requirements for qualification and taxation as a REIT under the Code, and intends to continue to operate the Company in such a manner. No assurance, however, can be given that the Company will continue to operate in a manner so as to remain qualified as a REIT.

     The Company will obtain as of the date of the closing, an opinion from Deloitte & Touche LLP("Deloitte & Touche") that, for federal income tax purposes, based upon current law and interpretations thereof, and provided that (i) the Company was organized in conformity with and has satisfied, prior to the Acquisition, the requirements for qualification and taxation as a REIT under the Code for each of its taxable years from and including the first year for which the Company made the election to be taxed as a REIT; and (ii) the assumptions and representations referred to below are true upon and following the Acquisition, the Merger will be consummated in conformity with the requirements for continued qualification and taxation of the Company as a REIT, and the proposed methods of operation of the Company and the surviving corporation following the Merger, and the ownership of assets contemplated in the Acquisition Agreement, will permit the Company to continue to so qualify for its current and subsequent taxable years. This analysis is based on certain assumptions relating to the organization and operation of the Company and the surviving corporation and is conditioned upon certain representations made by the Company as to certain factual matters relating to the Acquisition and the intended manner of operation after the Acquisition of the Company and the surviving corporation. The opinion is further conditioned upon the Company not otherwise being allocated more non-qualifying income than is consistent with the 95 percent gross income test. See
"--Income Tests." Unlike a tax ruling, an analysis of a tax adviser is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the Company as a REIT for federal income tax purposes. The Company's qualification and taxation as a REIT has depended and will depend upon, among other things, the Company's ability to meet on a continuing basis, through ownership of assets, actual annual operating results, receipt of qualifying real estate income, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below.
See "--Failure to Qualify."

     Unless specifically referenced and referred to, Deloitte & Touche has rendered no opinion on the other issues discussed under this "Material Federal Income Tax Consequences" because of the prospective or hypothetical nature of the facts and circumstances associated with such an opinion as, for example, the tax treatment of distributions to specific shareholders. Deloitte & Touche's opinion represents only its best professional judgment as to the most likely outcome of an issue if the matter were litigated and has no binding effect on the Service or the courts. There is, therefore, no assurance that the conclusions expressed below would be sustained by a court if contested, or that future legislative or administrative changes or court decisions may not significantly modify the statements and opinions expressed herein. Any such future changes could be retroactive with respect to any transactions effective prior to the time they are made.

     The following is a summary of all material considerations concerning applicable Code sections that affect the Acquisition. These sections of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof as currently in effect. There is no assurance that there will not be future changes in the Code, Treasury Regulations or administrative or judicial interpretations thereof that could adversely affect the Company's ability to continue to qualify as a REIT or adversely affect the taxation of holders of Common Shares or that could further limit the amount of income the Company may derive from the management and development activities to be performed after the Acquisition.

     The Acquisition will be executed in accordance with the Texas General Corporation Law, and the Adviser Stockholder will receive Common Shares and cash in lieu of fractional Common Shares. Cash in lieu of Fractional Shares is a mechanical adjustment and not separately bargained for consideration. The Acquisition is intended to be a reorganization under Section 368(a) of the Code, and the federal income tax consequences summarized below are based on the assumption that the Acquisition will qualify as a reorganization. In addition to satisfying the statutory provisions of Section 368(a) of the Code, reorganization must comply with the revised continuity-of-interest doctrine set out in section 1.368-1(e) of the Treasury Regulations, which requires that there be certain continuity-of-interest on the part of the transferor corporation or its stockholders. Article 9.8 of the Acquisition Agreement requires that the Stockholder retain at least one-half of its Common Shares for at least 12 months following the receipt of such shares. In addition, Article 9.7 prohibits the Stockholder from disposing of the Common Shares received through the Acquisition in such a manner as to violate the current continuity of stockholder interest requirements set forth in section 1.368-1(e) of the Treasury Regulations. Based upon the foregoing, Deloitte & Touche has rendered its opinion to the Company that the Merger of AAA Acquisition will qualify as a reorganization under the provisions of Section 368(a).

     Assuming that the Merger qualifies as a reorganization under
Section 368(a) of the Code, the Adviser Stockholder who will receive solely the Company's Common Shares in exchange for his shares of the Adviser in the Merger will not recognize any gain or loss on such exchange. If the Stockholder receives the Company's Common Shares and cash in lieu of a fractional Common Share, Stockholder will recognize taxable gain or loss solely with respect to such cash equal to the difference between such cash amount and the tax basis allocated to such Stockholder's fractional share interest. Such gain or loss generally will constitute capital gain or loss provided that the Adviser Stock was held as a capital asset. Adviser Stockholder will have an aggregate tax basis in his Company Common Shares received in the Merger equal to his aggregate tax basis in the shares of Adviser common stock (reduced by the amount of any tax basis allocable to a fractional share interest for which cash is received) exchanged therefor. No gain or loss should be recognized by the Company, AAA Acquisition or the Adviser as a Result of the Merger.

     Qualified REIT Subsidiaries. A REIT is permitted to have a wholly owned subsidiary (also referred to as a "qualified REIT subsidiary") provided that such subsidiary satisfies certain conditions. A qualified REIT subsidiary is not treated as a separate entity for federal income tax purposes. Rather, all of the assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as if they were those of the REIT. AAA Acquisition, if formed in the manner represented by the Company, will be and will continue to be a "qualified REIT subsidiary" of the Company, and the assets, liabilities and items of income of AAA Acquisition will be treated as assets, liabilities and items of income of the Company.

     Income Tests. In order for the Company to maintain its qualification as a REIT, there are three gross income tests that must be satisfied annually.

     At least 75 percent of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be rents from real property and interest and certain other income earned from mortgages on real property, gain from the sale of real property or mortgages (other than in prohibited transactions) or income from qualified types of temporary investments.

     At least 95 percent of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items that qualify under the 75 percent gross income test or from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

     Less than 30 percent of the Company's gross income (including gross income from prohibited transactions) must be derived from gain in connection with the sale or other disposition of stock or securities held for less that one year, property in a prohibited transaction, and real property held for less than four years (other than involuntary conversions and foreclosure property). Under the 1997 Act, for the Company's 1998 taxable year and all taxable years thereafter, this third test is no longer applicable.

     The Company may receive fees in exchange for the performance of certain management activities for third parties with respect to properties in which the Company does not own an interest. Such fees will result in nonqualifying income to the Company under the 95% and 75% gross income tests. If the sum of the income realized by the Company which does not satisfy the requirements of the 95% gross income test (collectively, "Non- Qualifying Income") exceeds 5% of the Company's gross income for any taxable year, the Company's status as a REIT would be jeopardized. The Company has represented that the amount of its Non-Qualifying Income in any taxable year, including such fees, will not exceed 5% of the Company's annual gross income for any taxable year.

     If the Company fails to satisfy one or both of the 75 percent or 95 percent gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedules was not due to fraud with the intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Asset Tests. In addition to its own assets, the Company will be deemed to hold directly all real estate and other assets of AAA Acquisition. Subsequent to the Acquisition, the Company will be deemed to hold directly any real estate and other assets of the Adviser. Management anticipates that more than 75 percent of the Company's assets will be real estate assets. In addition, management expects that the Company may in the future invest in the voting and non-voting securities of one or more issuers ("non-REIT subsidiaries"). However, management does not expect the Company to hold (1) any securities representing more than ten percent (10%) of any one issuer's voting securities (other than AAA Acquisition, which is a qualified REIT subsidiary), nor (2) securities of any one issuer exceeding five percent (5%) of the value of the Company's gross assets (determined in accordance with generally accepted accounting principles). Under current law, the Company would not lose its qualifying status as a REIT under the asset tests merely by reason of changes in asset values in a subsequent quarter. This requirement must be satisfied not only upon the initial acquisition of such securities, however, but also each time the Company increases ownership of securities. If the failure to satisfy the asset tests results wholly or partly from an acquisition of securities or other property during the quarter, the failure could be cured by disposition of sufficient non-qualifying assets within 30 days after the close of any quarter as may be required to cure any noncompliance. There can be no assurance, however, that such steps will always be successful. Proposed future tax legislation included in the President's 1998 fiscal year budget could, if enacted, severely restrict or eliminate the Company's ability to benefit from investments in non-REIT subsidiaries. See "RISK FACTORS" above.

     Other REIT Requirements. One of the requirements for qualification as a REIT in any year is that at the end of the year the REIT has no accumulated earnings and profits from a prior non-REIT year. As a result of the Merger, the Company would succeed to any earnings and profits of the Adviser existing at the time of the Merger. Prior to the Merger, the Adviser will distribute to its stockholders an amount equal to its earnings and profits.
Furthermore, within 90 days of the Merger, the Company will make a nondeductible pro rata distribution equal to any remaining accumulated earnings and profits of the Adviser.

     Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to them as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

     If assets of a C corporation are transferred to a REIT in a transaction in which the REIT has a carryover basis in the assets acquired, such C corporation generally will be treated as if it sold all of its assets to such REIT at their respective fair market values and liquidated immediately thereafter, recognizing and paying tax on all gain. However, under present law, the REIT is permitted to make an election under which the C corporation will not recognize gain and instead the REIT will be required to recognize gain and pay any tax thereon only if it disposes of such asset(s) during the subsequent 10-year period (the "10-Year Rule"). The Company intends to make the appropriate election to obtain the above-described tax consequences. Having acquired assets from a C corporation as a result of the Merger, the Company will recognize gain on the disposition of such asset(s) during the 10-year period following acquisition of the asset(s). Such gain will be subject to tax at the highest regular corporate rate to the extent the Built-in Gain (the excess of (a) the fair market value of such asset(s) as of the date of the Merger over (b) the Company's adjusted basis in such asset(s) as of such date) on the sale of such asset(s) exceeds any Built-in Loss arising from the disposition during the same taxable year of any other asset(s) acquired in the same transaction, where Built-in Loss equals the excess of (x) the Company's adjusted basis in such other asset(s) as of the date of Merger over (y) the fair market value of such other asset(s) as of such date.

Regulatory Matters

     The Company and the Adviser are not aware of any license or regulatory permit which is material to the business of the Company, the Adviser or AmREIT Development Corp and which is likely to be adversely affected by the consummation of the Acquisition or of any material approval or other action by any state, federal or foreign government agency that would be required prior to the consummation of the Acquisition.

No Appraisal Rights

     Under Maryland law and the Charter, holders of Common Shares will not be entitled to rights of appraisal in connection with the Acquisition.

Vote Required to Approve the Acquisition

     In order to approve the Acquisition, a majority of the Common Shares eligible to vote at the Special Meeting must vote in favor of the Acquisition. Accordingly, shares that are not voted (whether by abstention, broker non-vote or otherwise) will have the effect of counting against the requirement that a majority of the Common Shares vote on the Acquisition, but will not count as a vote against the Acquisition itself.

     A VOTE FOR PROPOSAL 1 SHALL BE DEEMED A VOTE PERMITTING THE BOARD OF DIRECTORS TO EFFECT THE ACQUISITION PURSUANT TO THE ACQUISITION AGREEMENT APPROVED BY THE STOCKHOLDERS OF THE COMPANY; ANNEX A SETS FORTH THE ACQUISITION AGREEMENT AS IF PROPOSAL 1 HAS BEEN APPROVED.

The Adviser's Recommendations and Reasons for the Acquisition

     For the reasons described below, Mr. Taylor and the Adviser believe that it would be in the best interests of the Company and its shareholders to internalize its administrative and management functions and the ability to acquire and develop its own real estate developments. Because of the interests of the Company and the Adviser in the Proposed Acquisition, Mr. Taylor's goal was to structure the Acquisition in a manner that would maximize shareholder values for each party. Mr. Taylor has agreed to vote all of the 20,201 shares he owns in favor of the Acquisition. Mr. Taylor and the Adviser expect that they will benefit from the Acquisition.

     The following were all of the material factors presented by the Adviser to the Independent Directors with regard to the
Acquisition:

     * IMPACT ON FUNDS FROM OPERATIONS. The Adviser believes that the Acquisition will be accretive to the Company's funds from operations. Currently, the Company pays fees to the Adviser and its Affiliates based on a fixed percentage of the Company's Real Estate Assets and revenues, which fees increase proportionately as the Company adds assets.

     * THE BENEFITS OF INTERNAL ACQUISITION AND DEVELOPMENT OF REAL PROPERTY INVESTMENTS. The Adviser believes that the Company's capability of acquiring and developing its own real estate investments will provide the Company substantial economic benefits by allowing the Company to identify, acquire and develop attractive investments at costs which will be, in general, less than those of comparable investments acquired and/or developed through third-party services.

     * THE PERSONNEL AND FACILITIES SHARING ARRANGEMENTS. The Arrangements whereby the Company shares the costs of personnel and/or facilities with the Stockholder's Competitive Real Estate Ventures will, subject to compliance with the Code and the Treasury Regulations, significantly offset the Company's costs of self-management and allow the Company to engage expert personnel and acquire equipment and other administrative and management facilities it may not be able to justify or afford without such sharing arrangements.

     * ABILITY TO ACQUIRE AND DEVELOP PROPERTIES. The Company will acquire the Adviser's staff, which has demonstrated the ability to locate, negotiate and develop groups of properties for creditworthy tenants at competitive costs. The Adviser believes these acquisition and development capabilities will allow the Company to acquire real estate for investment at attractive costs.

     * GREATER OPPORTUNITY TO GROW. The Adviser believes that the REIT industry is undergoing a period of significant consolidation. The Adviser believes that an internally managed REIT will have much greater flexibility to participate in this industry consolidation than does an externally managed REIT as an acquirer of other asset groups because of the inherent conflicts of interest with external management. Also, the Company's internalized management would, through such management's commonality of interest with the Company and its shareholders, assure that the Company would be well positioned to demand and negotiate favorable price and term considerations in the event it receives an offer to be acquired.

     * PUBLIC MARKET VALUATION. The Adviser examined the public market valuation and funds from operations multiples of comparable public REITs that were internally managed.
          The Adviser believes that investors and analysts will view an internally managed structure more favorably since the Company's costs, after capitalization of qualifying acquisition and development costs in accordance with GAAP, will be more comparable to other REITs. These acquisition and development activities are currently provided by the Adviser and its Affiliates and paid for by separate fees, which fees are capitalized by the Company. Further, the Adviser has historically experienced a timing difference between the costs and expenses associated with the acquisition and development of properties and the revenues it will receive from rents in future periods as these properties generate operating cash flow. Management believes that the increased comparability resulting from the Company's capitalization of qualifying acquisition and development costs, in addition to the opportunity for increased growth in funds from operations due to the economies of scale, as discussed above, will result in a higher multiple on the Company's funds from operations and an enhancement to shareholder value.

The following are potential detriments of the Acquisition:

     * The number of Common Shares issuable to Mr. Taylor in the Acquisition could represent as much as 9.8% of the total outstanding Common Shares at the time they are issued.

     * Since the number of Common Shares issuable to Mr. Taylor in the Acquisition is fixed, the value of those shares at the time the Acquisition is completed may be greater than the value placed on the Adviser by the Board of Trustees.

     * The Acquisition would result in the Company incurring higher general and administrative expenses related to the internalization of its administrative and operational functions in lieu of paying fees to the Adviser and its Affiliates for such services. The Adviser anticipates that the Company would incur approximately $500,000 of additional unreimbursed administrative and operational expenses in 1998 by reason of its internalization of administrative and operational functions. The Company would, however, no longer pay any fees for services under the Omnibus Services Agreement. Also, the Company would no longer pay fees to the Adviser's Affiliates for acquisition, development, administration and management services, which would be performed by proprietary personnel and facilities. The increased administrative costs of internalizing administrative and operational functions may be greater than anticipated and no assurance can be given that the cost to the Company of providing such functions internally will not exceed the fees payable to the Adviser and its Affiliates under the current Agreement.

     * The Company will initially offset a significant portion of its increased general and administrative expenses by reimbursements for services and facilities from the AAA General Partners. However, there is no assurance that it will continue to be able to do so.

     * Although the Acquisition is expected to be immediately accretive to the Company's funds from operations, the Acquisition may not result in a corresponding increase in the price at which Common Shares may be traded, should such shares be traded in a regular public market.

     Based primarily on these reasons, and after consideration of the potential detriments, Mr. Taylor recommended the Acquisition to the Independent Directors.

Bishop-Crown Fairness Opinion

     Bishop-Crown Investment Research, Inc. was engaged by the Independent Directors to evaluate the fairness of the Adviser Acquisition, from a financial point of view, to the Company and its Shareholders (other than Mr. Taylor). Bishop-Crown's fairness evaluation is only from a financial point of view of the consideration to be paid by the Company and to be received by the Company and its shareholders (other than Mr. Taylor). For the purposes of its evaluation, Bishop-Crown assumed certain conditions will exist as of the Closing Date which will occur, if at all, on or before September 30, 1998. Bishop-Crown delivered its oral opinion to the Independent Directors on December 31, 1997 to the effect that, as of such date, and based on the terms and conditions described therein, the amount and nature of the consideration to be paid by the Company and to be received by the Company and its Shareholders (other than Mr. Taylor) pursuant to the Adviser Acquisition, was fair, from a financial point of view, to the Company and its Shareholders (other than Mr. Taylor). Bishop-Crown has subsequently confirmed its oral opinion by delivery of its written opinion. The complete text of Bishop-Crown's opinion, dated January 15, 1998 is attached hereto as Annex B.

     The summary below contains all of the material elements of Bishop-Crown's opinion, but is qualified in its entirety by reference to the entire opinion. Accordingly, the Shareholders are urged to read Bishop-Crown's opinion carefully in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Bishop-Crown. Bishop-Crown's opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote at the Special Meeting.

     In connection with the preparation of its opinion, Bishop-Crown among other things: (a) reviewed financial information relating to the Adviser, including historical information and various scenarios of forecasted performance; (b) reviewed certain financial models provided by the Adviser relating to future financial performance of the Adviser; (c) reviewed certain financial projected and pro forma results (the "financial models") provided by the Adviser, together with the comments thereon by the Independent Directors regarding the future financial performance of the Company; (d) reviewed the terms and conditions of the Acquisition Agreement; (e) reviewed this Proxy Statement; (f) reviewed publicly available information regarding past acquisitions of their advisers and/or external managers by other REITs; (g) held discussions with Mr. Taylor and other members of the Advisers' management concerning the business, operations and prospects of the Adviser and the Company as each is currently situated; (h) held discussions independently of and together with Mr. Taylor and the Independent Directors concerning the business, operation and prospects of the Company combined with the Adviser as proposed under the Adviser Acquisition; (i) reviewed the share price and trading history of other publicly traded REITs which have successfully made the transition from externally administered and managed status to internally administered and managed status; (j) compared the financial terms of the Adviser Acquisition as proposed, with other transactions which Bishop-Crown deemed relevant; (k) prepared and analyzed discounted cash flow analysis of the Adviser as currently situated; (l) analyzed the combined funds from operation per share of the Company combined with the Adviser on both an historical basis and so proposed under the terms of the Adviser Acquisition; and (m) made such other studies and inquiries and reviewed such other data as it deemed relevant.

     In providing its oral opinion to the Independent Directors and in preparing its written opinion, Bishop-Crown relied upon financial information provided by Mr. Taylor, management of the Adviser and the Company, including financial forecasts and projections. Bishop-Crown assumed without independent verification that such financial information was reasonably prepared and reflects the best current available estimates or future financial results and the condition of the Company and the Adviser, and that there has been no material change to the assets, financial conditions, business or prospects of the Company or the Adviser since the date the most recent financial statements made available to it. Included in this financial information were projected operating results of the combined Company and Adviser based on various financial models assuming various rates of asset growth ranging from 10% to 50% over various periods extending up to and including 2004. These financial models incorporated numerous assumptions with respect to the real estate industry performance, general business and economic conditions, assumptions as to future conditions of the financial markets and the continuation of certain current trends within the real estate industry. Most of these assumptions are beyond the control of the Adviser and the Company, and as predictions, no matter how reasonable, are subject to the impact and influence of future events. Primary among the assumptions made were that interest rates, rates of inflation, and yields on leased properties would continue, overall, to compare with rates currently available. The financial models also assumed that under current and future Company investment lease provisions, same store net operating income would increase at the average rate of 1% per annum, as adjusted after the end of each fifth year of the lease. Bishop- Crown was not engaged to opine and does not express any opinion as to any other aspect of the Acquisition other than the fairness of the consideration to be paid by the Company and to be received by the Company and its Shareholders (other than Mr. Taylor), from a financial point of view.

     Share Consideration Analysis. For purposes of its analysis of the fairness of the transaction, Bishop-Crown valued the Share Consideration by annualizing the value of the Company's shares based on Common Stock multiples of annual dividends and annual FFO. The appropriate range of multiples was determined by reference to the reported multiples of publicly traded share prices to dividends and FFO per share reported for the following REITs which Bishop-Crown deemed to be comparable to the Company in terms of investment objectives and real estate investments. These REITs (the
"Comparable REITs") included Alexander Haagon REIT, TriNet REIT, Boddie-Noell Properties, Inc., Burnham Pacific Properties,
Commercial Net Lease Realty, Franchise Finance Corp. of America, Realty Income Corporation, Glimcher Realty Trust, Price REIT, Saul Center, Excel Realty Trust, Inc., National Golf Properties,
Macerich Company, Golf Trust of America, Alexandria Real Estate Equities and Western Investment R.E. Trust. This analysis resulted in multiples of dividends per share ranging from 11.53x to 19.53x, with a median of 14.33 and a mean of 14.65, and multiples of FFO per share ranging from 9.80x to 17.91x, with a median of 12.89x and a mean of 13.29x. For the purposes of its analysis, Bishop-Crown focused on the median dividend and FFO multiples which resulted in share prices equal to a multiple of 14.33x dividends per share and 12.89x FFO per share. Bishop-Crown noted that the Company has, through 1997, paid dividends in excess of FFO per share. Bishop-Crown

                                       -46-
noted that the dividends per share paid by these REITs was less than the REIT's FFO per share except for Alexander Haagon (dividend equaled 105% of FFO), National Golf Properties (dividend equaled 101% of FFO) and Saul Centers (dividend equaled 102% of
FFO). Bishop-Crown also noted that the Company currently pays dividends at the rate of 113% of FFO. Bishop-Crown therefore determined, for the purposes of the Acquisition, to adjust the Company's dividend per share to 100% of FFO of $0.66 per share as annualized at December 31, 1997. Based on this analysis multiples, Bishop-Crown determined for the purposes of valuing the Share Consideration, the Company's common stock had a value ranging from $8.50 to $9.46 per share based on FFO per share of $0.66 as annualized at December 31, 1997. Based on the foregoing, Bishop-Crown found the value of the Initial Shares at a range of $1.81 million to $2.02 million. Bishop-Crown valued the Share Balance as discounted at a rate appropriate to reflect the receipt of the Share Consideration ratably over the six year period over which the Share Balance is payable. Bishop-Crown discounted the shares received at the end of each quarter of this 14-quarter period using discount rates ranging from 12.0% and 20.0%. These discount rates reflected Bishop-Crown's qualitative judgment regarding the risks of nonpayment and/or delayed payment of the Share Balance. This analysis resulted in a current value for the Share Balance ranging from $4.64 million to $5.23 million. Based on its analysis, Bishop-Crown determined an implied value for the Share
Consideration ranging from $5.23 million to $6.66 million.

     Bishop-Crown also noted that, as there is currently no regular public market for the Common Shares, such valuations may differ significantly, and without limitation as to such higher or lower value as of the Closing Date. Also, due to the contingent and deferred nature of payment of the Share Balance, estimates of the value of the Share Consideration would differ significantly. Thus, Bishop-Crown did not recommend to the Company that any specific consideration would constitute the appropriate amount or form of payment by the Company for the Adviser, nor did Bishop-Crown recommend to the Company that any specific consideration received by the Company or its shareholders would constitute appropriate consideration to be received in the transaction.

     Bishop-Crown is not required to update its opinion.
Management is not aware of any event which has occurred after the date of Bishop-Crown's opinion or of any significant changes to the information upon which it relied in giving its opinion which would cause Bishop-Crown to alter its opinion regarding the fairness of the Acquisition from a financial point of view.

     Because the Adviser has obtained current operating levels only as a result of significant growth during 1997, Bishop-Crown determined that the Adviser's pre-1997 operating results were not directly relevant for valuation consideration. Accordingly, Bishop-Crown performed its revenue, EBITDA and cashflow analysis based on the Adviser's operating results for the year 1997 and its forecasted results for 1998. In reaching its opinion, Bishop-Crown considered the structure of the Acquisition transactions, whereby the consideration to be paid by the Company is both deferred and conditional upon future growth in third-party equity investment in the Company. Bishop-Crown noted that the present value of the total consideration to be paid by the Company for the Adviser, on current value analysis, would be decreased by both the deferred time of payment and the higher risk of non-payment or reduced payment due to the growth in equity investment condition.

          Houlihan Valuation Opinion. In analyzing the fairness of the Acquisition, Bishop-Crown considered and relied upon the Houlihan opinion included as Annex C to this Proxy Statement. The Houlihan opinion concluded that the value of the Adviser for the purposes of the Acquisition (the "Adviser Value"), ranged from $5.2 million to $6.8 million. Please see "Houlihan Valuation Opinion" below.

     Bishop-Crown also analyzed the Adviser Value pursuant to (i) a discounted cashflow analysis, (ii) a comparable transaction analysis, and (iii) a pro forma forecast analysis.

          Discounted Cashflow Analysis. Under its discounted cashflow analysis, Bishop-Crown valued the future stream of net cashflow (debt-free earnings) that the Adviser would realize if the Merger does not occur for each of the years ended December 31, 1998, 1999 and 2000. Bishop-Crown then assumed a sale of the Adviser at the end of 2000. After analyzing operating projections provided by the Company and management of the Adviser, Bishop-Crown determined representative projected cashflow for the years 1998, 1999 and 2000 to be $1.08 million, $1.19 million, and $1.31 million, respectively, based on forecasted 1998 operating results and assuming a growth rate for the Company's portfolio of 10% in 1999 and 2000. Bishop-Crown determined representative projected net cashflow by taking into account the Adviser's historical and projected operating expenses for each year, which included the Adviser's general administrative expenses, including executive salaries. Bishop-Crown assumed a combined income tax rate for the Adviser of 40%. Based on this analysis, Bishop-Crown calculated a range of equity values for the Adviser based upon:

     (i) the present value of the Adviser's net cashflows for 1998, 1999 and 2000; and

     (ii) the present value of the estimated terminal value of the Adviser, assuming that it was sold at the end of the year 2000, based on annualized cashflow in 2001.

     In applying its discounted cashflow analysis, Bishop-Crown assumed, among other things, discount rates ranging from 12% to 20% (depending on the predictability of the income from various fees from the Company under the Omnibus Services Agreement and income from services fees rendered to non-Company related users and real estate investment activities). Bishop-Crown also noted such discount rates are consistent with those used in cashflow analysis of Advisers in the comparable Transactions section discussed below.
For valuation of the adviser at the time of sale, Bishop-Crown used terminal multiples of 6.0x to 9.0x, where the smaller end of the range is more reflective of a greater discount rate range by reason of the more speculative future sale prediction. Based on Bishop-Crown's quantitative judgments concerning the specific risks associated with an investment and the Adviser's business, the historical and projected operating performance of the Adviser, and the increased speculative value of projections of future performance, the relatively modest growth rate of 10% assumed and the relatively short 36 month projection period, Bishop-Crown focused on a range of multiples from 7.5x to 8.0x. This analysis resulted in a range of implied present values for the Adviser of $5.35 million to $6.71 million.

          Comparable Transaction Analysis. Bishop-Crown reviewed transactions by certain other publicly traded real estate companies pursuant to which they purchased their adviser (or manager) which Bishop-Crown considered had comparable terms and conditions to those of the Acquisition. These comparable transactions involved the following companies: Boddie-Noell Properties, Inc., Burnham Pacific Properties, Commercial Net Lease Realty, Franchise Finance Corp. of America, Realty Income Corporation, Security Capital Pacific Trust, and U.S. Restaurant Properties Master Partnership. For each of these transactions, Bishop-Crown analyzed the calculated multiples obtained by comparing prices paid by each of these companies to acquire its respective adviser/manager with the aggregate advisory fees earned by the adviser/or manager during the last full fiscal year prior to their acquisition by their customer company. Bishop-Crown calculated the following ranges of multiples: a range of purchase price to adviser revenues of 1.8x to 6.7x, with a mean of 4.1x; a range of purchase price to adviser EBITDA of 4.4 to 15.5, with a mean of 10.2; and a range of purchase price to adviser EBIT of 5.6 to 17.8, with a mean of 14.2.

Applying the applicable range of these multiples to the Adviser's revenue, EBITDA and EBIT, as annualized at December 31, 1997, Bishop-Crown concluded from this analysis that a range of implied values for the Adviser of $6.48 million to $12.3 million. None of these transactions, however, was the same as the Acquisition in terms of payment structure. However, Bishop-Crown concluded that this analysis supported an implied value for the Adviser in the range of $6.0 million to $6.8 million.

     In each comparable transaction, the real estate company acquired its respective adviser after the company had reached a significantly higher asset base than that of the Company and that, for the purposes of the acquisition, the adviser was valued based on the greater asset-based fee income resulting from the larger company asset base at that time. Under such circumstances, the respective adviser had not only received fees during the acquiring company's asset growth but had received fees and compensation from the company in connection with the value of the adviser enhanced as a result of the company's growth. Under the terms of the proposed Acquisition, the value of the Adviser is based on the current size of the Adviser and the Adviser and the Company's growth only through 1998. Under the proposed Acquisition, the Company will be able to acquire the Adviser at its current asset level and will not be required to pay for the Adviser unless and until its assets grow, through third-party equity investment, thereby offsetting to a great extent the dilution costs through the payment of the Share Consideration. While the Company will incur costs of self-administration and the internal acquisition of its properties, the Company will, upon acquisition of the adviser, no longer pay adviser fees, including acquisition fees. Accordingly, the Company will in essence be able to apply the profit, if any, which would have otherwise been realized by the Adviser from the adviser fees through this period of growth to the economic cost of the Share Consideration paid for the Adviser. Bishop-Crown considered this feature of the structure of the Acquisition to be of substantial benefit to the Company.

          Pro forma Acquisition Analysis. Bishop-Crown also analyzed the effect of the Acquisition on the financial projections of the REIT and on the price to be paid by the REIT for the Adviser. For the purposes of this analysis, Bishop-Crown considered the various financial models, including those assuming scenarios for growth in the Company's real estate assets based on growth rates of 10%, 30% and 50% through 2004. Pursuant to these financial models, Bishop-Crown compared anticipated FFO per share for (i) of the Company without giving effect to the Adviser Acquisition, (ii) of the Adviser without giving effect to the Acquisition; and (iii) of the Company and the Adviser on a pro forma basis after giving effect to the Acquisition. Pursuant to this analysis, Bishop-Crown observed that under each of the resulting nine possible scenarios, the transaction could be expected to be accretive to funds from operations for the Company in each year for the seven year period ending December 31, 2004.

     Conclusions. Based on the foregoing, Bishop-Crown determined that the mean average value of the Share Consideration to be paid in the Acquisition is within the range of Adviser Values stated in the Houlihan Opinion and the range of Advisor Values resulting from Bishop-Crown' analysis. Bishop-Crown therefore believes these analyses support its conclusion that the Share Consideration is fair to the Company and its Shareholders (other than Mr. Taylor) from a financial point of view.

     Bishop-Crown also considered Mr. Taylor's willingness to receive consideration in the form of the Common Shares in payment for the Adviser. Bishop-Crown noted that the Company's net economic cost per share will be, in general, less than the economic cost of cash payment because, in general, the Company's transaction costs for the Acquisition are expected to be less than its costs for equity or debt financing would be in the event cash consideration were paid.

     Bishop-Crown noted the current rates of the Company's equity growth from its offerings of Common Shares on a best-efforts basis and the Company's current lack of a regular secondary market for its Common Shares. In considering the fairness of the transaction, Bishop-Crown also considered the significant benefits to the Company which would result from self-management status. Bishop-Crown believes that the Company's ability to attract significant asset growth in equity investment will depend on its ability to attract underwriters capable of placing significant public offerings of the Company's Common Shares and the establishment of a secondary market for the Common Shares. Bishop-Crown believes that the Company, as a self-managed and self-administered REIT which internally acquires and develops its own real property investments, will greatly enhance the Company's appeal to any investment banking community. Bishop- Crown also believes that the capability to internally acquire and develop its own real property investments will make the Company substantially more competitive with other REITs with similar investment objectives. Bishop-Crown believes that the Acquisition of the Adviser on the terms proposed provide the Company with the best means of achieving self-management status within the shortest time frame. There were no material factors considered by Bishop-Crown which did not support its opinion that the Acquisition is fair to the Company and the shareholders (other than Mr. Taylor) from a financial point of view.

     In arriving at its opinion, Bishop-Crown did not attribute any particular weight to any analysis or factor considered by it, but rather made the qualitative judgments as to the significance and relevance of each analysis and factor, including its consideration and analyses of the projections. Bishop-Crown believes that all of its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the processes underlying the analyses undertaken by it in connection with its opinion. Furthermore, in its analyses, Bishop-Crown made numerous assumptions with respect to the Adviser, the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Adviser and the Company. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Bishop-Crown's opinion and the analyses and findings in connection therewith are not readily susceptible to summary description. Therefore, Bishop-Crown believes its analysis must be considered as a whole, and that considering any portion of its analysis or any one or selected number of its conclusions, without considering its analysis and conclusions in total, could create a misleading or incomplete view of the process underlying its opinion.

     In conducting its analysis and rendering its opinion, Bishop-Crown has made numerous assumptions with respect to general real estate industry performance, general business and other conditions, including conditions of the financial markets, most of which are and will be outside the control of the Company and its management. Thus, estimates used in Bishop-Crown's analysis are not necessarily indicative of actual results and circumstances of future events. Therefore, the actual events and circumstances and resulting values at future times may be significantly more or less favorable to the Company than those considered and assumed in Bishop-Crown's opinion. Bishop-Crown's analyses were prepared solely for the purposes of providing its opinion to the Independent Director as to the fairness of the consideration to be paid by the Company and to be received by the Company and its Shareholders (other than Mr.
Taylor) in the Adviser Acquisition, from a financial point of view, and do not purport to be appraisals or to reflect the prices at which the subject businesses or assets may be bought or sold.

     Bishop-Crown's fairness opinion was one of many factors taken into consideration by the Independent Directors in determining to approve the Acquisition and to recommend approval of the Acquisition to the shareholders of the Company. The foregoing summary does not purport to be a complete description of the analyses performed by Bishop-Crown and is qualified by reference to its written opinion included as a part of Annex B to this Proxy Statement. The preparation of its fairness opinion involves Bishop-Crown's determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to the particular circumstances resulting from the Acquisition given the existence of facts and conditions assumed.

     Bishop-Crown is a nationally recognized investment due diligence and financial advisory firm among member firms of the National Association of Securities Dealers, Inc (the "NASD"). Over the past ten years Bishop-Crown has provided due diligence underwriting and valuation services to individual member firms and industry groups. The Independent Directors selected Bishop-Crown to act as their financial adviser based on its experience with and expertise in small and emerging companies, including real-estate investment companies and REITs, its experience in evaluating the fairness of acquisitions of asset groups by their sponsors and/or affiliated managers, its experience and expertise in the due diligence examination and analysis of both private and public companies and its recognition among NASD member firms.

     Bishop-Crown had no restrictions or limitations imposed by either the Company or the Adviser with respect to its investigation made or the procedures followed in rendering its opinion. Bishop-Crown did not receive any instructions from either the Company, Mr.
Taylor, or his affiliates in connection with its engagement and analyses. Bishop-Crown is not affiliated with the Company, Mr.
Taylor or Houlihan.

     Bishop-Crown was formally engaged to render its opinion to the Independent Directors pursuant to a letter of engagement dated November 5, 1997 (the "Engagement Letter"). The Company has agreed to pay Bishop-Crown a fee of $47,500, all of which was paid upon delivery of its written opinion as of the date of this Proxy Statement. All of such fee was payable to Bishop-Crown whether or not its opinion was favorable as to the fairness of the Adviser Acquisition. In addition, the Company has agreed to reimburse Bishop-Crown for disbursements and to indemnify Bishop- Crown against certain liabilities, including liabilities under the Federal Securities Laws.

     Mr. Heilbron, founder and President of Bishop-Crown and a significant Shareholder of Bishop-Crown's parent corporation, has personally known Mr. Taylor since 1987. During this time, an affiliate of Bishop-Crown, PIM Financial Services, Inc., a registered broker-dealer, has provided securities distribution services to the Company and other affiliates of Mr. Taylor. Also, in February 1998, the Independent Directors engaged Bishop-Crown as a financial adviser regarding certain potential asset acquisitions currently under consideration. Bishop-Crown's engagement in such capacity was not contingent upon its issuance of a favorable opinion in connection with the Adviser Acquisition.

Houlihan Lokey Valuation Opinion

     At the request of the Independent Directors, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., has delivered its opinion that as of the date of its opinion letter, the fair market value of the Adviser, on a controlling interest basis, is reasonably stated in the range of $5.2 million to $6.8 million. For the purposes of their opinion, "fair market value" is defined as the amount at which the capital stock of the Adviser would change hands between a willing buyer and a willing seller, each having reasonable knowledge of all relevant facts, neither being under any compulsion to act, with equity to both. Houlihan rendered their opinion on the fair market value assuming that 100% of the controlling interest of the Adviser would be transferred in the Adviser Acquisition. A copy of Houlihan's opinion is included as Annex C to this Proxy Statement.

     Houlihan rendered its opinion to serve as a basis for the Independent Directors' evaluation of the Acquisition and for Bishop-Crown's evaluation of the fairness of the Acquisition transactions, from a financial point of view. Houlihan understood, in rendering its opinion, that the Company's Board of Directors, and any other recipient of the opinion, would consult with and rely solely upon their own legal counsel with respect to the definitions used therein. Houlihan makes no representation, directly or indirectly by the opinion, as to any legal matter or as to the sufficiency of the definition of fair market value or the other definitions used in the opinion for any purpose other than setting forth the scope of its opinion.

     In connection with its opinion, Houlihan made such reviews, analysis and inquiries as they deemed necessary and appropriate under the circumstances. Among other things, Houlihan: (i) met with certain members of the senior management of the Adviser to discuss the operations, financial condition, future prospects and projected operations and performance of the Adviser; (ii) visited certain facilities and business offices of the Adviser; (iii) reviewed the Adviser's internally prepared financial statements for the three fiscal years ended December 31, 1996 and interim financial statements ended October 31, 1997, which the Adviser's management has identified as being the most current financial statements available; (iv) reviewed a forecast prepared by the Adviser's management with respect to the Adviser for the year ended December 31, 1998; (v) reviewed the Trust's annual report to shareholders and Form 10-K for the fiscal year ended December 31, 1996 and quarterly report on Form 10-QSB for the quarter ended September 30, 1997; (vi) reviewed the Adviser's listing of affiliated entities (the Partnerships), related partnership agreements, and certain financial data regarding the Partnerships;
(vii) reviewed copies of the following agreements: 1) Omnibus Services Agreement dated May 2, 1994, 2) Proposal to Transfer Adviser Memorandum to the Independent Directors from H. Kerr Taylor dated December 23, 1997; (viii) reviewed certain other publicly available financial data for certain companies that they deemed comparable to the Adviser and other financial data for certain transactions that they deemed comparable to the Transaction; and
(ix) conducted such other studies, analysis and inquiries as we have deemed appropriate.

     In reaching its opinion, Houlihan relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it by the Company and the Adviser were reasonably prepared and reflect the best current available estimates of future financial results and the condition of the Company and the Adviser, and that there has been no material change in the assets, financial condition, business or prospects of the Company or the Adviser since the date of the most recent financial statements available to them. Houlihan did not independently verify the accuracy and completeness of the information supplied to it with respect to the Company or the Adviser and does not assume any responsibility with respect to it. Also, Houlihan did not make any physical inspection or independent appraisal of any of the properties or assets of the Company.

     In reaching its opinion, Houlihan gave consideration to the income-and-cash-generating capability of the Adviser. In its analysis, Houlihan valued the Adviser as a going concern, meaning that the underlying tangible assets of the Adviser were assumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the shareholders and creditors of the Adviser. Typically, an investor contemplating investment in a company with income-and-cash-generating capability similar to the Adviser will evaluate the risks and returns of its investment on a going-concern basis.

     In arriving at its opinion, Houlihan made its determination as to the fair market value of the Adviser on the basis of the analyses described below. Houlihan's opinion is not intended to be and does not constitute a fairness opinion with respect to the Adviser Acquisition, nor is Houlihan's opinion a recommendation to any security holder whether to vote in favor of or reject the proposed Adviser Acquisition. Houlihan will not update its opinion. Management is not aware of any significant change to any information which would alter Houlihan's valuation opinion.

     Houlihan used several methodologies to assess the fair market value of the Adviser. Each methodology provided an estimate as to the value of the Adviser. Furthermore, certain methodologies provided an estimate as to the value of the Adviser when owned by the REIT. With respect to arriving at the value of the Adviser, Houlihan performed the following analyses:

     One methodology was a "Market Analysis" which utilized the total invested capital ("TIC") expressed as a multiple of the latest fiscal year end's, the latest twelve months's and next fiscal year's earnings before interest, taxes, depreciation and amortization ("EBITDA") for a group of companies comparable to the Adviser and based upon such multiples arrived at a valuation indication for the Adviser. The public companies which Houlihan deemed comparable (the "Comparable Public Companies") to the Adviser were Cardinal Realty Services, Inc., Grubb and Ellis Co., Insignia Financial Group, Inc., Intergroup Corp., Inc., LaSalle Partners, Inc., Commercial Net Lease Realty, Inc., Excel Realty Trust, Inc., Franchise Finance Corp. of America, TriNet Corporate Realty Trust, Inc., and U.S. Restaurant Properties Master L.P. These public companies exhibited TIC/EBITDA multiples which ranged from 5.0 to 48.0 based upon EBITDA for the last fiscal year, the latest twelve months, and the projected next fiscal year.
Likewise, Houlihan analyzed certain transactions in which publicly traded real estate companies acquired their external adviser and determined the purchase price paid for such adviser expressed as a multiple of such adviser's EBITDA. The transactions (the "Comparable Transactions") considered by Houlihan included Captec Net Lease Realty, INMC Mortgage Holdings, Inc., Commercial Net Lease Realty, U.S. Restaurant Properties, LaSalle Partners, Berkshire Realty Company, Inc., Insignia Financial Group, Apartment Investment Management Company, Cross Country Group Inc., Cardinal Realty Services, First Service Corp., Realty Income Corporation, Surgard Storage Centers, Freeman Spogli and Co., and Equity Residential Properties Trust. The multiples of TIC/EBITDA in these transctions ranged from 6.4 to 18.8. Houlihan also considered the purchase price paid for the adviser in the Comparable Transactions as a ratio of the acquirer's total market value of equity, which ranged from 4.9 percent to 14.4 percent. Based upon the aforementioned multiples of TIC/EBITDA, Houlihan considered TIC/EBITDA multiples of 4.5 to 6.0 times EBITDA appropriate for the Adviser. Houlihan then multiplied such multiples by the Adviser's adjusted EBITDA to arrive at a valuation indication for the Adviser. The Adviser's EBITDA was adjusted for any non-recurring income or expenses, as well as, in certain cases, for the cost savings available to the REIT if the REIT owned the Adviser.

     An alternative methodology was a "Discounted Cash Flow Analysis" which utilized the Adviser's adjusted latest and forecasted EBITDA, adjusted for taxes, and assumed certain perpetual growth rates (3 percent to 7 percent) and certain discount rates (ten percent to twenty percent) to arrive at a valuation indication for the Adviser. Such growth rates and discounts rates are similar to the growth rates and weighted average costs of capital exhibited by the Public Comparables considered by Houlihan in the Market Analysis. Moreover, Houlihan considered certain cost savings available to the REIT as the owner of the Adviser, such as savings on development costs, administrative costs, certain other fees and expenses. Such cost savings were assumed to be available only for a finite period of time, which Houlihan assumed to be two years. Moreover, to reflect the increased risk of achieving such cost savings, Houlihan discounted such savings to the present with discount rates which ranged from 18 percent to 22 percent.

     Based on all of the aforementioned analyses Houlihan reached a conclusion as to the fair market value of the total capital of the Adviser in the range of $5.2 million to $6.8 million.

     The foregoing summary describes the material points of more detailed analysis performed by Houlihan in arriving at its opinion. The preparation of a valuation opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan did not attribute any particular weight to any analysis or factor considered by it, but rather made the qualitative judgements as to the significance and relevance of each analysis and factor, including its consideration and analysis of the projections. Houlihan believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all analysis, could create an incomplete view of the processes underlying the analysis undertaken by it in connection with its opinion. Furthermore, in its analysis, Houlihan made numerous assumptions with respect to the Adviser, the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Adviser and the Company. The estimates contained in such analysis are not necessarily indicative of actual values predictive of future results or values, which may be more or less favorable than suggested by such analysis. Additionally, analysis to the value of businesses or securities are not appraisals. Accordingly, such analysis and estimates are inherently subject to substantial uncertainty.

     The Independent Directors retained Houlihan to render valuation opinions based upon Houlihan's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuation for corporate purposes especially with respect to REITs and other real estate companies. Houlihan had no restrictions or limitations imposed by either the Company or the Adviser with respect to its investigation made or the procedures followed in rendering its opinion. Houlihan did not receive any instructions from either the Company, Mr. Taylor, or his affiliates in connection with its engagement and analysis. Houlihan has no material relationship with Mr. Taylor, his Affiliates, or Bishop-Crown.

     Houlihan was formally engaged to render its opinion to the Independent Directors pursuant to a letter of engagement dated November 7, 1997. The Company has agreed to pay Houlihan a fee of $40,000, all of which was paid upon delivery of its written opinion as of the date of this Proxy Statement. All of such fee was payable to Houlihan whether or not its opinion was favorable as to the fairness of the Acquisition and Houlihan's engagement in such capacity was not contingent upon its issuance of a favorable opinion in connection with the Acquisition. In addition, the Company has agreed to reimburse Houlihan for disbursements and to indemnify Houlihan against certain liabilities, including liabilities under the Federal Securities Laws.

     THE INDEPENDENT DIRECTORS HAVE UNANIMOUSLY APPROVED THE ACQUISITION AGREEMENT AND THE ACQUISITION TRANSACTIONS AND RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE ACQUISITION. UNLESS OTHERWISE INSTRUCTED, THE

PROXIES WILL VOTE "FOR" THE APPROVAL OF THE ACQUISITION.

     Shareholder Approval. Under the Company's Charter and the Maryland General Corporation Law, approval of the shareholders of the Company requires the affirmative vote of the holders of a majority of the outstanding Shares of the Company. For this purpose, the term "majority of the outstanding shares" means the vote of the holders of more than 50% of the Company's outstanding shares eligible to vote as of the Record Date at the Special Meeting.

     In the event this proposal is not approved, the Company will continue to rely on services from the Adviser and its affiliates under the Omnibus Services Agreement. The Independent Directors may also consider other means of becoming a self-administered and/or self-managed REIT, including a request that the shareholders of the Company reconsider this proposal or a similar proposal at a future meeting of Shareholders.

 PROPOSAL 2 - AMENDMENT TO BYLAWS TO AUTHORIZE THE ACQUISITION

     PROPOSAL TO AMEND THE BYLAWS OF THE COMPANY AUTHORIZING THE
ACQUISITION OF THE ADVISER UNDER THE TERMS PROPOSED IN PROPOSAL 1.

Proposal

     At the special meeting, the shareholders will be asked to approve that the Bylaws of the Company be amended by adding the following paragraph to the end of Section 3.13 of Article III thereof.

     "Notwithstanding anything to the contrary contained herein, including, without limitation, the provisions of this Article III, Section 13, the Company shall be authorized to perform all of its obligations and exercise all of its rights under the terms of that certain Acquisition Agreement, dated as of March 31, 1998, as amended (the "Acquisition Agreement"), between the Company and American Asset Advisers Realty Corporation, a Texas corporation (the "Adviser") and its affiliates and each of the other agreements and transactions contemplated thereby, including, without limitation, the following agreements (as each of such agreements are defined in the Acquisition Agreement) and the transactions contemplated by such agreements: (i) Agreement and Plan of Merger; (ii) the Facilities and Personnel Agreement, and (iii) the Property Purchase Rights Agreement."


Background and General Information

     The Bylaws of the Company contain certain provisions which could prohibit the Acquisition from being completed. For example,
Article III, Section 13 of the Bylaws currently restricts the Company from selling properties to its Manager, a sponsor of the Company, trustees or affiliates thereof. Other transactions with affiliates (including purchases of property from the Adviser or its affiliates) are also restricted but the Company may enter into such transactions with the approval of a majority of the Board of Directors, including the approval of a majority of the Independent Directors. It is not clear that the Acquisition could be considered to include the sale of property to or a purchase of property from the Adviser. Article III, Section 13 also requires that any transaction between the Company and the Adviser or its affiliates must be approved by a majority of the Independent Directors.

     Since the Independent Directors and the Board of Directors have approved the Acquisition, the Independent Directors have determined to amend the Bylaws in order to be able to enter into various obligations contemplated by the Acquisition Agreement. Therefore, in order to remove any doubt as to the ability of the Company to consummate the Acquisition, shareholders are being asked to consider and vote upon the amendment to the Bylaws.

THE INDEPENDENT DIRECTORS HAVE UNANIMOUSLY APPROVED THIS PROPOSAL
AND RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE PROPOSAL. UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE
IN FAVOR OF THE PROPOSAL TO AMEND THE COMPANY'S BYLAWS.

Shareholder Approval

     The Proposal to amend the Bylaws of the Company is not contingent upon the approval by the Shareholders of any other
Proposal. The affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve and adopt this proposal.

  PROPOSAL 3 - AMENDMENT TO BYLAWS TO CHANGE INVESTMENT POLICY
                          RESTRICTIONS

PROPOSAL TO DELETE CERTAIN INVESTMENT POLICY RESTRICTIONS REQUIRING THE COMPANY TO INVEST ONLY IN PROPERTIES SUBJECT TO LONG-TERM NET
LEASES TO TENANTS (AND/OR GUARANTORS) HAVING A SPECIFIED MINIMUM
DEMONSTRABLE NET WORTH.

Proposal

     At the Special Meeting the Shareholders of the Company will be asked to approve an amendment to the Company's Bylaws to authorize the Acquisition and to approve a change in the Company's investment policy restrictions regarding leases of the Company's properties.

Background and General Information

     The Bylaws of the Company and its stated investment policy restrictions generally require the Company to invest only in properties subject to a long-term net lease; that is a lease with an initial term of 7 years or longer and requires the tenant to pay essentially all costs related to the maintenance and operation of the leased premises, including, but not limited to, taxes, insurance and maintenance costs.

     The Company's Bylaws under Section 3.13 provide that the Board may not make a material change in the Company's investment policies, prohibitions or restrictions without the prior approval of the shareholders owning a majority of the outstanding common shares. While the foregoing investment policies are not expressly provided for in the Company's Bylaws, the Company has expressed such policies in its prospectuses and in other communications to its shareholders.

     If the Proposal is adopted under the proposed amendment to the Company's investment policy restrictions, the Company will no longer require tenants for its properties to demonstrate through financial statements or other reliable documentation, a net worth of at least $40 million. Also, the Company will no longer require that a property, at the time it is acquired, be subject to a long-term net lease to a national or regional tenant. Instead, the Company's management will determine on an individual basis, appropriate tenant requirements and lease terms for its properties.
In circumstances where management deems appropriate, properties may be leased to local tenants under shorter term "semi-gross" leases which provide for greater and more frequent increases in tenant rents in consideration for other Company's obligation to pay certain, of the properties' operating expenses. Also, the Company will no longer, as an investment policy, confine its property investments to stand-alone single tenant properties. In circumstances deemed appropriate by management, the Company may acquire and develop multi-pad parcels which may be developed and leased to multiple tenants and may also acquire multi-unit properties. If approved, management intends to implement these changes immediately, whether or not the Acquisition is approved and consummated.

     Accordingly, if this proposed amendment is approved, the Company plans to pursue three general areas of real property investments: (i) the Company will continue to seek attractively located single-tenant properties under lease to national and regional tenants, (ii) the Company will seek attractively located multi-pad tracts and develop thereon multiple structures for lease, and (iii) the Company will seek multi-unit retail properties leased to two or more tenants, which are attractively located at main intersections in close proximity to other high-grade retail rental properties, such as properties located adjacent to or in close proximity to regional or larger urban shopping centers or malls.
As tenants for its multi tenant and smaller single pad properties, management plans to consider a broader range of potential tenants including, when deemed appropriate, smaller regional and local tenants who are able to demonstrate a financial ability to fulfill their lease obligations. Management will require the Company's tenants, their co-signees and/or guarantors to demonstrate the ability to meet their lease obligations. Management will have unlimited discretion to make this determination. In making this determination, management may review and rely upon, among other factors, the person's financial status, operating history, credit history and/or credit references. The Company believes that the expansion in its acquisition and development targets will enable the Company to better diversify its real estate holdings and enhance and preserve the value of its real estate portfolio.

THE INDEPENDENT DIRECTORS HAVE UNANIMOUSLY APPROVED THIS PROPOSAL
AND RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE PROPOSAL. UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE
IN FAVOR OF THE PROPOSAL TO AMEND THE COMPANY'S BYLAWS.


      PROPOSAL 4 - AMENDMENT TO ARTICLES OF INCORPORATION
                  TO CHANGE THE COMPANY'S NAME

     At the Special Meeting, the shareholders of the Company will be asked to approve an amendment to Article I of the Company's Charter to change the Company's name to "AmREIT, Inc.," or such other name as similar thereto as the Board of Directors of the Company may determine as appropriate.

     Proposal. It is proposed that Article I of the Articles of Incorporation of the Company be amended to read as follows:

                          "ARTICLE I

                              Name

     The name of the corporation is AmREIT, Inc. (Hereinafter called the "Corporation")."

     Background and General Information. The name change is being proposed to provide a charter name for both convenience of use and distinctive identification of the company in its market. The name change, if approved, will not affect the rights of any Company shareholder and is being proposed solely to clarify the Company's present and proposed business emphasis.

     If approved, the name of the Company will be changed to "AmREIT, Inc." The name change will not become effective until approved by the shareholders. The proposal to amend the Company's Articles of Incorporation has been approved by a majority of the Board of Directors.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE PROPOSAL. UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

     Shareholder Approval. The vote of a majority of the shares of the Company eligible to vote at the Special Meeting, provided at least a quorum (a majority of the outstanding shares) is represented in person or by proxy, is sufficient for the approval of the proposed Amendment to the Company's Articles of Incorporation to change the Company's name. The resolution to change the Company's name is contingent upon shareholder approval of the other Proposals set forth in this Proxy Statement.

     If the proposed Amendment is approved, the Company's name will be changed to AmREIT, Inc. (or a name as similar thereto as the Board of Directors may determine as appropriate) effective upon the filing of an amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Maryland. Such amendment will be filed promptly after shareholder approval is obtained.

     If the shareholders of the Company fail to approve the proposed Amendment to the Company's Articles of Incorporation, the name of the Company will remain unchanged. The Board of Directors, in its discretion, may determine not to change the name of the Company, notwithstanding shareholder approval, if the proposals in this Proxy Statement are not approved. The Board may, however, consider further action and could request the shareholders of the Company to reconsider the amendment to the Company's Articles of Incorporation.

                      THE SPECIAL MEETING

Purpose of the Meeting

     At the Special Meeting, the holders of Common Shares will be asked to (i) consider and vote upon a proposal to approve and adopt the Acquisition, (ii) consider and vote upon the amendment to the

Bylaws necessary to consummate the Acquisition, and (iii) consider and vote upon the amendment to the Articles of Incorporation necessary to change the name of the Company.

Date, Time and Place; Record Date

     The Special Meeting is scheduled to be held at 10:00 a.m., local time, on Friday, June 5, 1998, at the offices of the Company at Eight Greenway Plaza, Suite 824, Houston, Texas 77046. The Board of Directors has fixed the close of business on April 14, 1998 as the record date for the determination of holders of Common Shares entitled to notice of and to vote at the Special Meeting. On April 14, 1998, there were 2,027,143 Common Shares outstanding and the Company had approximately 1,050 record holders. As of April 14, 1998, the Adviser and the Company's Directors and executive officers beneficially owned an aggregate of 23,299 Common Shares or approximately 1.15% of the outstanding Common Shares. Mr. Taylor has agreed, subject to certain conditions, and each of such other persons has indicated his or her intent, to vote his or her Common Shares in favor of the Acquisition Agreement and the Acquisition as well as in favor of the amendments to the Bylaws and the Articles of Incorporation.

     Any shareholder of the Company who executes and returns a proxy card may revoke such proxy at any time before it is voted by
(i) notifying in writing the Secretary of the Company at American Asset Advisers Trust, Inc., Eight Greenway Plaza, Suite 824, Houston, Texas 77046; (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Special Meeting. As described above, no person will be admitted to the Special Meeting without verification of ownership and, therefore, if a person is not admitted to the Special Meeting, such person will not be able to revoke a previously granted proxy by appearing in person.

Voting Rights

     The Charter of the Company provides that any amendments require the affirmative vote of a majority of the outstanding Common Shares. Because amendment of the Bylaws is required to consummate the Acquisition, the Board of Directors has also conditioned the Acquisition on the approval by the holders of at least a majority of the outstanding Common Shares. Therefore, assuming the existence of a quorum, the affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve the Acquisition. The affirmative vote of the holders of at least a majority of the outstanding Common Shares is required to approve and adopt the amendments to the Bylaws and the Articles of Incorporation. Holders of record of Common Shares on the Company Record Date are entitled to one vote per Common Share at the Special Meeting. The presence, either in person or by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum at the Special Meeting.

     If a shareholder attends the Special Meeting, he or she may vote by ballot. However, since many shareholders may be unable to attend the Special Meeting, the Board of Trustees is soliciting proxies so that each holder of Common Shares on the Company Record Date has the opportunity to vote on the proposals to be considered at the Special Meeting. When a proxy card is returned, properly signed and dated, the Common Shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not return a signed proxy card, his or her Common Shares will not be voted and thus will have the effect of a vote against the amendments to the Bylaws and Articles of Incorporation and the Acquisition Agreement and the Acquisition. Similarly, broker non-votes and abstentions have the effect of a vote against the amendments to the Bylaws and the Articles of Incorporation and the Acquisition Agreement and the Acquisition. Shareholders are urged to mark the box on the proxy card to indicate how their

Common Shares are to be voted. If a shareholder returns a signed proxy card, but does not indicate how his or her Common Shares are to be voted, the Common Shares represented by the proxy card will be voted "FOR" the Acquisition, "FOR" approval and adoption of the amendment to the Bylaws and "FOR" approval and adoption of the amendment to the Articles of Incorporation. The proxy card also confers discretionary authority on the individuals appointed by the Board of Directors and named on the proxy card to vote the Common Shares represented thereby on any other matter that is properly presented for action at the Special Meeting. Such discretionary authority will not be used to vote for adjournment of the Special Meeting to permit further solicitation of proxies if the shareholder votes against any proposal.

     Any shareholder of the Company who executes and returns a proxy card may revoke such proxy at any time before it is voted by
(i) notifying in writing the Secretary of the Company at Eight Greenway Plaza, Suite 824, Houston, Texas 77046, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

Other Matters

     The Company is not aware of any business or matter other than those indicated above which may be properly presented at the Special Meeting. If, however, any other matter properly comes before the Special Meeting, the proxy holders will vote thereon in their discretion.


                     SHAREHOLDER PROPOSALS

     Any shareholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and Proxy for the 1999 Annual Meeting must submit such proposal so that it is received by the Company no later than December 8, 1999.

                    DISCRETIONARY AUTHORITY

     While the Notice of the Special Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors of the Company has no knowledge of any matters to be presented for action by the shareholders other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event any additional matters should be presented.

     SHAREHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND
RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO
POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

May 6, 1998                 BY ORDER OF THE BOARD OF DIRECTORS,
Houston, Texas                /s/  H. Kerr Taylor, Secretary

                 INDEX TO FINANCIAL INFORMATION


American Asset Advisers Trust, Inc. Financial Statements

     Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . F-2

     Consolidated Balance Sheet at December 31, 1997 . . . . . . . . . . . F-3

     Consolidated Statements of Income
     for the Years Ended December 31, 1997 and 1996. . . . . . . . . . . . F-4

     Consolidated Statements of Shareholder's Equity
     for the Years Ended December 31, 1997 and 1996. . . . . . . . . . . . F-5

     Consolidated Statements of Cashflows
     for the Years Ended December 31, 1997 and 1996. . . . . . . . . . . . F-6

     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . F-7

Pro Forma Financial Information

     Introductory Statement. . . . . . . . . . . . . . . . . . . . . . .  F-15

     Unaudited Pro Forma Balance Sheet as of December 31, 1997 . . . . .  F-16

     Notes to Unaudited Pro Forma Balance Sheet. . . . . . . . . . . . .  F-17

     Unaudited Pro Forma Statement of Operations
     for the Year Ended December 31, 1997. . . . . . . . . . . . . . . .  F-18

     Notes to Unaudited Pro Forma Statement of Operations. . . . . . . .  F-19


                               F-1


INDEPENDENT AUDITORS' REPORT

To the Board of Directors
American Asset Advisers Trust, Inc.

We have audited the accompanying consolidated balance sheet of American Asset Advisers Trust, Inc. (the "Company") as of December 31, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1997. Our audits also included the financial statement schedule listed in the Index. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether
the financial statements are free of material misstatement.   An
audit includes examining, on a test basis, evidence supporting
the amounts and disclosures in the financial statements.   An
audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





DELOITTE & TOUCHE LLP

Houston, Texas
March 10, 1998


                                   F-2


                   AMERICAN ASSET ADVISERS TRUST, INC.
                       CONSOLIDATED BALANCE SHEET
                            DECEMBER 31, 1997


ASSETS
 Cash and cash equivalents                                    $ 1,401,740
 Accounts receivable                                              124,600
 Property:
   Escrow deposits                                                 11,100
   Land                                                         6,379,675
   Land under development                                         750,000
   Buildings                                                    8,037,003
   Construction in progress                                     6,991,360
                                                               22,169,138
   Accumulated depreciation                                      (341,272)
     Total property                                            21,827,866
 Net investment in direct financing leases                      3,161,196
 Other assets:
   Prepaid acquisition costs                                      372,686
   Accrued rental income                                          168,179
   Organization costs, net of accumulated amortization
      OF $223,672                                                  90,096
     Total other assets                                           630,961
 TOTAL ASSETS                                                 $27,146,363

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities:
   Notes payable                                              $ 6,131,489
   Accounts payable                                               108,823
   Security deposit                                                15,050
     TOTAL LIABILITIES                                          6,255,362
 Minority interest                                              5,260,795
 Commitments (Note 10)
 Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares
      authorized, none issued
   Common stock, $.01 par value, 100,000,000 shares
      authorized, 1,868,213 shares issued and outstanding          18,682
   Capital in excess of par value                              16,665,300
   Accumulated distributions in excess of earnings             (1,053,776)
     TOTAL SHAREHOLDERS' EQUITY                                15,630,206
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $27,146,363


See Notes to Consolidated Financial Statements.

                                     F-3


                     AMERICAN ASSET ADVISERS TRUST, INC.
                      CONSOLIDATED STATEMENTS OF INCOME


                                                For the Years Ended December 31,
                                                          1997          1996
Revenues:
  Rental income from operating leases                 $1,217,187    $ 780,768
  Earned income from direct financing leases             339,628      144,020
  Interest income                                        153,895      137,528

    Total revenues                                     1,710,710    1,062,316

Expenses:
  General operating and administrative                   112,464       84,414
  Reimbursements and fees to related party               106,504       37,910
  Interest                                                 6,000        5,000
  Depreciation and amortization                          208,769      175,533
  Potential acquisition costs                            282,890            -

    Total expenses                                       716,627      302,857

Income before minority interest in net income of
  consolidated joint ventures                            994,083      759,459

Minority interest in net income of consolidated
  joint ventures                                        (455,226)    (216,652)

Net income to common shareholders                     $  538,857    $ 542,807


Basic earnings per share                              $     0.34    $    0.51
Diluted earnings per share                            $     0.33    $    0.48

Weighted average number of common shares outstanding   1,563,048    1,066,353
Weighted average number of common shares outstanding
  plus dilutive potential common shares                1,624,217    1,127,832



See Notes to Consolidated Financial Statements.

                                     F-4


                    AMERICAN ASSET ADVISERS TRUST, INC.
             CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                            Accumulated
                                                            Capital in     distributions
                                         Common Stock        excess of     in excess of
                                       Number     Amount     par value       earnings         Total

Balance at December 31, 1995          827,876   $ 8,279   $ 7,438,368    $    (304,724)   $ 7,141,923

  Net income                                -         -             -          542,807        542,807

  Distributions ($.71 per share)            -         -             -         (737,277)      (737,277)

  Issuance of common stock            377,049     3,770     3,810,883                -      3,814,653

  Stock issuance costs                      -         -      (468,404)               -       (468,404)

Balance at December 31, 1996        1,204,925    12,049    10,780,847         (499,194)    10,293,702

  Net income                                -         -             -          538,857        538,857

  Distributions ($.72 per share)            -         -             -       (1,093,439)    (1,093,439)

  Issuance of common stock            663,288     6,633     6,783,642                -      6,790,275

  Stock issuance costs                      -         -      (899,189)               -       (899,189)

Balance at December 31, 1997        1,868,213   $18,682   $16,665,300    $  (1,053,776)   $15,630,206



See Notes to Consolidated Financial Statements.


                                   F-5


                     AMERICAN ASSET ADVISERS TRUST, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                For the Years Ended December 31,
                                                         1997            1996
Cash flows from operating activities:
  Net income                                        $   538,857     $  542,807
  Adjustments to reconcile net income to net cash
    flows from operating activities:
      Amortization                                       62,754         61,789
      Depreciation                                      146,015        113,744
      Increase in accounts receivable                  (119,481)        (5,119)
      Increase (decrease)  in accounts payable           72,588        (31,246)
      Cash receipts from direct financing leases
        greater (less) than income recognized            (9,398)         1,017
      Decrease (increase) in escrow deposits, net of
        minority interest partners                       27,150        (38,250)
      Increase in accrued rental income                 (93,554)       (50,780)
      Increase in minority interest                     455,226        216,652
        Net cash provided by operating activities     1,080,157        810,614

Cash flows from investing activities:
  Acquisition of real estate:
    Accounted for under the operating lease method   (3,668,365)    (1,695,146)
    Accounted for under the direct financing lease            -     (1,342,805)
    Land under development                             (750,000)             -
    Construction in progress                         (6,991,360)             -
  Change in prepaid acquisition costs                  (298,350)         3,425
    Net cash used in investing activities           (11,708,075)    (3,034,526)

Cash flows from financing activities:
  Proceeds from issuance of stock, net                5,891,086      3,346,249
  Prepaid issuance costs                                101,399       (101,399)
  Proceeds from note payable                          5,981,489              -
  Distributions paid to shareholders                 (1,093,439)      (737,277)
  Distributions to minority interest partners          (467,188)      (232,311)
    Net cash provided by financing activities        10,413,347      2,275,262

Net (decrease) increase in cash and cash
  equivalents                                          (214,571)        51,350
Cash and cash equivalents at beginning of year        1,616,311      1,564,961
Cash and cash equivalents at end of year            $ 1,401,740     $1,616,311

Supplemental disclosure of non-cash financing
  activities:
  Real estate and escrow deposit contributed by
    partners of the consolidated joint ventures
      (minority interest)                           $ 1,677,659     $2,051,337


 See Notes to Consolidated Financial Statements.


                                    F-6


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

American Asset Advisers Trust, Inc. ("the Company") was incorporated on August 17, 1993 as a Maryland corporation. The initial issuance of 20,001 shares of stock for $200,010 was to American Asset Advisers Realty Corporation ("AAA"). Commencing March 17, 1994, the Company offered up to 2,000,000 additional shares of common stock together with 1,000,000 warrants. The warrants were exercisable at $9 per share between March 17, 1997 and March 15, 1998. As of December 31, 1997, 501,583
warrants were outstanding. The offering period of the initial public offering terminated on March 15, 1996 with 1,008,252 shares being issued. On June 18, 1996, the Company commenced a follow-on offering of up to 2,853,659 additional shares of its common stock. The offering will terminate June 17, 1998 unless terminated earlier. As of December 31, 1997, 839,960 shares in this second offering were issued, bringing the total shares issued and outstanding to 1,868,213 shares.

The Company was formed to acquire commercial and industrial real estate properties using invested and borrowed funds. The selection, acquisition and supervision of the operation of the properties are managed by AAA, a related party.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of American Asset Advisers Trust, Inc. and its six joint ventures with related parties. The Company owns greater than 50% of these joint ventures and exercises control over operations.

BASIS OF ACCOUNTING

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

REAL ESTATE

Real estate is leased to others on a net lease basis whereby all operating expenses related to the properties, including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for under the operating lease method or the direct financing lease method.

                                   F-7

Under the operating lease method, the properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged based upon the estimated useful life of the property. Under the direct financing lease method, properties are recorded at their net investment (see
Note 3). Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

Expenditures related to the development of real estate are carried at cost plus capitalized carrying charges, acquisition costs and development costs. Carrying charges, primarily interest and loan acquisition costs, and direct and indirect development costs related to buildings under construction are capitalized as part of construction in progress. Interest of $132,950 was capitalized on properties under construction during 1997.

Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value.

DEPRECIATION

Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.

ORGANIZATION COSTS

Organization costs incurred in the formation of the Company are amortized on a straight-line basis over five years.

STOCK ISSUANCE COSTS

Issuance costs incurred in the raising of capital through the sale of common stock are treated as a reduction of shareholders' equity.

STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

No cash was paid for interest during 1997 or 1996.

FEDERAL INCOME TAXES

The Company is qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, and is, therefore, not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status, including the requirement that at least 95% of its real estate investment trust taxable income is distributed by March 15 of the following year.

                                   F-8

EARNINGS PER SHARE

Basic earnings per share has been computed by dividing net income to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share has been computed by dividing net income to common shareholders (as adjusted) by the weighted average number of common shares outstanding plus dilutive potential common shares.

The following table presents information necessary to calculate basic and diluted earnings per share for the periods indicated, with 1996 being restated to conform with the requirements of the Statement of Financial Accounting Standards No. 128,
Earnings Per Share, described below:

                                               For the Year Ended December 31,
                                                    1997                1996
BASIC EARNINGS PER SHARE
  Weighted average common shares outstanding     1,563,048           1,066,353
    Basic earnings per share                     $     .34           $     .51

DILUTED EARNINGS PER SHARE
  Weighted average common shares outstanding     1,563,048           1,066,353
  Shares issuable from assumed conversion of
    warrants                                        61,169              61,479
  Weighted average common shares outstanding,
    as adjusted                                  1,624,217           1,127,832
      Diluted earnings per share                 $     .33           $     .48

EARNINGS FOR BASIC AND DILUTED COMPUTATION
  Net income to common shareholders (basic and
    diluted earnings per share computation)      $ 538,857           $ 542,807


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company believes the carrying value of financial instruments consisting of cash, cash equivalents, accounts receivable and accounts and notes payable approximate their fair value.

NEW ACCOUNTING PRONOUNCEMENTS

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share. SFAS No. 128, which was effective for periods ending after December 15, 1997, specifies the computation, presentation and disclosure requirements of earnings per share and supercedes Accounting Principles Board Opinion No. 15. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share, which excludes the impact of common share equivalents, replaces primary earnings per share. Diluted earnings per share, which utilizes the average market price per share as opposed to the greater of the average market price per share or ending market

                                    F-9

price per share when applying the treasury stock method in determining common share equivalents, replaces fully diluted earnings per share.

In February 1997, the FASB also issued SFAS No. 129, Disclosure of Information about Capital Structure, which establishes standards for disclosing information about an entity's capital structure. SFAS No. 129 was effective for periods ending after December 15, 1997. The adoption of SFAS No. 129 did not impact the Company's capital structure disclosures as the Company was already in compliance with this SFAS.

In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments and related information in interim and annual financial statements. SFAS No. 131 will not impact the Company's financial statements as it reports as a single segment. SFAS Nos. 130 and 131 are effective for periods beginning after December 15, 1997. Management is evaluating what, if any, additional disclosures or reporting may be required upon the implementation of SFAS No. 130.

2. OPERATING LEASES

A summary of minimum future rentals, exclusive of any renewals, under noncancellable operating leases in existence at December
31, 1997 is as follows:

               1998                          $     1,510,662
               1999                          $     1,536,879
               2000                          $     1,561,707
               2001                          $     1,570,744
               2002                          $     1,605,727
               2003-2016                     $    11,005,543

3. NET INVESTMENT IN DIRECT FINANCING LEASES

The Company's net investment in its direct financing leases at December 31, 1997 included:


Minimum lease payments receivable            $     7,110,814
Unguaranteed residual value                        1,557,904
Less: Unearned income                              5,507,522
                                             $     3,161,196

A summary of minimum future rentals, exclusive of any renewals, under the noncancellable direct financing leases are summarized as follows:

               1998                          $       330,229
               1999                          $       333,165
               2000                          $       336,590
               2001                          $       343,251
               2002                          $       363,233
               2003-2016                     $     5,404,346

                                  F-10


4. CONSOLIDATED JOINT VENTURES

The Company consolidates all of its joint ventures due to its ability to control operations. Pursuant to the Joint Venture Agreements that incorporate the provisions to the Texas Revised Partnership Act, the Company as majority owner may make management decisions, such as the sale of the property, without the consent of the minority joint venture interests.

On October 16, 1997, the Company entered into a joint venture with AAA Net Realty XI, Ltd., an entity with common management. The joint venture was formed for the purchase of a property, which is being operated as a Hollywood Video store in Lafayette, Louisiana. The property was purchased on October 31, 1997 after the construction was completed. The Company's interest in the joint venture is 74.58%.

On February 11, 1997, the Company entered into a joint venture with AAA Net Realty XI, Ltd. The joint venture was formed for the purchase of a property, which is being operated as a Just For Feet retail store in Baton Rouge, Louisiana. The property was purchased on June 9, 1997 after the construction was completed. The Company's interest in the joint venture is 51%.

On September 23, 1996, the Company formed a joint venture, AAA Joint Venture 96-2, with AAA Net Realty Fund XI, Ltd. The joint venture was formed for the purpose of acquiring a parcel of land in The Woodlands, Texas upon which the tenant, Bank United, constructed a branch bank building at its cost. At the termination of the lease the improvements will be owned by the joint venture. The Company?s interest in the joint venture is 51%.

On April 5, 1996, the Company formed a joint venture, AAA Joint Venture 96-1, with AAA Net Realty Fund XI, Ltd. and AAA Net Realty Fund X, Ltd., entities with common management, for the purpose of acquiring a property which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Company's interest in the joint venture is 51.9%.

On September 12, 1995, the Company formed a joint venture, AAA Joint Venture 95-2, with AAA Net Realty Fund XI, Ltd. for the purpose of acquiring a property in Wichita, Kansas on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 51%.

On October 27, 1994, the Company formed a joint venture, AAA Joint Venture 94-1, with AAA Net Realty Fund X, Ltd. for the purpose of acquiring a property in Independence, Missouri on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 54.84%.

5. NOTES PAYABLE

In December 1997, the Company entered into an amended and restated unsecured revolving credit agreement (the "Amended Credit Agreement") with a borrowing capacity up to $15,000,000 through February 1999. The actual amount available to the Company is dependent on certain covenants such as the value of unencumbered assets. The Amended Credit Agreement currently bears interest at 2.00% over varying London Interbank Offered Rates and it is being used to acquire additional properties. As of December 31, 1997, $5,981,489 was outstanding under the Amended Credit Agreement.

                                   F-11

In addition, the Company has a note payable to its president in the amount of $150,000 plus accrued interest totaling $17,000 as of December 31, 1997. This note is unsecured, payable upon demand and bears interest at 8%. Interest incurred on this note was $12,000 in 1997 (of which $6,000 was capitalized) and $5,000 in 1996.

6. MAJOR TENANTS

The Company's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes rental income by lessee for 1997 and 1996 under both operating lease and direct financing lease methods of accounting:

                                                               1997       1996

Tandy Corporation (Mesquite, Texas)                      $  108,900   $ 108,900

America's Favorite Chicken Company (Smyrna, Georgia)         97,931      91,875

Blockbuster Music Retail, Inc. (Independence, Missouri
          and Wichita, Kansas)                              377,901     377,901

OneCare Health Industries, Inc. (Houston, Texas)            201,638     201,638

Just For Feet, Inc. (Tucson, Arizona and Baton Rouge,
          Louisiana)                                        590,192     123,244

Bank United (The Woodlands, Texas and Houston, Texas)       157,801      21,230

Hollywood Entertainment Corp. (Lafayette, Louisiana and
          Ridgeland, Mississippi)                            22,452           -

Total                                                    $1,556,815   $ 924,788

7. FEDERAL INCOME TAXES

The differences between net income for financial reporting purposes and taxable income before distribution deductions relate primarily to temporary differences and to certain organization costs which are amortized for financial reporting purposes only.

For income tax purposes, distributions paid to shareholders
consist of ordinary income, capital gains and return of capital as follows:
                                    1997         1996

Ordinary Income                $   795,918   $  545,967

Capital gains                            -            -

Return of capital                  297,521      191,310

                               $ 1,093,439   $  737,277

                                   F-12

8. RELATED PARTY TRANSACTIONS

AAA owns 20,001 shares of the Company's stock. The common stock of AAA is wholly owned by the president and director of the Company. In addition, the Company has entered into an Omnibus Services Agreement with AAA whereby AAA provides property acquisition, leasing, administrative and management services for the Company. Reimbursements and fees of $106,504 and $37,910 were incurred and charged to expense in 1997 and 1996, respectively.

AAA has incurred certain costs in connection with the organization and syndication of the Company. Reimbursement of these costs become obligations of the Company in accordance with the terms of the offering. Costs of $164,985 and $98,494 were incurred by AAA in 1997 and 1996, respectively, in connection with the issuance and marketing of the Company's stock. These costs are reflected as issuance costs and are recorded as a reduction to capital in excess of par value.

Acquisition fees, including real estate commissions, finders fees, consulting fees and any other non-recurring fees incurred in connection with locating, evaluating and selecting properties and structuring and negotiating the acquisition of properties are included in the basis of the properties. Acquisition fees of $1,059,805 and $222,785 were incurred and paid to AAA during 1997 and 1996, respectively. Acquisition fees paid to AAA in 1997 included $372,686 that was earned prior to purchasing certain properties.

On August 8, 1997, the Company entered into a loan agreement as the lender with AmReit Development Corp., an entity with common management, in the amount of $2,247,254 for the purpose of developing a property in Lake Jackson, Texas that will be acquired by the Company upon completion of the property. As of December 31, 1997, $1,928,974 was outstanding on the loan. The loan bears interest at the prime lending rate and matures on May 1, 1998.

On September 18, 1997, the Company entered into a loan agreement as the lender with Centurion Video, Ltd. in the amount of $1,153,794 for the purpose of developing a property in Ridgeland, Mississippi that was acquired by the Company upon completion of the property. AAA Net Developers, Ltd., an entity with common management, was the limited partner in Centurion Video, Ltd. As of December 31, 1997, the loan was repaid in full. The loan had interest at the prime lending rate plus .5%.

See Note 4 for joint venture agreements with related parties.

9. PROPERTY ACQUISITIONS IN 1997

On December 30, 1997, the Company acquired a newly constructed property on lease to Hollywood Entertainment Corporation for the purchase price of $1,285,854. The property is being operated as a Hollywood Video store in Ridgeland, Mississippi. The lease agreement extends for fifteen years, however the tenant has the option to renew the lease for four additional terms of five years each. The lease has provisions for an escalation in the rent after the fifth year of the lease. The Company did not record any income from Hollywood Entertainment Corporation in 1997 related to this property.

                                    F-13

On October 31, 1997, the Company acquired a 74.58% interest in a newly constructed property on lease to Hollywood Entertainment Corporation through a joint venture with an entity with common management for the purchase price of $863,407. The property is being operated as a Hollywood Video store in Lafayette, Louisiana. The lease agreement extends for fifteen years, however the tenant has the option to renew the lease for four additional terms of five years each. The lease has provisions for an escalation in the rent after the fifth year of the lease. The Company recorded $22,452 of income from Hollywood Entertainment Corporation in 1997.

On June 9, 1997, the Company acquired a 51% interest in a newly constructed property on lease to Just For Feet, Inc. through a joint venture with an entity with common management for the purchase price of $1,517,005. The property is being operated as a Just For Feet retail store in Baton Rouge, Louisiana. The lease agreement extends for fifteen years, however the tenant has the option to renew the lease for two additional terms of five years each. The lease has provisions for an escalation in the rent after the fifth and tenth years of the lease. The Company recorded $184,296 of income from this Just For Feet location in 1997.

As no buildings had previously been constructed on any of the properties acquired by the Company during 1997, the rental income received by the Company from these properties represents the initial results of operations. Consequently, no pro-forma information is presented.

10. COMMITMENTS

At December 31, 1997, the Company is committed to incur additional costs of approximately $3,880,000 in connection with properties under development.

At a special meeting of the Company's Board of Directors held on December 31, 1997, the Board of Directors, other than Mr. H. Kerr Taylor, who abstained from the vote due to his interest in the transaction, approved the Company's becoming a self-managed REIT through the acquisition of AAA. In pursuing this acquisition, the Company will incur additional costs of approximately $100,000. Such costs incurred in 1997 of $282,890 were charged to expense. If approved by the shareholders and consummated, the Company will initially issue 213,260 shares. The fair market value of the shares paid in consideration will be charged to expense. In addition, the Company may issue 686,740 additional shares upon the achievement of certain goals. The fair market value of such shares will be charged to expense.

                                   F-14

       PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following unaudited pro forma financial information for American Asset Advisers Trust, Inc. (the "Company") gives effect to the merger and is based on estimates and assumptions set forth in the notes to the financial statements which include pro forma adjustments. This unaudited pro forma financial information has been prepared from the historical financial statements of the Company and of American Asset Advisers Realty Corp. (the "Adviser"). The pro forma balance sheet assumes that the merger occurred on December 31, 1997. The pro forma statement of operations assumes that the merger occurred on January 1, 1997. The pro forma adjustments do not reflect the final amounts which will be determined at closing. Management does not anticipate that final amounts will be materially different.

The unaudited pro forma financial information does not purport to be indicative of the results which actually would have been obtained if the merger had been effected on the dates indicated or of the results which may be obtained in the future and should be read in conjunction with the annual financial statements of the Company.


                                    F-15


                   AMERICAN ASSET ADVISERS TRUST, INC.
                       PRO FORMA BALANCE SHEET
                          DECEMBER 31, 1997
                             (UNAUDITED)

                                   Historical      Pro Forma       Pro Forma
                                    Company      Adjustments  (1)    Total

ASSETS
Cash and cash equivalents        $  1,401,740    $         -       $  1,401,740
Accounts receivable                   124,600              -            124,600
Property, net                      21,827,866         68,439  (2)    21,896,305
Net investment in direct
 financing leases                   3,161,196              -          3,161,196
Other assets                          630,961              -            630,961
Total assets                     $ 27,146,363    $    68,439       $ 27,214,802

LIABILITIES & SHAREHOLDERS' EQUITY
LIABILITIES
Notes payable                    $  6,131,489    $         -       $  6,131,489
Estimated obligation to
 shareholder                                -        200,000  (3)       200,000
Accounts payable                      108,823        117,110  (3)       225,933
Capital lease payable                       -          6,854  (4)         6,854
Security deposit                       15,050              -             15,050
Total liabilities                   6,255,362        323,964          6,579,326

MINORITY INTEREST                   5,260,795              -          5,260,795

SHAREHOLDERS' EQUITY
Common stock, $.01 par value,
 100,000,000 shares authorized,
 1,868,213 and 2,081,473 shares
 issued and outstanding on
 historical and pro-forma basis,
 respectively                          18,682          2,133  (3)        20,815
Capital in excess of par value     16,665,300      2,183,782  (3)    18,910,667
                                                      68,439  (2)
                                                      (6,854) (4)
Accumulated distributions in
 excess of earnings                (1,053,776)    (2,503,025) (3)    (3,556,801)

Total shareholders' equity         15,630,206       (255,525)        15,374,681

Total liabilities and
 shareholders' equity             $27,146,363    $    68,439       $ 27,214,802


See Notes to Pro Forma Balance Sheet

                                     F-16

                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET


(1) Adjustments are reflected as if the acquisition of the Adviser was completed on December 31, 1997.

(2)  Represents the addition of office furniture and equipment.

(3) Represents the issuance of 213,260 shares of Common Stock in consideration for the acquisition of the Adviser at a price of $10.25 per share, the selling price under the Company's current offering, plus an estimated obligation to the shareholder of the Adviser in the amount of $200,000 plus estimated transaction costs of $400,000. This amount has been accounted for as costs incurred in acquiring the Adviser from a related party because the Adviser has not been deemed to qualify as a "business" for purposes of applying APB Opinion No.16, "Business Combinations". This adjustment does not include any shares potentially issuable in accordance with the Agreement and Plan of Merger described in this Proxy Statement since the Pro Forma Balance Sheet was prepared as if the merger occurred on December 31, 1997 and the issuance of any additional shares is dependent upon the achievement of events subsequent to the closing of the merger. As of December 31, 1997, $282,890 of transaction costs had been incurred and charged to expense.

     Consideration for the Adviser                        $2,385,915
     Additional transaction costs incurred in 1998           117,110
     Additional costs incurred to acquire Adviser         $2,503,025
        (to be expensed upon consummation of transaction)

     Common Stock issued                                  $    2,133
     Capital in excess of par value                        2,183,782
     Retained earnings                                    (2,503,025)
     Net decrease in equity                               $  317,110

     The $200,000 estimated obligation to the shareholder of the Adviser represents the estimated excess current liabilities over the current assets of the Adviser at the closing date ("Current Liability Excess"). This amount is payable at the election of the Company in either cash or common stock valued at a price of $10.25 per share. The remaining share balance will be reduced by the number of shares equal to the Current Liability Excess divided by $10.25.

     In addition, up to 686,740 shares of stock are contingently issuable for a period of up to 24 calendar quarters following the closing of the transaction. Within 30 days after the end of each calendar quarter, shares will be issued up to the level where the shareholder of the Adviser's total stock ownership does not exceed 9.8% of the Company's total shares issued and outstanding. The issuance of these additional shares will be expensed as they are issued.

(4) Represents a capital lease obligation related to office equipment.

                                    F-17


                    AMERICAN ASSET ADVISERS TRUST, INC.
                    PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1997
                               (UNAUDITED)


                                                Historical            Pro Forma          Pro Forma
                                           Company      Adviser     Adjustments  (1)      Total

REVENUES
  Rental income from operating leases   $ 1,217,187  $         -    $         -         $ 1,217,187
  Earned income from direct financing
    leases                                  339,628            -              -             339,628
  Service fee income                              -    1,380,461    (1,213,026)  (2)        167,435
  Commission income, net                          -      141,813             -              141,813
  Dividend income                                 -       14,429       (14,429)  (2)              -
  Interest income                           153,895       12,539             -              166,434

     TOTAL REVENUES                       1,710,710    1,549,242    (1,227,455)           2,032,497

EXPENSES

  General operating and administrative      218,968    1,409,133    (1,332,220)  (2)        295,881
  Amortization                               62,754           32             -               62,786
  Depreciation                              146,015       15,431             -              161,446
  Interest                                    6,000       18,202             -               24,202
  Potential acquisition costs               282,890            -      (282,890)  (2)              -
  Taxes                                           -       21,626       (21,626)  (2)              -

     TOTAL EXPENSES                         716,627    1,464,424    (1,636,736)  (3)        544,315

PRO FORMA INCOME BEFORE MINORITY INTEREST
  IN NET INCOME OF CONSOLIDATED JOINT
  VENTURES                                  994,083       84,818       409,281            1,488,182

MINORITY INTEREST IN NET INCOME OF
  CONSOLIDATED JOINT VENTURES              (455,226)           -             -             (455,226)

PRO FORMA NET INCOME                    $   538,857  $    84,818   $   409,281          $ 1,032,956

PRO FORMA EARNINGS PER SHARE:

  Basis                                 $      0.34                                     $      0.58

  Diluted                               $      0.33                                     $      0.56

WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES OUTSTANDING:

  Basic                                   1,563,048                                       1,776,308

  Diluted                                 1,624,217                                       1,837,477


See Notes to Pro Forma Statement Of Operations

                                     F-18



NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(1) Adjustments are reflected as if the acquisition of the Adviser was effective as of January 1, 1997.

(2)  Includes pro forma adjustments as follows:

     o Elimination of service fee income recorded by the Adviser for administrative, acquisition and management services provided to the Company. Administrative service fees were previously expensed by the Company and the remaining fees were previously capitalized.

     o Elimination of dividend income earned from the Adviser's stock ownership in the Company prior to the merger.

     o Elimination of general and administrative expenses of the Adviser which have been allocated to the Company or have been capitalized in connection with the acquisition and development of properties acquired during the period.

     o Elimination of potential acquisition costs recorded by the Company as these costs would have been incurred prior to January 1, 1997.

     o Elimination of income tax provision recorded by the Adviser as the Company is qualified as a real estate investment trust and is not a tax paying entity.

(3) To the extent that the consideration paid for the Adviser exceeds the fair market value of the net tangible assets received, an expense will be recorded as an operating expense on the Company's Statement of Operations. Because the purpose of the pro forma statement of operations is to reflect the expected continuing impact of the merger on the Company, this adjustment has not been included. At the closing of the merger, this expense will be recorded as an operating expense. For the year ended December 31, 1997, this pro forma expense would have been $2,124,330 based on the issuance of 213,260 shares at closing on January 1, 1997 in accordance with the partial satisfaction of the share balance issuance criteria described in the Agreement and Plan of Merger. In addition, up to 686,740 shares of stock are contingently issuable for a period of up to 24 calendar quarters following the closing of the transaction. Within 30 days after the end of each calendar quarter, shares will be issued up to the level where the shareholder of the Adviser's total stock ownership does not exceed 9.8% of the Company's total shares issued and outstanding. The issuance of these additional shares will be expensed as they are issued.

                                    F-19


                            ANNEX A

                  AGREEMENT AND PLAN OF MERGER

                          BY AND AMONG

               AMERICAN ASSET ADVISERS TRUST, INC.

                               AND

                      AAA ACQUISITION CORP.

                               AND

           AMERICAN ASSET ADVISERS REALTY CORPORATION

                               AND

  THE STOCKHOLDER OF AMERICAN ASSET ADVISERS REALTY CORPORATION

                       March ____, 1998



                            TABLE OF CONTENTS
                                                                          Page
ARTICLE 1
     DEFINITIONS                                                           -2-
     1.1  Terms Defined in This Agreement                                  -2-

ARTICLE 2
     MERGER; EFFECTIVE TIME; CLOSING                                       -7-
     2.1  Merger                                                           -7-
     2.2  Effective Time                                                   -7-
     2.3  The Closing                                                      -7-

ARTICLE 3
     ARTICLES OF INCORPORATION; BY-LAWS; AND DIRECTORS AND
     OFFICERS OF SURVIVING CORPORATION                                     -8-
     3.1  Articles of Incorporation                                        -8-
     3.2  By-Laws                                                          -8-
     3.3  Directors and Officers                                           -8-

ARTICLE 4
     SHARE CONSIDERATION; PAYMENT OF SHARE CONSIDERATION                   -8-
     4.1  Share Consideration                                              -8-
     4.2  Payment of Share Consideration                                   -9-
     4.3  Events of Acceleration.                                          -9-
     4.4  Adjustments to Share Consideration                              -10-
     4.5  Fractional Company Common Shares                                -12-
     4.6  Transfer of Adviser Common Shares                               -12-

ARTICLE 5
     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER                    -13-
     5.1  Authorization of Transaction                                    -13-
     5.2  Noncontravention                                                -13-
     5.3  Investment                                                      -13-
     5.4  Adviser Common Shares                                           -13-
     5.5  Compensation Owed by the Company                                -14-
     5.6  Broker's Fees                                                   -14-

                                    -i-

ARTICLE 6
     REPRESENTATIONS AND WARRANTIES OF AAA ACQUISITION AND
     THE COMPANY                                                          -14-
     6.1  Organization of AAA Acquisition and the Company                 -14-
     6.2  Capital Stock                                                   -14-
     6.3  Authorization for Common Stock                                  -15-
     6.4  Authorization of Transaction                                    -15-
     6.5  Noncontravention                                                -15-
     6.6  Brokers' Fees                                                   -15-
     6.7  Information                                                     -15-

ARTICLE 7
     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND
     THE ADVISER                                                          -16-
     7.1  Organization, Qualification, and Corporate Power                -16-
     7.2  Capitalization                                                  -16-
     7.3  Authorization of Transaction                                    -17-
     7.4  Noncontravention                                                -17-
     7.5  Title to Assets                                                 -17-
     7.6  Subsidiaries and Affiliates                                     -17-
     7.7  Financial Statements                                            -17-
     7.8  Events Subsequent to Most Recent Fiscal Year End                -18-
     7.9  Undisclosed Liabilities                                         -20-
     7.10 Legal Compliance                                                -20-
     7.11 Tax Matters                                                     -21-
     7.12 Real Property                                                   -22-
     7.13 Intellectual Property                                           -22-
     7.14 Tangible Assets                                                 -23-
     7.15 Contracts                                                       -23-
     7.16 Notes and Accounts Receivable                                   -24-
     7.17 Powers of Attorney                                              -24-
     7.18 Insurance                                                       -25-
     7.19 Litigation                                                      -25-
     7.20 Construction Liability                                          -25-
     7.21 Employees                                                       -25-
     7.22 Employee Benefits                                               -26-
     7.23 Guaranties                                                      -26-
     7.24 Environment, Health, and Safety                                 -26-
     7.25 Proxy Statement                                                 -26-
     7.26 Relationships with Tenants                                      -26-
     7.27 Disclosure                                                      -27-
                                    -ii-

ARTICLE 8
     PRE-CLOSING COVENANTS                                                -27-
     8.1  General                                                         -27-
     8.2  Notices and Consents                                            -27-
     8.3  Maintenance of Business; Prohibited Acts                        -27-
     8.4  Full Access                                                     -29-
     8.5  Meeting of Stockholders                                         -30-
     8.6  Proxy Materials                                                 -30-
     8.7  Notice of Further Developments                                  -30-
     8.8  Tax Matters                                                     -31-
     8.9  Reorganization                                                  -31-
     8.10 Letter of Deloitte & Touche, LLP                                -31-
     8.11 Adviser Stockholder Approval                                    -31-
     8.12 Delivery of Certain Financial Statements                        -31-
     8.13 State Takeover Statutes                                         -32-
     8.14 Exclusivity                                                     -32-

ARTICLE 9
     POST-CLOSING COVENANTS                                               -32-
     9.1  General                                                         -32-
     9.2  Litigation Support                                              -32-
     9.3  Transition                                                      -33-
     9.4  Confidentiality                                                 -33-
     9.5  Competitive Real Estate Ventures                                -33-
     9.6  The Company's Common Shares                                     -34-
     9.7  Continuity of Interest                                          -35-
     9.8  Share Consideration                                             -35-
     9.9  Tax Matters                                                     -36-
     9.10 Purchase of Remaining Share Balance Upon Death of the
          Stockholder                                                     -36-

ARTICLE 10
     CONDITIONS TO OBLIGATION TO CLOSE                                    -38-
     10.1 Conditions to Each Party's Obligation                           -38-
     10.2 Conditions to Obligation of AAA Acquisition and the
          Company                                                         -39-
     10.3 Conditions to Obligation of the Stockholder and the
          Adviser                                                         -40-

ARTICLE 11
     TERMINATION                                                          -41-
     11.1 Termination by Mutual Consent                                   -41-
     11.2 Termination by Either the Company or the Adviser                -41-
     11.3 Effect of Termination and Abandonment                           -41-

                                    -iii-

ARTICLE 12
     INDEMNIFICATION                                                      -42-
     12.1 Indemnity Obligations of the Stockholder                        -42-
     12.2 Indemnity Obligations of the Company                            -42-
     12.3 Notification of Claims                                          -42-
     12.4 Survival                                                        -43-
     12.5 Exclusive Provisions:  No Rescission                            -43-

ARTICLE 13
     MISCELLANEOUS                                                        -43-
     13.1   Press Releases and Public Announcements                       -43-
     13.2   No Third Party Beneficiaries                                  -44-
     13.3   Entire Agreement                                              -44-
     13.4   Succession and Assignment                                     -44-
     13.5   Counterparts                                                  -44-
     13.6   Headings                                                      -44-
     13.7   Notices                                                       -44-
     13.8   Governing Law                                                 -45-
     13.9   Amendments and Waivers                                        -45-
     13.10  Severability                                                  -45-
     13.11  Expenses                                                      -45-
     13.12  Construction                                                  -45-
     13.13  Incorporation of Exhibits and Schedules                       -46-
     13.14  Specific Performance                                          -46-
     13.15  Submission to Jurisdiction                                    -46-

                             SCHEDULES AND EXHIBITS

Exhibit No.         Exhibit

   A          Form of Employment Contract
   B          Form of Registration Rights Agreement
   C          Disclosure Schedule

                                    -iv-

                        AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is entered into as of this _____ day of _____________ 1998, by and among American Asset Advisers Trust, Inc., a Maryland corporation (the "Company"), and AAA Acquisition Corp., a Texas corporation and wholly-owned subsidiary of the Company ("AAA Acquisition"), and American Asset Advisers Realty Corporation, a Texas corporation (the "Adviser"), and H. Kerr Taylor, the principal stockholder of the Adviser (the "Stockholder"). The Company, AAA Acquisition, the Adviser and the Stockholder are referred to collectively herein as the "Parties" and individually as a "Party."

RECITALS:

     WHEREAS, the Parties hereto desire to consummate a merger
(the "Merger") whereby the Adviser will be merged with and into AAA Acquisition and the AAA Acquisition will be the surviving corporation in the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with the Texas Business
Corporation Act (the "TBCA");

     WHEREAS, the parties anticipate that the Merger will further the Company's objectives and strategies (including, without limitation, the Company's objective of becoming a self-administered and self-managed real estate investment trust capable of internally acquiring and developing commercial real estate);

     WHEREAS, the independent members of the Board of Directors of the Company (the "Independent Directors") have received a fairness opinion (the "Fairness Opinion") from Bishop-Crown Investment Research, Inc. as to the fairness of the Merger, to the Company and its stockholders (other than the Stockholder) from a financial point of view;

     WHEREAS, the Board of Directors of the Company ("the
Board"), excluding the Stockholder, has unanimously approved the Merger (the "Proposed Merger") and the related transactions and has resolved to recommend that the stockholders of the Company approve the Proposed Merger;

     WHEREAS, the Board of Directors of the Adviser and the Stockholder have unanimously approved the Proposed Merger; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a)of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which each issued and outstanding share of the Adviser common stock shall be converted into the right to receive shares of the Company's common stock.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                               ARTICLE 1
                              DEFINITIONS

     1.1  Terms Defined in This Agreement.  As used in this
Agreement, the following terms shall have the respective meanings set forth below:

     "Adviser" has the meaning set forth in the preface above.

     "Adviser Common Shares" means the shares of the common stock, $0.01 par value of the Adviser.

     "Adviser Common Share Certificates" has the meaning set forth in Subsection 4.1(a) below.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code Section 1504, or any similar group defined under a similar provision of state, local or foreign law.

     "AAA Acquisition" has the meaning set forth in the preface above.

     "AAA Acquisition Certificate of Merger" has the meaning set forth in Section 2.2 below.

     "Agreement" has the meaning set forth in the preface above.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

     "Board Changes" shall mean the date that a majority of the Board of Directors of the Company shall be persons other than persons (i) whose election proxies shall have been solicited by the Stockholder as Chief Executive Officer of the Company or (ii) who are serving as directors appointed by the Board of Directors to fill vacancies caused by death or resignation (but not by removal) or to fill newly created directorships.

     "Business Combination" has the meaning set forth in Subsection 4.4(b) below.

     "Change in Control" means (i) the sale or transfer of substantially all of the assets of the Company, whether in one transaction or a series of transactions, except a sale to a successor corporation in which the stockholders immediately prior to the transaction hold, directly or indirectly, at least 50% of the Total Voting Power of the successor corporation immediately after the transaction, (ii) any merger or consolidation between the Company and another corporation immediately after which the stockholders hold, directly or indirectly, less than 50% of the Total Voting Power of the surviving corporation, (iii) the dissolution or liquidation of the Company, (iv) the acquisition by any Person acting in concert (and excluding Persons or a group of Persons affiliated with the Stockholder) or group of Persons of direct or indirect beneficial ownership of the Company's Common Shares representing more than 50% of the common stock of the Company, or (v) the date the Board Changes.

     "Closing" has the meaning set forth in Section 2.3 below.

     "Closing Date" has the meaning set forth in Section 2.3 below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the preface above.

     "Company's Common Shares" shall mean the shares of common stock, par value $0.01, of the Company.

     "Company's Stockholders Meeting" has the meaning set forth in Section 8.5 below.

     "Competitive Real Estate Venture" means any enterprise entered into for profit whose activities in at least material part consist of the acquisition, development, ownership and/or management of real estate leased or intended to be leased to commercial or retail tenants.

     "Confidential Information" means any information concerning the businesses and affairs of the Adviser or the Company, if any, that is not already generally available to the public.

     "Disclosure Schedule" has the meaning set forth in the first paragraph of Article 7 below.

     "Effective Time"  has the meaning set forth in Section 2.2 below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) tax-qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) tax-qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Extremely Hazardous Substance" has the meaning set forth in
Section 302 of the Emergency Planning and Community Right-to-Know
Act of 1986, as amended.

     "Event of Acceleration" has the meaning set forth in Section
4.3 below.

     "Fairness Opinion" has the meaning set forth in the third paragraph of the Recitals above.

     "Fiduciary" has the meaning set forth in ERISA Section
3(21).

     "Financial Statements" has the meaning set forth in Section
7.7 below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Initial Shares" has the meaning set forth in Section 4.2 below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyright able works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation),
(f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     "IRS" means the Internal Revenue Service.

     "Knowledge" means the collective knowledge of all of the stockholders after reasonable investigation. For the purposes of this Agreement, the knowledge of one stockholder shall be attributed to the other stockholders.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Effect" means, as to any Party, a material adverse effect on the business, properties, operations, condition or future prospects (financial or otherwise) of such Party.

     "Merger" shall mean the merger of the Adviser with and into AAA Acquisition in accordance with the terms of this Agreement.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section 7.7 below.

     "Most Recent Fiscal Month End" has the meaning set forth in
Section 7.7 below.

     "Most Recent Fiscal Year End" has the meaning set forth in
Section 7.7 below.

     "Most Recent Pro Forma Balance Sheet" means the balance sheet contained within the Most Recent Pro Forma Financial
Statements.

     "Most Recent Pro Forma Financial Statements" has the meaning set forth in Section 7.7 below.

     "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

     "Omnibus Services Agreement" means that certain Agreement between the Adviser and the Company dated May 2, 1994.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" or "Parties" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" means those liens, claims and encumbrances listed or described on Schedule 7.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

     "Proposed Merger" has the meaning set forth in fourth paragraph of the Recitals above.

     "Proxy Statement" has the meaning set forth in Section 8.6 below.

     "Remaining Share Balance" has the meaning set forth in
Section 4.2 below.

     "Reportable Event" has the meaning set forth in ERISA
Section 4043.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "Share Balance" has the meaning set forth in Section 4.2 below.

     "Share Consideration" has the meaning set forth in Subsection 4.1(a) below.

     "Stockholder" has the meaning set forth in the preface above.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in Section
2.1 below.

     "Takeover Statute" has the meaning set forth in Section 8.13.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TBCA" has the meaning set forth in the first paragraph of the Recitals above.

     "Third Party Claim" has the meaning set forth in Section
12.3 below.

     "Total Voting Power" means the total number of votes which may be cast in the election of directors of a company by all stockholders entitled to vote in such an election.

                               ARTICLE 2
                   MERGER; EFFECTIVE TIME; CLOSING

     2.1 Merger. Subject to the terms and conditions of this Agreement, the TBCA, at the Effective Time, AAA Acquisition and the Adviser shall consummate the Merger in which (i) the Adviser shall be merged with and into AAA Acquisition and the separate corporate existence of the Adviser shall thereupon cease,
(ii) AAA Acquisition shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Texas and (iii) the separate corporate existence of AAA Acquisition with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the TBCA.

     2.2 Effective Time. On the Closing Date, subject to the terms and conditions of this Agreement, AAA Acquisition and the Adviser shall (i) cause to be executed a Certificate of Merger in the form required by the TBCA (the "AAA Acquisition Certificate of Merger"), and (ii) cause the AAA Acquisition Certificate of Merger to be filed with the Texas Secretary of State as provided in the TBCA. The Merger shall become effective at (a) such time as the AAA Acquisition Certificate of Merger has been duly filed with the Texas Secretary of State or (b) such other time as is agreed upon by the Representative and the Company and specified in the AAA Acquisition Certificate of Merger. Such time is hereinafter referred to as the "Effective Time."

     2.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company at Suite 824, 8 Greenway Plaza, Houston, Texas, commencing at 9:00 A. M. local time on such date as within five (5) business days following the fulfillment or waiver of the conditions set forth in Article 10 (other than conditions which by their nature are intended to be fulfilled at the Closing) or such other place or time or on such other date as the Company and the Representative may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article 10 (the "Closing Date").

                                ARTICLE 3
                 ARTICLES OF INCORPORATION; BY-LAWS; AND
             DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

     3.1 Articles of Incorporation. The articles of incorporation of the Adviser, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the TBCA.

     3.2 By-Laws. The by-laws of the Adviser, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation.

     3.3 Directors and Officers. The directors and officers of the Adviser immediately prior to the Effective Time, as elected and approved by the Stockholder and approved by the Company's Board of Directors, shall be the directors and officers of the Surviving Corporation from and after the Effective Time until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.


                              ARTICLE 4
         SHARE CONSIDERATION; PAYMENT OF SHARE CONSIDERATION

     4.1  Share Consideration; Conversion or Cancellation of
Adviser Common Shares in Merger.

          (a) At the Effective Time, by virtue of the Merger and without any action by the Parties, all of the outstanding Adviser Common Shares (i) shall be converted into the right to receive up to nine hundred thousand (900,000) of the Company's Common Shares (the "Share Consideration") pursuant to the terms of Section 4.2 below, (ii) shall cease to be outstanding, and (iii) shall be canceled and retired and shall cease to exist, and the Stockholder, as the holder of certificates representing such the Adviser Common Shares (the "Adviser Common Share Certificates"), shall cease to have any rights with respect thereto, except the right to receive the Company's Common Shares therefor upon the surrender of such certificates in accordance with this Section
4.1 and cash in lieu of fractional Common Shares as set forth in
Section 4.5.

          (b) At the Effective Time, by virtue of the Merger and without any action by holders thereof, all of the Company's
Common Shares issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

     4.2 Payment of Share Consideration. At the Closing, upon surrender to the Company of the Adviser Common Share Certificates by the Stockholder of the Adviser for cancellation, together with any other required documents, the Stockholder shall receive, subject to adjustment as provided in Section 4.4 below, two hundred thirteen thousand two hundred sixty (213,260) Shares of the Share Consideration (the "Initial Shares") and the Adviser Common Share Certificates so surrendered shall forthwith be canceled. The balance of six hundred eighty-six thousand seven hundred forty (686,740) shares of the Share Consideration (the "Share Balance") will, subject to adjustment as provided in Section 4.4 below, be issuable to the Stockholder as follows: No later than thirty (30) days after the end of the calendar quarter in which this Closing Date occurs, and within thirty (30) days after the end of each calendar quarter thereafter until all of the Share Balance shall be issued or until and including the twenty-fourth (24th) consecutive calendar quarter following the Closing Date, whichever is the first to occur, the Company shall issue to the Stockholder the number of shares of the then unissued Share Balance (the "Remaining Share Balance") equal the number of shares, which when added to the aggregate shares of the Share Consideration theretofore issued, equals nine and eight tenths percent (9.8%) of the total number of Common Shares outstanding at the end of the respective calendar quarter after giving effect to the issuance of such additional shares.

     As an illustration of the foregoing, if the Closing Date should occur on April 20, 1998, then up to all of the Share Balance would first be issuable on or before July 30, 1998 based on the number of the Company's Common Shares outstanding on the last day of calendar quarter ended June 30, 1998, and up to all of the remainder of Remaining Share Balance would be issuable within 30 days of the end of each calendar quarter thereafter based on the number of Common Shares of the Company outstanding as of the last day of such calendar quarter. If, assuming a Closing Date of April 20, 1998, on September 30, 1999 the Company had outstanding a total of 4,630,500 Common Shares, of which 213,260 constituted the Initial Shares and 150,000 constituted the previously issued portion of the Share Balance, then as of such Payment Date, the Company would issue an additional 100,364 shares of the Share Balance (plus cash for 0.7 share). Upon this issuance there would be 4,730,864 Common Shares outstanding of which 463,624 shares would have been issued in the Merger. If, assuming a Closing Date of April 20, 1998, or if on March 31, 2004, the Company had a total of 8,248,571 Common Shares outstanding, of which 213,260 shares represented the Initial Shares and 550,000 shares constituted the previously issued portion of the Share Balance, then the Company would issue 49,999 shares of the Remaining Share Balance on or before April 30, 2004 together with cash in the amount of $8.80 in the payment of 0.953 Share as required by Section 4.5 below. Upon this issuance there would be 8,298,570 Common Shares outstanding of which 813,259 shares would have been issued in the Merger. Also, this issuance would complete the remaining obligation of the Company to issue the Share Balance (i.e. there would be no further obligation to issue the then unissued 86,740 shares of the resulting Remaining Share Balance).

     4.3 Events of Acceleration. Anything to the contrary herein notwithstanding, the then Remaining Share Balance shall be immediately issuable to the Stockholder upon the sooner to occur of any of the following events (an "Event of Acceleration"):

          (a) an event which results in a change of control of the Company;

          (b) the failure by the Company to issue the Share Balance, or any portion thereof, by the time required for issuance under Section 4.2 above, within five (5) business days after written notice of demand for such issuance is made by the Stockholder unless such failure is cased by the actions or inaction of Stockholder;

          (c) in the event the Stockholder's employment by the Company is terminated without Cause as defined in the employment agreement between the Company and the Stockholder then in effect.; or

          (d)  the Company's failure to purchase the Remaining
Share Balance in the event of the Stockholder's death as required in Section 9.10 below.

     4.4  Adjustments to Share Consideration

          (a) The number of shares constituting the Share Balance shall be decreased to the extent the current liabilities of the Adviser exceed the current assets of the Adviser as of the Effective Time (the ACurrent Liability Excess@) by the number of shares equal to Current Liability Excess divided by $10.25.

          (b) Prior to the Effective Time, the Company shall not split or combine the Company's Common Shares, or pay a stock dividend or other stock distribution in the Company's Common Shares, or in rights or securities exchangeable or convertible into or exercisable for the Company's Common Shares, or otherwise change the Company's Common Shares into, or exchange the Company's Common Shares for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company's stockholders receive cash, stock or other property in exchange for, or in connection with, their Company Common Shares (a "Business Combination") or otherwise), or pay any other dividend or distribution on or of Company Common Shares (other than regular quarterly cash dividends paid on the Company's Common Shares or any distribution pursuant to the Company's dividend reinvestment plan), without the parties hereto having first entered into an amendment to this Agreement pursuant to which the Share Consideration will be adjusted to reflect such split, combination, dividend, distribution, Business Combination or change.

          (c) Following the Effective Time, the number and kind of securities comprising the Remaining Share Balance shall be subject to adjustment from time to time upon the happening of certain events, as follows:

               (i) In case the Company shall (i) pay a dividend in the Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or (iv) issue by reclassification of its Common Shares other securities, the number and kind of securities comprising the Remaining Share Balance immediately prior thereto shall be adjusted so that the Stockholder shall be entitled to receive the number and kind of securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Remaining Share Balance been issued immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Subsection 4.4 (c)(i) shall become effective on the effective date of such event retroactive to the record date, if any, for such event.

               (ii) No adjustment in the number of securities issuable with respect to the Remaining Share Balance shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of securities (calculated to the nearest full share) issuable in the future with respect to the Remaining Share Balance, whether or not then issuable, provided, however, that any adjustment which by reason of this Section 4.4 is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

               (iii)  Whenever the number of the securities
issuable with respect to the Remaining Share Balance is adjusted as herein provided, the price of the Company's Common Shares stated in Section 4.4, Subsection 7.8(b), and Section 9.10 hereof shall be adjusted by multiplying such Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of securities constituting one Common Share immediately prior to the adjustment and of which the denominator shall be the number of the securities constituting one Common Share immediately after the adjustment.

               (iv) For the purposes of this Section 4.4, the term "Common Shares" shall include any other class of stock resulting from successive changes or reclassifications of such Common Shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.4, the Stockholder shall become entitled to receive any securities of the Company other than the Common Shares, thereafter the number of such other securities so issuable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the securities contained in this
Section 4.4.

               (v)  Whenever the number of the securities
issuable with respect to the Remaining Share Balance or the price of the Common Shares is adjusted as herein provided, the Company shall cause to be promptly mailed to the Stockholder by first class mail, postage prepaid, notice of such adjustment and a certificate of a firm of independent certified public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the number of the securities issuable with respect to the Remaining Share Balance after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

               (vi) In case of any reclassification, capital reorganization or other change in the outstanding shares of Common Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value), or as a result of an issuance of the Common Shares by way of dividend or other distribution, or of a subdivision or combination of the Common Shares for which an adjustment to the Remaining Share Balance is made by reason of Subsection 4.4(c)(i) hereof, or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the Company) as a result of which the holders of the Company's Common Shares become holders of other shares or securities of the Company or of another corporation or entity, or such holders receive cash or other assets, or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Stockholder an agreement that the Stockholder shall have the right thereafter to receive the Remaining Share Balance, at such time or times as such shares are otherwise issued hereunder, in effect immediately prior to such action to purchase the kind and number of securities and property which it would have owned or have been entitled to have received after the happening of such reclassification, capital reorganization, change in the outstanding Common Shares, consolidation, merger, sale or conveyance had the Remaining Share Balance been issued immediately prior to such action. The agreement referred to in this Subsection 4.4(c)(vi) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.4. The provisions of this Subsection 4.4(c)(vi) shall similarly apply to successive reclassifications, capital reorganizations, changes in the outstanding shares of the Common Shares, consolidations, mergers, sales or conveyances.

               (vii) Except as provided in this Section 4.4, no adjustment to the Remaining Share Balance shall be required by reason of payment by the Company of any dividends.

               (viii)  No adjustments shall be made pursuant to this
Section 4.4 in connection with the public or private sale and issuance of, for good and fair consideration, Common Shares, or the options or warrants issued in connection therewith, or for any warrants or options outstanding on the date of this Agreement or for any Common Shares issuable upon the exercise of any such warrants or options.

     4.5 Fractional Company Common Shares. No certificates representing fractional Company Common Shares shall be issued upon surrender of any Adviser Common Share Certificates. In lieu of any fractional Company Common Shares, there shall be paid to each holder of Adviser Common Shares who otherwise would be entitled to receive a fractional Company Common Share an amount of cash (without interest) determined by multiplying such fraction by $10.25.

     4.6 Transfer of Adviser Common Shares. (a) No transfers of Adviser Common Shares shall be made on the stock transfer books of the Adviser after the date of this Agreement, and (b) the Stockholder agrees not to transfer any Adviser Common Shares after the date of this Agreement and before the Closing Date.

                              ARTICLE 5
          REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

     The Stockholder represents and warrants to AAA Acquisition and the Company that the statements contained in this Article 5 are correct and complete as of the date hereof with respect to himself:

     5.1 Authorization of Transaction. The Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms and conditions. The Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws and any applicable "Blue Sky" or state securities laws.

     5.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Stockholder is subject, or (B) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Stockholder is a party or by which he is bound or to which any of his assets is subject.

     5.3 Investment. The Stockholder (A) understands that the Company's Common Shares acquired by such stockholder pursuant to this Agreement have not been registered under the Securities Act, or under any state securities laws, and are being exchanged in reliance upon federal and state exemptions for transactions not involving a public offering, (B) is acquiring the Company's Common Shares solely for his own account for investment purposes, and not with a view towards the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Company, including, without limitation, (i) the most recent annual report on Form 10-K, (ii) the three most recent quarterly reports on Form 10-Q, (iii) any current reports on Form 8-K since December 31, 1996, in each case as filed by the Company under the Securities Exchange Act, and (iv) the most recent annual report to stockholders of the Company, and has had the opportunity to obtain additional information desired in order to evaluate the merits and the risks inherent in holding the Company's Common Shares, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Company's Common Shares which have not been registered under the Securities Act, and (F) Stockholder is the Chairman of the Board, President and Secretary, and a director of the Company and as such is intimately familiar with its assets and business.

     5.4  Adviser Common Shares. Except as set forth in Section
7.2 of the Disclosure Schedule, the Stockholder holds of record and owns beneficially the number of the Adviser Common Shares set forth next to his name in Section 7.2 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except for the agreements set forth on Section 5.4 of the Disclosure
Schedule (which, except as otherwise provided on the Disclosure Schedule, will be terminated prior to the execution of this Agreement), the Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Stockholder to sell, transfer, or otherwise dispose of any of the Adviser Common Shares (other than pursuant to this Agreement) or is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Adviser Common Shares.

     5.5 Compensation Owed by Company. At the Effective Time, the Stockholder shall have no claim for payment by the Company for compensation or reimbursement for costs in connection with his past service as a director or officer or in any other capacity as an employee of the Company.

     5.6 Broker's Fees. Stockholder has no Liability of obligation to pay any fees, commissions or other consideration to any broker, finder, agent or other Person with respect to the transactions contemplated by this Agreement (other than legal and accounting fees incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement).

                               ARTICLE 6
      REPRESENTATIONS AND WARRANTIES OF AAA ACQUISITION AND THE COMPANY

     AAA Acquisition and the Company jointly and severally represent and warrant to the Stockholder and the Adviser that the statements contained in this Article 6 are correct and complete as of the date hereof:

     6.1  Organization of AAA Acquisition and the Company.  The
Company and AAA Acquisition are corporations duly organized, validly existing, and in good standing under the laws of the states of Maryland and Texas, respectively.

     6.2  Capital Stock.   The authorized capital stock of the
Company consists of 110,000,000 shares of $0.01 par value stock including up to 100,000,000 shares of common stock (the "Company's Common Shares") and up to 10,000,000 shares of preferred stock (the "Company's Preferred Shares"). As of December 31, 1997, the Company had outstanding 1,848,213 Company Common Shares and no Company Preferred Shares. Since December 31, 1997, the Company has not issued any shares of capital stock except pursuant to the exercise of warrants and options outstanding on such date to purchase Company Common Shares. All outstanding Company Common Shares are, and all Company Common Shares issuable under stock option plans of, or pursuant to the Company's dividend reinvestment plan, will be when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable. Except for 604,952 the Company's Common Shares reserved for issuance pursuant to any outstanding warrants of the Company described in its currently effective Registration Statement on Form S-3 or pursuant to any director or employee stock options of the Company, there are outstanding on the date hereof no options, warrants, calls, rights, commitments or any other agreements of any character to which the Company is a party or by which it may be bound, requiring it to issue, transfer, sell, purchase, register, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for or acquire any shares of its capital stock.

     6.3 Authorization for Common Stock. The Share Consideration will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of the Company will have any preemptive right or similar rights of subscription or purchase in respect thereof. The Share Consideration will, subject to the accuracy of the Stockholder's representations contained in Section 5.3 hereof, be exempt from registration under the Securities Act and will be registered or exempt from registration under all applicable state securities laws.

     6.4 Authorization of Transaction. Each of AAA Acquisition and the Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of AAA Acquisition and the Company, enforceable in accordance with its terms and conditions. Neither AAA Acquisition nor the Company need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws and any applicable "Blue Sky" or state securities laws.

     6.5 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either AAA Acquisition or the Company is subject or any provision of its articles of incorporation or by-laws or (B) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either AAA Acquisition or the Company is a party or by which it is bound or to which any of its assets is subject.

     6.6 Brokers' Fees. Neither AAA Acquisition nor the Company has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     6.7 Information. The Proxy Statement will, at the time filed with the SEC, at the time of mailing the Proxy Statement to the Company's stockholders, at the time of the Company's Stockholders Meeting and at the Effective Time, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by the Stockholder or the Adviser for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act and the rules and regulations promulgated thereunder.

                               ARTICLE 7
                   REPRESENTATIONS AND WARRANTIES OF
                    THE STOCKHOLDER AND THE ADVISER

     The Stockholder and the Adviser represent and warrant to AAA Acquisition and the Company that the statements contained in this
Article 7 are correct and complete as of the date hereof, except as set forth in the disclosure schedule delivered by the Stockholder and the Adviser to AAA Acquisition and the Company on the date hereof (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detai. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 7.

     7.1 Organization, Qualification, and Corporate Power. The Adviser is a corporation duly organized, validly existing, and in good standing under the laws of Texas. The Adviser is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify or obtain authorization would not have a Material Adverse Effect on the Adviser. Except as set forth in Section 7.1(a) of the Disclosure Schedule, the Adviser has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 7.1(b) of the Disclosure Schedule lists the directors and officers of the Adviser. The Stockholder has delivered to AAA Acquisition and the Company correct and complete copies of the articles of incorporation and by-laws of the Adviser (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Adviser are correct and complete. The Adviser is not in default under or in violation of any provision of its articles of incorporation or by-laws.

     7.2 Capitalization. The entire authorized capital stock of the Adviser (the "Adviser Common Shares") consists of (i) one thousand (1,000) shares of common stock, $0.01 par value, of which one thousand (1,000) shares are issued and outstanding. No Adviser Common Shares are held in treasury. All of the issued and outstanding the Adviser Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Stockholder as set forth in Section 7.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Adviser to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Adviser. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Adviser Common Shares.

     7.3 Authorization of Transaction. The Adviser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Adviser, enforceable in accordance with its terms and conditions. The Adviser is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws and any applicable "Blue Sky" or state securities laws.

     7.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Adviser is subject or any provision of the charter or bylaws of the Adviser or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Adviser is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

     7.5 Title to Assets. The Adviser has good title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet and the Most Recent Pro Forma Balance Sheet and acquired after the date thereof, free and clear of all liens, claims and encumbrances (other than Permitted Liens), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet or the Most Recent Pro Forma Balance Sheet.

     7.6 Subsidiaries and Affiliates. The Adviser has no Subsidiaries, operating or otherwise. Listed on Schedule 7.6 of the Disclosure Schedule are all of the Affiliates of the Adviser and the Stockholder, which list shows all shareholders and/or other equity owners thereof.

     7.7 Financial Statements. The Adviser has delivered (collectively, the "Financial Statements") to the Company its (i) audited balance sheets and statements of operations, statements of shareholder's equity, and statements of cash flows as of and for the fiscal years ended December 31, 1996 and 1995; and (ii) unaudited balance sheets and statements of operations, statements of shareholder's equity, and statements of cash flows (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 1997 (the "Most Recent Fiscal Month End"). In addition, the Adviser has delivered to the Company unaudited pro forma statement of operations for the fiscal year ended December 31, 1996, which gives effect to the Proposed Merger Acquisition (the "Pro Forma Financial Statements") and unaudited pro forma balance sheet and statement of operations as of and for the nine months ended September 30, 1997 (the "Most Recent Pro Forma Financial Statements"). The Financial Statements and the Pro Forma Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Adviser as of such dates and the results of operations of the Adviser for such periods, and are consistent with the books and records of the Adviser (which books and records are correct and complete in all material respects).

     7.8  Events Subsequent to Most Recent Fiscal Year End

          (a) Except as provided in subsection (b) below and as set forth in the Disclosure Schedule, at the Effective Time, there will not have been since the Most Recent Fiscal Year any Material Adverse Effect in the business, financial condition, operations, results of operations, or future prospects of the Adviser. Without limiting the generality of the foregoing, since that date the Adviser shall not have:

               (i) sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

               (iii) incurred any obligation under a contract, a party of which has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Adviser is a party or by which it is bound;

               (iv) imposed or had imposed any lien, claim or encumbrance (other than Permitted Liens) upon any of its assets, tangible or intangible;

               (v) made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

               (vi) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

               (vii) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

               (viii) delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (ix) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary
                       Course of Business;

               (x) granted any license, sublicense or other right to use any rights under or with respect to any Intellectual Property;

               (xi) has not changed or authorized any change in the articles of incorporation or by-laws of the Adviser;

               (xii) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xiii) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

               (xv) made any loan to, or entered into any other transaction with, any of its directors, officers and employees without first obtaining the approval of the Board of Directors of the Company;

               (xvi)   entered into any employment contract or
                       collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) granted any increase in the base compensation of any of its directors, officers, and employees without first obtaining the approval of the Board of Directors of the Company;

               (xviii) adopted, amended, modified, or terminated any
                       bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xix) made any other change in employment terms for any of its directors and officers, without first obtaining the approval of the Board of Directors of the Company, or with respect to employees outside the Ordinary Course of Business or in the terms of its agreements with any independent contractors;

               (xx) made or pledged to make any charitable or other capital contribution outside the
                       Ordinary Course of Business;

               (xxi) been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Adviser; and

               (xxii)  incurred any legal obligation, whether
                       written or oral, to do any of the foregoing.

          (b) The foregoing notwithstanding, the Adviser may make such transfers of assets in payment of distributions and/or compensation as the Stockholder may deem, in his sole discretion, as necessary to reduce to zero as of the Effective Time the Adviser's accumulated and current earnings and profits within the meaning of Section 312 of the Code; provided, however, that any liabilities payable to the Stockholder and or his Affiliates as of the Effective Time shall be current liabilities and the Company shall have the right to repay such liabilities, at its election, in cash or in the Company's Common Shares valued at $10.25 per share.

     7.9 Undisclosed Liabilities. The Adviser has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) or the Most Recent Pro Forma Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month

End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     7.10 Legal Compliance. The Adviser has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure to so comply.

     7.11 Tax Matters

          (a) The Adviser has filed all Tax Returns that it was required to file, including, without limitation, any Tax Returns required to be filed with any state. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Adviser (whether or not shown on any Tax Return) have been paid. The Adviser currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Adviser does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens, claims or encumbrances (other than Permitted Liens) on any of the assets of the Adviser that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) The Adviser has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) The Adviser at the Effective Time shall have no cumulative Earnings and Profits as defined under the Code.

          (d) The Stockholder does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Adviser either (A) claimed or raised by any authority in writing or (B) as to which the Stockholder has Knowledge. The Stockholder has delivered to AAA Acquisition and the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Adviser since the inception of the Adviser.

          (e) The Adviser has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f)  The Adviser has not filed a consent under Code
Section 341(f) concerning collapsible corporations. The Adviser has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Adviser has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Adviser has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Adviser is not a party to any Tax allocation or sharing agreement. The Adviser (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Adviser) or (B) has no Liability for the Taxes of any Person (other than the Adviser) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     7.12 Real Property

          (a) Except for the lease to it of free space at its principal place of business, the Adviser owns no real property either directly or indirectly through one or more joint venture partnerships or other relationships or entities. The Stockholder has delivered to AAA Acquisition and the Company a correct and complete copy of the lease for such office space and

               (i) Such is legal, valid, binding, enforceable, and in full force and effect;

               (ii) No consent is required with respect to any lease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of such lease or otherwise affect the ongoing validity of such lease;

               (iii) No party to such lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) No party to such lease has repudiated any provision thereof;

               (v) There are no disputes, oral agreements, or forbearance programs in effect as to such lease;

               (vi) The Adviser has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (vii) All facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required by the Adviser in connection with the operation thereof and have been operated and maintained by the Adviser in accordance with applicable laws, rules, and regulations; and

               (viii) All facilities leased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     7.13 Intellectual Property

          (a) The Adviser owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the operation of the businesses of the Adviser as presently conducted. Each item of Intellectual Property owned or used by the Adviser immediately prior to the Closing hereunder will be owned or available for use by the Adviser on identical terms and conditions immediately subsequent to the Closing hereunder. The Adviser has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

          (b) The Adviser has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Stockholder nor the directors and officers (and employees with responsibility for Intellectual Property matters) of the Adviser has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Adviser must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Adviser.

          (c) The Adviser has no patent or registration which has been issued to the Adviser with respect to any of its Intellectual Property.

          (d) Section 7.13(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Adviser uses pursuant to license, sublicense, agreement, or permission. The Stockholder has delivered to AAA Acquisition and the Company correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).

          (e) Nothing will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

     7.14 Tangible Assets. The Adviser owns or leases all equipment, and other tangible assets used in the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from all material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. As of the Effective

Time, the Adviser will have all of the assets necessary to conduct its business as it is currently being conducted and as it is contemplated to be conducted in the future.

     7.15 Contracts. Section 7.15 of the Disclosure Schedule lists the following contracts and other agreements to which the Adviser is a party:

          (a) Any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

          (b) Any agreement concerning a partnership or joint venture in which the Adviser or any of the Affiliates listed in the Disclosure Schedule is a partner or equity owner, or for which Adviser or any of such Affiliates serves as a manager or adviser;

          (c) Any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a lien claim or encumbrance (other than a Permitted Lien) on any of its assets, tangible or intangible;

          (d) Any agreement concerning confidentiality or noncompetition;

          (e) Any agreement with the Stockholder and his Affiliates;

          (f) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (g) Any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

          (h) Any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

          (i) Any agreement under which the consequences of a default or termination could have a Material Adverse Effect.

     The Stockholder has delivered to AAA Acquisition and the Company a correct and complete copy of each written agreement listed in Section 7.15 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 7.15 of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     7.16 Notes and Accounts Receivable. All notes and accounts receivable of the Adviser as of the Effective Time will be reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are current and collectible in accordance with their terms at their recorded amounts.

     7.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of either Adviser.

     7.18 Insurance. Section 7.18 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Adviser has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years: (i) the name, address, and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;
(iii) the policy number and the period of coverage; (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy to the knowledge of the Stockholder and the respective Adviser: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Adviser nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Adviser has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 7.18 of the Disclosure Schedule describes any self-insurance arrangement affecting the Adviser.

     7.19 Litigation. The Adviser is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (i) a party or (ii) threatened to be made a party to any action, suit, proceeding, hearing, or investigation thereof (a "proceeding") in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, which proceeding could result in any Material Adverse Effect on the Adviser. The Stockholder has no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against either Adviser.

     7.20 Construction Liability. The Adviser does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of faulty or inadequate construction or development by the Adviser.

     7.21 Employees. To the Knowledge of the Stockholder and the Adviser, no executive, key employee, or group of employees currently has any plans to terminate employment with the Adviser or as a result of this Agreement. The Adviser has not committed any unfair labor practice. Neither the Stockholder nor the Adviser has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Adviser. The Disclosure Schedule sets forth the names of all employees and independent contractors necessary in order to conduct the Adviser's business as it is currently being conducted and as it is contemplated to be conducted in the future.

     7.22 Employee Benefits. Other than its Code Section 401 Plan, the Adviser has not implemented and does not contribute to any Employee Benefit Plan or any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

     7.23 Guaranties. The Adviser is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person except as set forth in the Disclosure Schedule.

     7.24 Environment, Health, and Safety. Except as set forth in the Disclosure Schedule:

          (a) The Adviser has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Adviser has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in all Environmental, Health, and Safety Laws;

          (b) The Adviser has no Liability and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Adviser giving rise to any Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law; and

          (c) All properties and equipment used in the business of the Adviser have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     7.25 Proxy Statement. None of the information supplied or to be supplied by the Stockholder or the Adviser for inclusion in the Proxy Statement will, at the time of filing the Proxy Statement with the SEC, at the time of mailing the Proxy Statement to the stockholders of the Company, at the time of the Company's Stockholders Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     7.26 Relationships with Tenants. The Stockholder and the Adviser believe that the Adviser's relationships with the Company's existing tenants are sound, and there is no Basis to believe that any of the Company's primary tenants will materially and adversely change the manner in which they currently conduct business with the Company.

     7.27 Disclosure. The representations and warranties contained in this Article 7 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Article 7 not misleading.

                                 ARTICLE 8
                           PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     8.1 General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 10 below).

     8.2 Notices and Consents. The Adviser shall give any notices to third parties and shall use its reasonable best efforts to obtain any third party consents that the Company and AAA Acquisition may reasonably request in connection with the matters referred to in Section 7.3 above. Each of the Parties shall give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 5.1, Section 6.4, and Section 7.3 above.

     8.3  Maintenance of Business; Prohibited Acts

          (a) During the period from the date of this Agreement to the Effective Time, the Company will not, and the Stockholder will not, and will not cause the Adviser to, take any action that adversely affects the ability of the Company or the Adviser (i) to pursue its business in the ordinary course, (ii) to seek to preserve intact its current business organizations (iii) to keep available the service of its current officers and employees and
(iv) preserve its relationships with its employees, independent contractors, lenders, joint venturers, and others having business dealings with it.

          (b) The Stockholder will not, except to the extent resulting from a transaction permitted under Section 7.8(b) hereof, allow the Adviser to, without the Company's prior written consent:

               (i) Issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrances of
(i) any additional shares of its capital stock of any class (including the Adviser Common Shares), or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any other securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of or in substitution for the Adviser Common Shares outstanding on the date hereof;

               (ii) Redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities;

               (iii) Split, combine, subdivide or reclassify any shares of its capital stock or otherwise make any payments to the Stockholder in his capacity as stockholder of the Adviser provided, however, that nothing shall prohibit: (i) the payment of any ordinary distribution or dividend in respect of its capital stock at such times and in such manner and amount as may be consistent with Section 7.8 hereof (which in any event shall include any and all compensation paid or payable or expenses reimbursed or reimbursable for the period from October 1, 1997 through the Effective Time, to the extent not otherwise paid or distributed to the Stockholder), (ii) the payment of any dividend as shall be required to be paid by the Adviser in order to permit Deloitte & Touche, LLP, to issue the letter required by Section 10.2(c), or (iii) any distribution of property necessary for the representation and warranty set forth in Section 7.11 to be true and correct.

               (iv) (i) grant any increases in the compensation of any of its directors, officers or executives (except as approved by the Independent Directors) or grant any increases in compensation to any of its employees outside the Ordinary Course of Business (except as approved by the Independent Directors),
(ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any Employee Benefit Plan as in effect on the date hereof to any such director, officer or employee, whether past or present, (iii) enter into any new or amend any existing employment or severance agreement with any such director, officer or employee, except as approved by the Company in its sole discretion, (iv) pay or agree to pay any bonus to any director, officer or employee (whether in the form of cash, capital stock or otherwise) except as approved by the Independent Directors, or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new Employee Benefit Plan, except in the case of (i) through (v) inclusive, under and pursuant to the employment agreements referred to in Section 10.1(e);

               (v)  Adopt a plan of complete or partial
liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Proposed
Merger);

               (vi) Except with regard to the Proposed Merger, make any acquisition, by means of merger, consolidation or otherwise, of any direct or indirect ownership interest in or assets comprising any business enterprise or operation;

               (vii)  Adopt any amendments to its articles of
incorporation or by-laws;

               (viii) Incur any indebtedness for borrowed money or guarantee such indebtedness or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any other person or make any loans, advances or capital contributions to, or investments in, any other corporation, any partnership or other legal entity or to any other persons, except for financing of properties and their development, bank deposits and other investments in marketable securities and cash equivalents so long as any such transaction is made in the Ordinary Course of Business;

               (ix) Engage in the conduct of any business the nature of which is materially different from the business in which the Adviser is currently engaged;

               (x) Enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Adviser;

               (xi) Forgive any indebtedness owed to the Adviser or convert or contribute by way of capital contribution any such indebtedness owed;

               (xii) Mortgage, pledge, encumber, sell, lease or transfer any material assets of the Adviser except with the prior written consent of the Company or as contemplated by this Agreement,

               (xiii) Authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

               (xiv) Perform any act or omit to take any action that would make any of the representations made above inaccurate or materially misleading as of the Effective Time.

          (c) Anything in the foregoing not withstanding, until the Effective Time the Adviser and the Company (subject to action by its shareholders otherwise) shall maintain in full force and effect the Omnibus Services Agreement, the Adviser shall continue to provide services to the Company pursuant thereto and the Company shall continue to compensate the Adviser for such services in the manner currently in effect, including those with respect to acquisition, development, loan brokerage, leasing and property management services, until the Effective Time. Until the Effective Time, the Company shall continue to pay Acquisition Fees to the Adviser in accordance with its current practice, four and one-half percent (4.5%) of equity funds when received by the Company and five percent (5.0%) on funds borrowed by the Company when funded. The parties agree that the Adviser shall earn an Acquisition Fee on any properties contracted for acquisition by the Company prior to the Effective Time provided that title to any such property is acquired by the Company within sixty (60) days following the Closing Date. In such event, the Company shall be obligated to pay any Acquisition Fee to the Adviser to the extent such Acquisition Fee has not been paid on or before the Effective Time.

     8.4 Full Access. The Adviser shall permit representatives of the Company and AAA Acquisition to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Adviser to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Adviser.

     8.5 Meeting of Stockholders. The Company will take all action necessary in accordance with applicable law and the Company's articles of incorporation and by-laws to arrange for its stockholders to consider and vote upon the Proposed Merger and the issuance of the Company's Common Shares in the Merger at the annual or special stockholders' meeting (the "Company's Stockholders Meeting") to be held in connection with the transactions contemplated by this Agreement. Subject to the fiduciary duties of the Company's Board of Directors under applicable law and as advised by counsel, the Board of Directors of the Company shall recommend that the Company's stockholders approve the Proposed Merger. In connection with such recommendation, the Company shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval, including, without limitation, the inclusion of the recommendation of the Company's Board of Directors and of the Independent Directors in the Proxy Statement that the stockholders of the Company vote in favor of the Proposed Merger and the adoption of this Agreement.

     8.6 Proxy Materials. After the date hereof, the Company shall promptly prepare, and the Adviser and the Stockholder shall cooperate in the preparation of, a proxy statement and a form of proxy to be used in connection with the vote of the Company's stockholders with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, is herein called the "Proxy Statement"). The Company shall file the Proxy Statement with the SEC as soon as practicable, shall use all reasonable efforts to cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date as permitted by the SEC and shall take all such action as may be necessary to qualify the Share Consideration for offering and sale under state securities or blue sky laws. If at any time prior to the Effective Time any event relating to or affecting the Adviser, the Stockholder or the Company shall occur as a result of which it is necessary, in the opinion of counsel for the Adviser and the Stockholder or of counsel for the Company to supplement or amend the Proxy

Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the stockholders of the Company is sought, the Adviser, the Stockholder and the Company, respectively, will notify the others thereof and, in the case of the Adviser or the Stockholder, they will cooperate with the Company in the preparation of, and, in the case of the Company, it will prepare and file, an amendment or supplement with the SEC and applicable state securities authorities, such that the Proxy Statement, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and the Company will, as required by law, disseminate to its stockholders such amendment or supplement.

     8.7 Notice of Further Developments. Each of the Stockholder and the Adviser shall give prompt written notice to the Company and AAA Acquisition of any material adverse development causing a breach of any of the representations and warranties in Article 7 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his own representations and warranties in Article 5 above. No disclosure by any Party pursuant to this
Section 8.7, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     8.8 Tax Matters. Each of the Stockholder, the Adviser and the Company agrees to report the Merger on all Tax Returns and, if applicable, other filings as a reorganization under Section
368(a)(2)(D) of the Code to the extent permitted by law.

     8.9 Reorganization. From and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein, none of the Adviser, the Stockholder or the Company shall knowingly take any action that would be inconsistent with the representations and warranties made by it herein, including, but not limited to, knowingly taking any action, or knowingly failing to take any action, that is known to cause disqualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Furthermore, from and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein, each of the Company, the Stockholder and the Adviser shall use reasonable efforts to conduct its business and file Tax Returns in a manner that would not jeopardize the qualification of the Company after the Effective Time as a real estate investment trust as defined within Section 856 of the Code.

     8.10 Letter of Deloitte & Touche, LLP. The Adviser shall use reasonable efforts to cause to be delivered to the Company an "agreed-upon procedures" report of Deloitte & Touche, LLP covering the financial statements and other financial and statistical information of the Adviser set forth in the Proxy Statement and dated a date within five business days before the date on which the Proxy Statement shall be mailed to the stockholders of the Company. Such report shall be addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for reports delivered by independent public accountants in connection with proxy statements relating to mergers where the consideration paid is registered on Form S-4 under the Securities Act.

     8.11 Adviser Stockholder Approval. The Stockholder hereby agrees to vote, at the Company's Stockholders Meeting, the Company's Common Shares owned by the Stockholder in favor of the Agreement and the transactions contemplated hereby.

     8.12 Delivery of Certain Financial Statements. Promptly after they are available, and in any event not later than the tenth business day prior to the Closing Date, the Adviser shall provide to the Company true and correct copies of its unaudited consolidated balance sheet as of December 31, 1997 and an unaudited balance sheet as of the last day of each month occurring after December 31, 1997 and prior to the Closing Date and the related unaudited statements of income and cash flows for the year to date ending on the last day of each such month. Delivery of such financial statements shall be deemed to be a representation by the Adviser and the Stockholder that such balance sheet (including the related notes, if any) presents fairly, in all material respects, the financial position of the Adviser (which for the purposes of this Section 8.12 includes the Adviser) as of the specified date, and the other related statements (including the related notes, if any) included therein present fairly, in all material respects, the results of its operations and cash flows for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise stated in the notes thereto, subject to normal year-end audit adjustments.

     8.13 State Takeover Statutes. The Company and its Board of Directors shall (i) take all action necessary so that no "fair price," "business combination," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under state or federal laws of the United States or similar statute or regulation, including without limitation, the control share acquisition provisions of Section 3-701 et seq. of the Maryland GCL and the business combination provisions of
Section 3-601 et seq. of the Maryland GCL (a "Takeover Statute") is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement (and so that following the Merger, such takeover statute shall not apply to the Stockholder or any persons acting in concert with him) and
(ii) if any Takeover Statute becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to minimize the effect of such Takeover Statute on the Merger and the other transactions contemplated by this Agreement.

     8.14 Exclusivity. Neither the Stockholder nor the Adviser shall (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities or any substantial portion of the assets of the Adviser (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Stockholder shall not vote his Adviser Common Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Stockholder and the Adviser shall notify the

Company immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.


                               ARTICLE 9
                        POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the Closing:

     9.1 General. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 12 below). The Stockholder acknowledges and agrees that from and after the Closing, the Surviving Corporation and the Company will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Adviser.

     9.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Adviser, each of the other Parties will cooperate with him and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 12 below).

     9.3 Transition. The Stockholder will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Adviser from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with the Adviser prior to the Closing.

     9.4 Confidentiality. The Stockholder will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Company or destroy, at the request and option of the Company, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that the Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Stockholder will notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 9.4. If, in the absence of a protective order or the receipt of a waiver hereunder, the Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then the Stockholder may disclose the Confidential Information to such tribunal; provided, however, that the disclosing stockholder shall use his best efforts to obtain, at the request of the Company, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     9.5  Competitive Real Estate Ventures

          (a) So long as the Stockholder serves as an officer and director of the Company, and for one (1) year thereafter, the Stockholder hereby covenants and agrees, except to the extent as may be expressly authorized by the Board from time to time, that the Stockholder will not engage or participate, directly or indirectly, as principal, agent, executive, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of any Competitive Real Estate Venture. The foregoing restriction shall not apply to ownership by the Stockholder of publicly traded equity or debt securities where such ownership does not constitute ownership of more than one percent (1.0%) of the total outstanding amount of any class of equity or debt securities.

          (b) The Stockholder shall cause any Competitive Real Estate Venture under his control, at the election of the Company, at any time or from time to time, to enter into the following agreements with the Company, the form each of which shall be approved by the Board prior to its execution.

               (i)  Facilities and Personnel Agreement.  An
agreement whereby a Competitive Real Estate Venture is obligated to first satisfy its requirements for personnel and/or facilities by the use of available qualified personnel or facilities of the Company. Pursuant to this agreement, the Competitive Real Estate Venture will be required to reimburse the Company for its use of such personnel or facilities at a rate equal to the Company's costs of such personnel and/or facilities, including its general administrative and overhead expenses and other indirect expenses as determined on a reasonable accounting basis consistently applied.

               (ii) Right of Purchase Agreement. An agreement whereby the Competitive Real Estate Venture will give the Company a right to purchase any property or right to acquire any property, that the Competitive Real Estate Venture acquires or contracts to acquire, subject to any then-existing fiduciary obligation by the Competitive Real Estate Venture to other persons or entities. Pursuant to this contract, the Competitive Real Estate Venture will, within a specified time after it contracts to acquire a property, offer to the Company for a period of not less than twenty (20) business days, the right to acquire all of the Competitive Real Estate Venture's interest in such property at the Competitive Real Estate Venture's price therefor, including an allocable portion of its general, administrative and overhead expenses and other indirect expenses

                                    -34

incurred in connection with identifying, selecting and contracting for the acquisition of the property. The foregoing notwithstanding, the Competitive Real Estate Venture shall not be required to offer the Company the right to purchase any property or right to acquire a property it may have at the time it becomes a Competitive Real Estate Venture within the meaning of this Agreement.

               (iii)  Compensation Restriction Agreement.  An
agreement whereby the Stockholder will cause any Competitive Real
Estate Venture under his control to limit any compensation payable to him by such entity to amounts first approved by the Company.

          (c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section
9.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     9.6 The Company's Common Shares. Each certificate issued to the Stockholder representing the Company's Common Shares will be imprinted with a legend substantially in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION CONTAINED IN SECTION 4(2) OF THE 1933 ACT AND REGULATION D OF THE RULES AND REGULATIONS PROMULGATED UNDER THE 1933 ACT, AND IN RELIANCE UPON THE REPRESENTATION BY THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO RESALE OR FURTHER DISTRIBUTION. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT FILED WITH THE SEC WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL OF THE ISSUER.

     Subject to such other restrictions as may be imposed on transfer of the Company's Common Shares hereunder, or under any other agreements to which Stockholder is a party, in the event the Stockholder desires to transfer any of the Company's Common Shares received in connection with the Merger, other than in a registered offering or pursuant to a sale which counsel for the Company confirms is in compliance with Rule 144 of the Securities Act, he must first furnish the Company with (i) a written opinion satisfactory to the Company in form and substance from counsel reasonably satisfactory to the Company to the effect that the Stockholder may transfer the Company Common Shares as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Company in form and substance agreeing to be bound by the restrictions on transfer contained herein.

     9.7 Continuity of Interest. The Stockholder shall not dispose of any of the Company's Common Shares received in the transaction in a manner that would cause the transaction to violate the continuity of stockholder interest requirement set forth in the then current Treas. Reg. Section 1.368-1(b) or its successor Regulation. If the Stockholder wishes to dispose of any the Company's Common Shares received in the transaction, he shall provide the Company written notice, not less than 15 days prior to the intended date of disposition, specifying the number of shares which the Stockholder proposes to dispose of and an opinion of counsel reasonably satisfactory to the Company that such transfer or disposition will not violate the continuity of stockholder interest requirement set forth in the then current Treas. Reg. Section 1.368-1(b) or its successor Regulation.

     9.8 Share Consideration. Unless there should first occur a change in control, the Stockholder shall retain at least one-half of the Company's Common Shares received by the Stockholder on the Closing Date and any of the Company's Common Shares received from the Share Balance for a period of 12 months following the date of receipt of such shares.

     9.9  Tax Matters

          (a) If there is an adjustment to any item reported on a pre-closing Tax Return that results in an increase in the Taxes payable by Adviser or the Stockholder, and such adjustment results in a corresponding adjustment to items reported on a post-closing Tax Return with the result that the Taxes payable either by the Company, AAA Acquisition or any of their Subsidiaries or by any Consolidated Group of companies of which the Company, AAA Acquisition, or any Subsidiary are then members are reduced, or a refund of Taxes is increased, then any Company Indemnity Claim that the Stockholder owe the Company pursuant to Article 11 below shall be reduced by the amount by which such Taxes are reduced or such refunds are increased. The amount of reduction of any Company Indemnity Claim under this Section 9.9(a) shall be the excess of (i) the Tax liability of the Company, AAA Acquisition, such Subsidiary or, if applicable, the Company's, AAA Acquisition's or such Subsidiary's consolidated group for the tax period in question computed without regard to such adjustment or amendment, over (ii) the actual Tax liability of the Company, AAA Acquisition, or such Subsidiary or, if applicable, the Company's, AAA Acquisition's or such Subsidiary's consolidated group for the tax period in question.

          (b) Any refund or credit of Taxes (including any statutory interest thereon) received by the Company, AAA Acquisition or any of their Subsidiaries attributable to periods ending on or prior to or including the Closing Date that were paid by Adviser pursuant to this Agreement shall reduce the

Company Indemnity Claim that the Stockholder owes the Company pursuant to Article 11 below by an amount equal to the amount of such refund or credit.

          (c) In the event that the Company, AAA Acquisition or any of their Subsidiaries receives notice, whether orally or in writing, of any pending or threatened federal, state, local or foreign tax examinations, claims settlements, proposed adjustments or related matters with respect to Taxes that could affect the Adviser or the Stockholder, or if the Adviser or the Stockholder receives notice of such matters that could affect the Company, AAA Acquisition or any of their Subsidiaries, the party receiving such notice shall notify in writing the potentially affected party within ten (10) days thereof. The failure of either party to give the notice required by this Section shall not impair such party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged thereby.

          (d) The Stockholder shall have the responsibility for, and shall be entitled, at their expense, to contest, control, compromise, settle or appeal all proceedings with respect to pre-closing Taxes.

     9.10 Purchase of Remaining Share Balance Upon Death of the
          Stockholder

          (a) Within sixty (60) days after the death of the Stockholder (the "Date of Death"), the Company shall, at the price (the "Purchase Price") and on the terms and conditions set forth in this Section 9.10, purchase from the decedent's estate all right, title and interest in and to the Remaining Share Balance as of the Date of Death.

          (b)  The term "decedent's estate" as used herein means:

               (i) The duly appointed and qualified personal representative of the Stockholder's estate;

               (ii) The surviving joint tenant of the Stockholder when shares are owned as joint tenants by the Stockholder and a person who is not active in the business of the Company;

               (iii) Any other person who may, because of the
                     community property or other law of any
                     jurisdiction, acquire without formal probate proceedings any right, title, or interest in or to the Remaining Share Balance by reason of the Stockholder's death; or

               (iv) Any intervivos or testamentary trust settled by the Stockholder during his lifetime or by his will and testament upon his death.

          (c) The Purchase Price shall be equal to the greater of (x) the Remaining Share Balance as of the Date of Death multiplied by $10.25, or (y), if the Company's Common Shares are then traded on a national securities exchange, the average closing price of the Company's Common Shares on such exchange for the ten consecutive trading days immediately preceding the Date of Death. The Purchase Price determined in accordance with the foregoing shall be binding on the parties.

          (d) The Purchase Price shall be paid to the decedent's estate in a lump sum from the proceeds of any insurance policy promptly after their receipt. The Purchase Price shall not be less than the amount of the life insurance in force on the Stockholder's life under the terms of Subsection 9.10(e) below. If the proceeds of the insurance policy(ies) are less than the Purchase Price, the balance shall be paid in cash. The Company, not the decedent's estate, shall pay all costs and filing fees required to secure any court orders, court decrees, court approvals, and tax clearances required to enable the decedent's estate to transfer to the Company full legal and equitable tax-free title to the Remaining Share Balance.

          (e) The Company shall obtain and maintain one or more insurance policies on the life of the Stockholder in such amounts as shall be necessary to assure performance of its obligation to pay the Purchase Price in the amount determined as if the Date of Death was the Closing Date; provided that the Company shall obtain additional insurance, or shall reduce the amount of insurance, from time to time, but not less frequently than annually, so as to maintain the face value of such insurance policies in an amount equal to the Purchase Price as if it was determined as of the effective date of such additional insurance policy or reduction in amount. The insurance policies shall be term policies or other similar low-cost insurance, and shall be in a form acceptable to the Stockholder. The Company shall pay all premiums, name itself as beneficiary, and reserve all rights of ownership of such policies. All proceeds of such policy or policies shall first be used by the Company to purchase the Remaining Share Balance and any amounts remaining shall be the exclusive property of the Company.

                               ARTICLE 10
                    CONDITIONS TO OBLIGATION TO CLOSE

     10.1 Conditions to Each Party's Obligation. The respective obligations of the Company, AAA Acquisition, the Adviser and the Stockholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, which conditions may be waived upon the written consent of the Company and the Stockholder:

          (a) The Company Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved, in each case by the requisite holders of the Company's Common Shares in accordance with the applicable provisions of the Maryland GCL and the Company's articles of incorporation and by-laws.

          (b) Governmental Approvals. The Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5.1,
Section 6.4, and Section 7.3 above.

          (c) No Injunction or Proceedings. There shall not be in effect any action, suit, or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would, in the reasonable judgment of the Company or the Adviser, (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Company to own the capital stock of the Surviving Corporation, or
(D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge is in effect).

          (d) No Suspension of Trading, Etc. At the Effective Time, there shall be no declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war or other international, armed hostility or national calamity directly or indirectly involving the United States, which war, hostility or calamity (or any material acceleration or worsening thereof), in the sole judgment of the Company, would have a Material Adverse Effect on the Adviser or, in the sole judgment of the Stockholder, would have a Material Adverse Effect on the Company.

          (e) Employment Agreement. The employment agreement with the Company in substantially the form attached hereto as Exhibit A, except for such changes therein as may be agreed upon by the Stockholder and the Company, shall have been executed and delivered by the parties thereto.

          (f) Registration Rights Agreement. The registration rights agreement in substantially the form attached hereto as Exhibit B, except for such changes therein as may be agreed upon by the Stockholder and the Company, shall have been executed and delivered by the parties thereto.

     10.2 Conditions to Obligation of AAA Acquisition and the Company. The obligations of AAA Acquisition and the Company to consummate the transactions to be performed by each in connection with the Closing is subject to satisfaction of the following conditions:

          (a) The Stockholder and the Adviser shall have delivered to AAA Acquisition and the Company a certificate to the effect that:

               (i) The representations and warranties set forth in Article 5 and Article 7 above are true and correct in all material respects at and as of the Closing Date;

               (ii)  The Stockholder and the Adviser have
     performed and complied with all of their covenants hereunder in all material respects at and as of the Closing Date;

               (iii) The Adviser has procured all of the third party consents specified in Section 7.3 above; and

               (iv) No action, suit, or proceeding is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Company to own the capital stock of the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses;

          (b) AAA Acquisition and the Company shall have received an opinion dated as of the Closing Date from Deloitte &
Touche, LLP, tax adviser to the Company, addressed and in form satisfactory to AAA Acquisition and the Company;

          (c) The Company shall have received written comfort in form and substance reasonably satisfactory to it from Deloitte & Touche, LLP that the Adviser will not have any accumulated and current earnings and profits within the meaning of Section 312 of the Code as of the Effective Time. The Stockholder shall provide to Deloitte & Touche, LLP all information reasonably available to the Stockholder that is necessary to calculate the accumulated and current earnings and profits of the Adviser as of the Effective Time, including, but not limited to, all federal income Tax Returns of the Adviser and any consolidated group of which the Adviser and the Stockholder are or have been members, working papers created with respect to such Tax Returns, and information with respect to any federal income Tax controversy, either pending or resolved, with respect to such returns. Any information shall be treated as strictly confidential by Deloitte & Touche, LLP and every employee of, and advisor to, the Company and Deloitte & Touche, LLP.

          (d) Bishop-Crown Investment Research, Inc. shall have not withdrawn its Fairness Opinion issued in connection with the Merger;

          (e)  Houlihan Lokey Howard & Zukin Financial Advisers,
Inc. shall not have withdrawn their valuation opinion regarding the Adviser.

          (f) The execution and delivery by the respective Affiliates of the Stockholder designated in the Disclosure Schedule of each of the agreements referenced in Subsection 9.5
(b) in the form approved by the Company's Board of Directors.

          (g) The Company shall have received the resignations, effective as of the Closing, of each director and officer of the Adviser other than those whom the Company shall have specified in writing prior to the Closing;

          (h) The Company shall have received satisfactory evidence that all bonus plans under which officers, directors or employees of the Adviser are beneficiaries have been terminated as of the Closing Date. The Company may waive any condition specified in this Section 10.2 if it executes a writing so stating at or prior to the Closing.

     10.3 Conditions to Obligation of the Stockholder and the Adviser. The obligation of the Stockholder and the Adviser to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) AAA Acquisition and the Company shall have delivered to Stockholder and the Adviser a certificate to the effect that:

               (i) The representations and warranties set forth in Article 6 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) AAA Acquisition and the Company shall have performed and complied with all of their covenants hereunder in all material respects through the Closing; and

               (iii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (b)  The Company shall have delivered to the
Stockholder the Share Consideration pursuant to Section 4.2.

          (c) Since December 31, 1996, there shall not have occurred or been threatened any material adverse changes in the business, properties, operations or condition (financial or otherwise) of the Company; and

     The Stockholder may waive any condition specified in this
Section 10.3 if he executes a writing so stating at or prior to the Closing.

                              ARTICLE 11
                             TERMINATION

     11.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Stockholder or the stockholders of AAA Acquisition, respectively, either by the mutual written consent of the Company and the

Representative or by mutual action of the Board of Directors of the Adviser and the Independent Directors.

     11.2 Termination by Either the Company or the Adviser. This Agreement may be terminated and the Merger may be abandoned (a) by the Independent Directors in the event of a failure of a condition to the obligations of the Stockholder or the Adviser set forth in Section 10.3 of this Agreement; or (b) by the Stockholder in the event of a failure of a condition to the obligations of the Company and AAA Acquisition set forth in
Section 10.2 of this Agreement; (c) by the Stockholder if the Closing has not occurred by 5:00 PM Central Time on September 1, 1998, or (d) if a United States federal or state court of competent jurisdiction or United States federal or state governmental agency shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; and provided, in the case of a termination pursuant to clause (a), (b) or (c) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

     11.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 11, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.


                            ARTICLE 12
                         INDEMNIFICATION

     12.1 Indemnity Obligations of the Stockholder.  Subject to
Section 12.5, the Stockholder hereby agrees to indemnify and hold the Company and the Surviving Corporation harmless from, and to reimburse the Company and the Surviving Corporation for, any the Company Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "the Company Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever resulting from (i) any breach of any representation and warranty of the Stockholder or the Adviser which is contained in this Agreement or any Schedule, Exhibit or certificate delivered pursuant hereto; (ii) any breach or non-fulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Stockholder or the Adviser which are contained in or made pursuant to this Agreement; and
(iii) all interest, penalties and costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this Section 12.1.

     12.2 Indemnity Obligations of the Company. The Company hereby agrees to indemnify and hold the Stockholder harmless from, and to reimburse the Stockholder for, any Stockholder Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Stockholder Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever incurred by the Stockholder resulting from (i) any breach of any representation or warranty of AAA Acquisition or the Company which is contained in this Agreement or any Schedule, Exhibit or certificate delivered pursuant thereto; (ii) any breach or non-fulfillment of, or failure to perform, any of the covenants, agreements or undertakings of AAA Acquisition or the Company which are contained in or made pursuant to the terms and conditions of this Agreement; and (iii) all interest, penalties, costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this Section 12.2.

     12.3 Notification of Claims.  Subject to the provisions of
Section 12.5, in the event of the occurrence of an event which any party asserts constitutes a the Company Indemnity Claim or a stockholder Indemnity Claim, as applicable, such party shall provide the indemnifying party with prompt notice of such event and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified party's failure to give timely notice or to furnish the indemnifying party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party. If so desired by any indemnifying party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, with counsel reasonably acceptable to the indemnified parties, insofar as such claim relates to the liability of the indemnifying party, provided that such indemnifying party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment or compromise of such claims, or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any material liability or obligation not covered by the indemnity obligations of the indemnifying parties under this Agreement (including, without limitation, any injunctive relief or other remedy). In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

     12.4 Survival. All representations and warranties, and, except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive for a period equal to the later of (i) two years from the Closing Date or (ii) the date upon which the Share Balance is zero; provided, however, the representations and warranties contained in Section 6.3 and
Section 7.11 shall survive until the expiration of the applicable statute of limitations with respect to the matters covered thereby. No claim shall be made after the applicable survival period.

     12.5 Exclusive Provisions: No Rescission. Except as set forth in this Agreement, no party hereto is making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein or in any certificate or other document delivered pursuant hereto relating to the Merger shall give rise to any right on the part of any party hereto, after the consummation of the Merger, to rescind this Agreement or the transactions contemplated by this Agreement. Following the consummation of the Merger, the rights of the parties under the provisions of this Article 12 shall be the sole and exclusive remedy available to the parties with respect to claims, assertions, events or proceedings arising out of or relating to the Merger.

                             ARTICLE 13
                            MISCELLANEOUS

     13.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Company and the Representative; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

     13.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     13.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     13.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the Company and the Representative; provided, however, that the Company may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Company nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     13.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     13.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Adviser or the Stockholder:

     c/o H. Kerr Taylor
     Eight Greenway Plaza, Suite 824
     Houston, TX 77046
     Telecopy: (713) 850-0498


     If to the Company and AAA Acquisition:

     H. Kerr Taylor, President
     American Asset Advisers Trust, Inc.
     Eight Greenway Plaza, Suite 824
     Houston, TX 77046
     Telecopy: (713) 850-0498

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     13.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

     13.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     13.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     13.11 Expenses. The Company will bear all costs and expenses (including legal fees and expenses) incurred by the Company, the Adviser and the Stockholder in connection with this Agreement and the transactions contemplated hereby.

     13.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     13.13     Incorporation of Exhibits and Schedules.  The
Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     13.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

     13.15 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              The Company

                              AMERICAN ASSET ADVISERS TRUST, INC.

                              /s/

                              By: H. KERR TAYLOR
                              Its: President

                              AAA ACQUISITION CORP.

                              By:  /s/
                              Its: Chief Executive Officer

                              ADVISER

                              AMERICAN ASSET ADVISERS REALTY CORPORATION


                              By:  /s/
                              Its: Chief Executive Officer

                              STOCKHOLDER:

                              /s/

                              H. KERR TAYLOR

                          EXHIBIT A

                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is dated as of _________, 1998, by and between AMERICAN ASSET ADVISERS TRUST, INC., a Maryland corporation (hereinafter referred to as the "Company"), and H. Kerr Taylor (hereinafter referred to as the "Executive") in connection with the acquisition by the Company from the Executive of American Asset Advisers Realty Corp. (the "Merger") pursuant to that certain Agreement and Plan of Merger dated ___________, 1998 (the "Merger Agreement").

1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment for an initial term commencing as of the date hereof and ending on ___________, 2000, unless sooner terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term"). The Term shall be subject to successive automatic one-year renewals unless either party hereto notifies the other, in accordance with Section 7.5, of non-renewal at least 90 days prior to the end of any such Term.

2. Duties. The Executive, in his capacity as Chairman of the Board and President shall faithfully perform for the Company the duties of said office and shall perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Board of Directors of the Company (the "Board") (including the performance of services for, and serving on the Board of Directors of, any subsidiary of the Company without any additional compensation). It is expressly understood that the Executive shall devote substantially all (90% or more) of the Executive's business time and effort to the performance of the Executive's duties hereunder and he shall be required to devote such of his business time and effort as may be necessary to the performance of his duties hereunder, provided that in no event shall this sentence prohibit the Executive from performing personal and charitable activities and such other activities as may be approved by the Board.

3.   Compensation

     3.1 Base Salary. The Company shall pay the Executive during the initial two twelve-month periods of the Term a Base
Salary at the rate of $25,000 and $30,000, respectively, per annum, payable upon the commencement of each twelve-month period. Upon the end of each such twelve-month period, the Base Salary for such period shall be increased by, and the Executive shall be promptly paid, an amount, if any, equal to $150,000, less the aggregate dividends paid by the Company during such annual period on the shares of the Share Consideration (as defined in the Merger Agreement) issued to Executive before or during such annual period by reason of the Merger, whether or not such dividends were paid to the Executive or a subsequent holder of such shares.

     3.2 Bonus. The Board shall, at least annually, consider awarding the Executive bonus and/or incentive compensation in the form of cash, options or stock grants in amounts commensurate with such awards by other real estate investment trusts investing in net-leased retail and/or commercial real estate to their chief executive officers with a base compensation level of $150,000, or if higher, the Executive's then Base Salary (a "Bonus Award"). The
Executive will be eligible, but shall not be entitled, to participate in any cash or non-cash bonus program (a "Bonus
Plan"), which may from time to time be implemented by the Company.

with such awards by comparable companies to their chief executive officers with base compensation levels of $150,000, or if higher, the Executive's then Base Salary (a "Bonus Award"). The
Executive will be eligible, but shall not be entitled, to participate in any cash or non-cash bonus program (a "Bonus
Plan"), which may from time to time be implemented by the Company.

     3.3 Benefits - In General. The Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs.

     3.4 Disability Benefits and Life Insurance. The Executive shall be entitled to long-term disability coverage providing benefits (to continue for such period as is provided in the applicable disability plan or program, as amended from time to time) equal to the greater of $100,000, or two-thirds of Base Salary in the case of a covered disability and life insurance benefits with a face amount equal to the greater of $150,000, or Base Salary.

     3.5 Expenses. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement; provided that the Executive submits such expenses in accordance with the policies applicable to senior executives of the Company generally.

4. Termination upon Death or Disability. If the Executive dies during the Term, the obligations of the Company to or with respect to the Executive, under this Agreement, shall terminate in their entirety except as otherwise provided under this Section
4. If the Executive becomes eligible for disability benefits under the Company's long-term disability plans and arrangements (or, if none apply, would have been so eligible under the most recent plan or arrangement), the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive; provided that the Company will have no right to terminate the Executive's employment if, in the opinion of a qualified physician reasonably acceptable to the Company, it is reasonably certain that the Executive will be able to resume the Executive's duties on a regular full-time basis within 90 days of the date the Executive receives notice of such termination. Upon death or other termination of employment by virtue of disability, (i) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Base Salary and other benefits (including any bonuses thereto for awarded or then as provided in any Bonus Plan in which the Executive theretofore has been designated for participation, or in clause (ii) below) earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination); (ii) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to a cash payment equal to the Executive's Base Salary (as in effect on the effective date of such termination) payable no later than 30 days after such termination; and (iii) this Agreement shall otherwise terminate upon such death or other termination of employment and there shall be no further rights with respect to the Executive hereunder (except as provided in Section 7.15).

5.   Certain Terminations of Employment

     5.1  Termination for Cause; Termination of Employment by the
          Executive Without Good Reason

          (1)  For purposes of this Agreement, "Cause" shall mean:

               (1)  the Executive's (A) conviction for (or
                    pleading nolo contendere to) any felony, or a misdemeanor involving moral turpitude, or (B) indictment for any felony or misdemeanor involving moral turpitude, if such indictment is not discharged or otherwise resolved within 18 months;

               (2)  the Executive's commission of an act of
                    fraud, theft or dishonesty related to the performance of the Executive's duties hereunder;

               (3)  the willful and continuing failure or
                    habitual neglect by the Executive to perform the Executive's duties hereunder;

               (4) any material violation by the Executive of the covenants contained in Section 6; or

               (5)  the Executive's willful and continuing
                    material breach of this Agreement.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Cause under clause (iii) or (v) above, the Executive shall have 30 days from the date such notice is given to cure such event or condition and, if the Executive does so, such event or condition shall not constitute Cause hereunder.

          (2) For purposes of this Agreement, "Good Reason" shall mean, unless otherwise consented to by the Executive:

               (1) the material reduction of the Executive's authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive's position or positions with the Company and its subsidiaries;

               (2)  a reduction in Base Salary of the Executive;

               (3)  upon the occurrence of an Event of
                    Acceleration as defined in Subsection 4.3(a) or Subsection 4.3(b) of the Merger Agreement;
                    or

               (4) the Company's material and willful breach of this Agreement.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Good Reason under clause (i), (ii) or (iv) above, the Company shall have 30 days from the date on which the Executive gives the notice thereof to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

          (3) The Company may terminate the Executive's employment hereunder for Cause. If the Company terminates the Executive for Cause, (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Base Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.15).

          (4) The Executive may terminate his employment without Good Reason. If the Executive terminates the Executive's employment with the Company without Good Reason: (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Base Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.15).

     5.2 Termination Without Cause; Termination for Good Reason. The Company may terminate the Executive's employment at any time for any reason or no reason and the Executive may terminate the Executive's employment with the Company for Good Reason. If the Company or the Executive terminates the Executive's employment and such termination is not described in Section 4 or Section 5.1, (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Base Salary and other benefits (but excluding any bonuses except as provided in a Bonus Award or Bonus Plan previously awarded to the Executive and clause (ii) below) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); (ii) the Executive shall receive (A) a cash payment equal to one (1) times the Executive's Base Salary (as in effect on the effective date of such termination) payable no later than 30 days after such termination and (B) for a period of one (1) year after termination of employment such continuing health benefits (including any medical, vision or dental benefits), under the Company's health plans and programs applicable to senior executives of the Company generally as the Executive would have received under this Agreement (and at such costs to the Executive) as would have applied in the absence of such termination (but not taking into account any post-termination increases in Base Salary that may otherwise have occurred without regard to such termination and that may have favorably affected such benefits) it being expressly understood and agreed that nothing in this clause (ii)(B) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide such coverage after such time as the Executive becomes entitled to receive health benefits from another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all outstanding unvested options held by the Executive shall vest and such options shall remain exercisable for ninety (90) days following termination (or, if shorter, the balance of the regular term of the options); and (iv) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.15).

6.   Covenants of the Executive

     6.1 Covenant Against Competition; Other Covenants. The Executive acknowledges that (i) the principal business of the Company is the acquisition, development, ownership and management of a diversified portfolio of commercial real estate (the "Business"); (ii) the Company knows of a limited number of persons who have developed the Company's Business; (iii) the Company's Business is, in part, national in scope; (iv) the Executive's work for the Company and its subsidiaries (and the predecessors of either) has given and will continue to give the Executive access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Executive contained in this Section 6 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 6. In light of the foregoing, during the Term and for a period of one year thereafter (and, as to Section 6.1(b), at any time during and after the Executive's employment with the Company and its subsidiaries (and the predecessors of either)):

          (1) The Executive shall not, without the consent of the Board, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business, a material part of which is in direct competition with the Business of the Company in any state in which the Company conducts its Business. In the case of a termination by the Company without Cause or by the Executive for Good Reason, the preceding covenant shall expire on the date of termination; provided, however, that, notwithstanding the foregoing, the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (i) such securities are traded on any national securities exchange or the National Association of Securities
Dealers, Inc. Automated Quotation System, (ii) the Executive is not a controlling person of, or a member of a group which controls, such entity, and (iii) the Executive does not, directly or indirectly, own one percent or more of any class of securities of such entity.

          (2) The Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its subsidiaries (or any predecessor of either) (the "Confidential Company Information"), including, without limitation, information with respect to the Business and any aspect thereof, profit or loss figures, and the Company's or its affiliates, (or any of their predecessors) properties, and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which (i) at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive, (ii) is clearly obtainable in the public domain,
(iii) was not acquired by the Executive in connection with the Executive's employment or affiliation with the Company, (iv) was not acquired by the Executive from the Company or its representatives or from a third-party who has an agreement with the Company not to disclose such information, or (v) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

          (3) The Executive shall not, without the consent of the Board, directly or indirectly, (i) knowingly solicit or encourage to leave the employment or other service of the Company or any of its affiliates, any employee thereof or hire (on behalf of the Executive or any other person or entity) any employee who has left the employment or other service of the Company or any of its affiliates (or any predecessor of either) within one year of the termination of such employee's or independent contractor's employment or other service with the Company and its affiliates, or (ii) whether for the Executive's own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates, relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Executive's employment with the Company and its affiliates (or the predecessors of either) is or was a customer or client of the Company or any of its affiliates (or any predecessor of either).

     6.2 Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by him of any of the provisions of Section 6.1 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company and its affiliates shall have the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants. This right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages). The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

7.   Other Provisions.

     7.1 Severability. The Executive acknowledges and agrees that (i) the Executive has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full affect, without regard to the invalid portions.

     7.2 Duration and Scope of Covenants. If any court or other decision maker of competent jurisdiction determines that any of the Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     7.3 Enforceability; Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right, or the right of any of its affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction's being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that is not resolved by the Executive and the Company (or its affiliates, where applicable), other than those arising under Section 6, to the extent necessary for the Company (or its affiliates, where applicable) to avail itself of the rights and remedies provided under Section 6.2, shall be initiated and contested in Houston, Texas.

     7.4 Attorneys' Fees. In the event of any legal proceeding (including an arbitration proceeding) relating to this Agreement or any term or provision thereof, the losing party shall be responsible to pay or reimburse the prevailing party for all reasonable attorneys' fees incurred by the prevailing party in connection with such proceeding.

     7.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

               (1)  If to the Company, to:
                    The Board of Directors
                    Eight Greenway Plaza, Suite 824
                    Houston, Texas 77046
                    Attn:
                    Facsimile: (713) 850-0498

               (2)  If to the Executive, to:
                    H. Kerr Taylor
                    Eight Greenway Plaza, Suite 824
                    Houston, Texas 77046

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

     7.6 Parachute Provisions. If any amount payable to or other benefit receivable by the Executive pursuant to this Agreement is deemed to constitute a Parachute Payment (as defined below), alone or when added to any other amount payable or paid to or other benefit receivable or received by the Executive which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the Executive of an excise tax under
Section 4999 of the Internal Revenue Code of 1986, as amended, then, in addition to any other benefits to which the Executive is entitled under this Agreement, the Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest applicable rates on such Parachute Payments and on any payments under this Section 7.17) as if no excise taxes had been imposed with respect to Parachute Payments. The amount of any payment under this Section 7.17 shall be computed by a certified public accounting firm mutually and reasonably acceptable to the Executive and the Company, the computation expenses of which shall be paid by the Company. "Parachute Payment" shall mean any payment deemed to constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

     7.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the employment of the Executive by the Company and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either); provided, however, that this Agreement shall in no respect alter, modify or supercede the rights and obligations of the respective parties under the Merger Agreement.

     7.8 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

     7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without regard to principles of conflicts of law.

     7.10 Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

     7.11 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law. No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law.

     7.12 No Duty to Mitigate. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in the event the Executive does mitigate.

     7.13 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

     7.14 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

     7.15 Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 6, 7.3, 7.4 and 7.10 and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 6, 7.3,
7.4 and 7.10) shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

     7.16 Existing Agreements. Executive represents to the Company that the Executive is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit the Executive from executing this Agreement or limit the Executive's ability to fulfill the Executive's responsibilities hereunder.

     7.17 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                              "COMPANY"

                              AMERICAN ASSET ADVISERS TRUST, INC.

                                  /s/

                              By:


                              "EXECUTIVE"

                              /s/

                              H. Kerr Taylor

                                EXHIBIT B

                  FORM OF REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of __________, 1998, by and among AMERICAN ASSET ADVISERS TRUST, INC., a Maryland corporation (the "REIT"), and H. KERR
TAYLOR (the "Stockholder").

                                 PREFACE

     1. Pursuant to an Agreement and Plan of Merger among the REIT, AAA Acquisition Corp., a Texas corporation and wholly-owned subsidiary of the REIT ("AAA Acquisition"), American Asset Advisers Realty Corporation, a Texas corporation (the Adviser"), and the Stockholder, dated as of ____________, 1998 (the "Merger Agreement"), the Stockholder received up to 900,000 shares of the REIT's common stock, $.01 par value (the "REIT Common Shares"), in exchange for 100% of the outstanding shares of capital stock of the Adviser;

     2. The Stockholder has been granted certain registration rights with respect to the REIT Common Shares the Stockholder received in consideration for the merger of the Adviser into and with AAA Acquisition (the "Merger") under the terms of the Merger Agreement; and

     3. The REIT and the Stockholder desire to set forth the rights and obligations of the parties with respect to such registration rights.

                                  AGREEMENT

     In consideration of the foregoing premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Certain Definitions

          As used in this Agreement, the following terms shall have the following meanings:

          "Demand Registration Request" shall have the meaning set forth in Section 4.1 hereof.

          "Demand Registration Rights" shall mean the rights of the Holders to have a Registration Statement filed by the REIT with respect to the Registrable Securities held by the Holders in accordance with the provisions of Section 4 hereof.

          "Demanding Holders" shall have the meaning set forth in
Section 4.1 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


          "Filing Notice" shall have the meaning set forth in
Section 3.1 hereof.

          "Holders" shall mean the Stockholder and/or any Permitted Transferee, but only if the Stockholder has granted rights under this Agreement to such Permitted Transferee; and "Holder" shall mean any one of them.

          "Merger" shall have the meaning set forth in Paragraph
1 of the Preface.

          "Permitted Transferee" shall have the meaning set forth in Section 2 hereof.

          "Piggyback Registration Rights" shall mean the rights of the Holders, in accordance with the provisions of Section 3 hereof, to have their Registrable Securities included in any Registration Statement filed by the REIT with respect to the sale of REIT Common Shares or filed by any other shareholders of the REIT.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Registrable Securities" means the REIT Common Shares issued by, or to be issued by, the REIT to the Stockholder in connection with the Merger and shall include all shares of REIT Common Shares received by the Holders pursuant to a stock split, stock dividend or other recapitalization of the REIT. For the purposes of this Agreement, such shares of REIT Common Shares shall cease to be Registrable Securities on the Rule 144 Eligibility Date or, if earlier, on such date on which (a) a Registration Statement covering such shares has been declared effective and such shares have been disposed of pursuant to such effective Registration Statement, or (b) all of the Registrable Securities are eligible for sale (other than pursuant to Rule 904 of the Securities Act), in the opinion of counsel to the REIT, in a single or multiple transactions exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions with respect to such shares and all restrictive legends with respect to the certificates evidencing such shares are or may be removed upon the consummation of such sale.

          "Registration Period" shall mean the period commencing on the date the Merger is effective and ending at the earlier of
(i) such time as no Holder owns any Registrable Securities or
(ii) the Rule 144 Eligibility Date.

          "Registration Statement" means any registration statement filed by the REIT under the Securities Act that covers any of the Registrable Securities, including the Prospectus, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits thereto and all material incorporated by reference in such registration statement.

          "REIT" shall mean AMERICAN ASSET ADVISERS TRUST, INC., a Maryland corporation.

          "REIT Common Shares" shall have the meaning set forth in Paragraph 1 of the Preface.

          "Rule 144 Eligibility Date" means the date on which all shares of REIT Common Shares issued by the REIT to the Stockholder in the Merger and the other shares of REIT Common Shares defined as Registrable Securities herein may be sold under Rule 144 of the Securities Act by each holder within three months of such date within the volume limitations of Rule 144(e).

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Holder Information" shall mean information either furnished in writing by or on behalf of a Selling Holder for use in the Registration Statement or Prospectus.

          "Selling Holders" when used with respect to a Registration Statement, shall mean those Holders whose Registrable Securities are included in a Registration Statement pursuant to an exercise by such Holders of their Piggyback
Registration Rights or their Demand Registration Rights.

          "Stockholder" shall mean H. Kerr Taylor.

          "Underwriter(s)" shall mean any one or more investment banking or brokerage firms to or through whom the Holders or the REIT, as the case may be, may offer and sell Registrable Securities pursuant to a transaction requiring the filing of a Registration Statement under the Securities Act, including one or more of such firms who shall manage such public offering through such Underwriters and that are referred to herein as "Managing Underwriter(s)."

     2.   Permitted Transferees

          The Stockholder may transfer any of the Registrable Securities held by him, (i) to the spouse, siblings or issue or spouses of siblings or issue of the Stockholder; (ii) to a trust or custodial account for the sole benefit of the Stockholder and/or his spouse, siblings or issue or spouses of siblings or issue of the Stockholder, (iii) to a partnership, limited liability company or other entity, the majority and controlling equity owners of which are the Stockholder or his spouse, siblings or issue or spouses of siblings or issue of the Stockholder or any trust referred to in clause (ii) above; (iv) to the personal representative of the Stockholder upon his death for the purposes of administration of the Stockholder's estate or upon his incompetency for the purposes of the protection and management of the Stockholder's assets, but such personal representative may not transfer such Registrable Securities other than as permitted under this Agreement; (v) to a charitable foundation (subject to receipt by the Stockholder of written approval from the REIT, such approval not to be unreasonably withheld); or (vi) to the REIT (a "Permitted Transferee").

     3.   Piggyback Registration Rights

          3.1 If the REIT proposes to file a registration statement under the Securities Act with respect to any proposed public offering by the REIT or by any holders of any class of securities of the REIT (i) prior to the Registration Period, and the REIT reasonably expects such registration statement to be declared effective during the Registration Period, or (ii) during the Registration Period, the REIT shall, not later than 30 days prior to the proposed date of filing of such registration statement with the SEC under the Securities Act, give written notice (a "Filing Notice") of the proposed filing to each Holder, which notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended). During the Registration Period, each Holder has the right to elect ("Piggyback Registration Rights"), by written notice to the REIT (which notice shall specify the aggregate number of Registrable Securities proposed to be offered and sold by such Holder pursuant to such Registration Statement, the identity of the proposed seller thereof, and a general description of the manner in which such person intends to offer and sell such Registrable Securities) given within 15 days after receipt of the Filing Notice from the REIT, to have any or all of the Registrable Securities owned by such Holder included in such Registration Statement, and the REIT shall include such Registrable Securities in such Registration Statement. If the Managing Underwriter(s) or Underwriters (in the case of an underwritten registration) or the REIT (in the case of a nonunderwritten registration covering a primary offering by the
REIT) should reasonably object to the exercise of the Piggyback Registration Rights with respect to such Registration Statement, then in the discretion of the REIT, either:

               (1) the Registrable Securities of the Selling Holders shall nevertheless be included in such Registration Statement subject to the condition that the Selling Holders may not offer or sell their Registrable Securities included therein for a period of up to 90 days after the initial effective date of such Registration Statement, whereupon the REIT shall be obligated to file one or more post-effective amendments to such Registration Statement to permit the lawful offer and sale of such Registrable Securities for a reasonable period thereafter beginning at the end of such lock-up period and continuing for such period, not exceeding 120 days, as may be necessary for the Selling Holders, Underwriters and selling agents to dispose of such Registrable Securities; or

               (2) if the Managing Underwriter(s) (in the case of an underwritten registration) or the REIT (in the case of a nonunderwritten registration covering a primary offering by the REIT) should reasonably determine that the inclusion of such Registrable Securities, notwithstanding the provisions of the preceding clause (i), would materially adversely affect the offering contemplated in such Registration Statement, and based on such determination recommends inclusion in such Registration Statement of fewer or none of the Registrable Securities of the Holders, then

               (x) if the Managing Underwriter(s) or the REIT, as applicable, recommends the inclusion of fewer Registrable Securities, the number of Registrable Securities of the Holders included in such Registration Statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), or (y) if the Managing Underwriter(s) or the REIT, as applicable, recommends the inclusion of none of such Registrable Securities, none of the Registrable Securities of the Holders shall be included in such Registration Statement

          3.2 Unless otherwise required by law, rule or regulation, if Registrable Securities owned by Holders who have made the election provided in Section 3.1 are included in such Registration Statement, the REIT shall bear and pay all fees, costs, and expenses incident to such inclusion, including, without limitation, registration fees, exchange listing fees and expenses, legal fees of REIT counsel (including blue sky counsel), printing costs and costs of any special audits or accounting fees. Each Selling Holder shall pay all underwriting discounts and commissions with respect to its Registrable Securities included in the Registration Statement, as well as fees or disbursements of counsel, accountants or other advisors for the Selling Holder and all internal overhead and other expenses of the Selling Holder.

          3.3 The rights of the Holders under this Section 3 are solely piggyback in nature, and nothing in this Section 3 shall prevent the REIT from reversing a decision to file a Registration Statement or from withdrawing any such Registration Statement before it has become effective.

          3.4 The Holders shall have the right, at any time during the Registration Period, to exercise their Piggyback Registration Rights pursuant to the provisions of this Section 3 on any number of occasions that the REIT shall determine to file a registration statement.

          3.5 The Piggyback Registration Rights granted pursuant to this Section 3 shall not apply to (a) a registration relating solely to employee stock option, purchase or other employee plans, (b) a registration related solely to a dividend reinvestment plan or (c) a registration on Form S-4 or Form S-8 or any successor Forms thereto.

          3.6 In the event that there is a reduction in the number of Registrable Securities to be included in a registration statement to which Holders have exercised Piggyback Registration Rights, the REIT shall so advise all Holders participating that the number of securities of Registrable Securities that may be included in the registration shall be reduced pro rata among such Holders (based on the number of Registrable Securities requested to be included in the registration); provided, however, that the percentage of the reduction of such Registrable Securities shall be no greater than the percentage reduction of securities of other selling securityholders who also have exercised piggyback registration rights pursuant to agreements other than this Agreement, as such percentage reductions shall be determined in the good faith judgment of the REIT based on the advice of the managing underwriter of the offering. If Holders have exercised Piggyback Registration Rights with respect to a registration statement which is being filed as a result of the exercise of demand registration rights by other securityholders, the securityholders exercising their demand registration rights shall have the right, in the event of any reduction of securities covered by such registration statement, to have all of their registrable securities included in such registration statement before inclusion of any Registrable Securities of Holders exercising their Piggyback Registration Rights.

     4.   Demand Registration Rights

          4.1 In addition to, and not in lieu of, the Piggyback Registration Rights set forth under Section 3, at any time after the effective date of the Merger and during the Registration Period, Holders may deliver to the REIT a written request (a "Demand Registration Request") that the REIT register any or all of the Registrable Securities owned by such Demanding Holders (as hereinafter defined) (provided that the aggregate offering price of all such Registrable Securities actually included in the Demand Registration equals $5 million or more) and any other Holders that may elect to be included pursuant to Section 4.2 hereof under the Securities Act and the state securities or blue sky laws of any jurisdiction designated by such Selling Holders (subject to Section 9), subject to the provisions of this Section
4. The requisite Holders making such demand are sometimes referred to herein as the "Demanding Holders." The REIT shall, as soon as practicable following the Demand Registration Request, prepare and file a Registration Statement (on the then appropriate form or, if more than one form is available, on the appropriate form selected by the REIT) with the SEC under the Securities Act, covering such number of the Registrable Securities as the Selling Holders request to be included in such Registration Statement and to take all necessary steps to have such Registrable Securities qualified for sale under state securities or blue sky laws. The REIT shall use its best efforts to file such Registration Statement no later than 30 days following the Demand Registration Request. Further, the REIT shall use its best efforts to have such Registration Statement declared effective by the SEC (within the meaning of the Securities Act) as soon as practicable thereafter and shall take all necessary action (including, if required, the filing of any supplements or post-effective amendments to such Registration Statement) to keep such Registration Statement effective to permit the lawful sale of such Registrable Securities included thereunder for the period set forth in Section 6 hereof, subject, however, to the further terms and conditions set forth in Sections 4.3, 4.4, 4.5, 4.6, and 4.7 hereof.

          4.2 No later than 10 days after the receipt of the Demand Registration Request, the REIT shall notify all Holders who have not joined in such request of the proposed filing, and such Holders may, if they desire to sell any Registrable Securities owned by them, by notice in writing to the REIT given within 15 days after receipt of such notice from the REIT, elect to have all or any portion of their Registrable Securities included in the Registration Statement.

          4.3 The Holders, in the aggregate, may only exercise the Demand Registration Rights granted pursuant to this Section 4 two times. The REIT shall only be required to file one Registration Statement (as distinguished from supplements or pre-effective or post-effective amendments thereto) in response to the exercise by the Demanding Holders of their Demand Registration Rights pursuant to the provisions of this Section 4.

          4.4 In the event that preparation of a Registration Statement is commenced by the REIT in response to the exercise by the Demanding Holders of the Demand Registration Right, but such Registration Statement is not filed with the SEC, either at the request of the REIT or at the request of the Demanding Holders, for any reason, the Demanding Holders shall not be deemed to have exercised a Demand Registration Right pursuant to this Section 4, except that, if such Registration Statement is not filed after the commencement of preparation thereof at the request of the Demanding Holders, then the Selling Holders whose Registrable Securities were proposed to be included therein shall be required to bear the fees, expenses and costs incurred in connection with the preparation thereof.

          4.5 In the event that any Registration Statement filed by the REIT with the SEC pursuant to the provisions of this
Section 4 is withdrawn prior to the completion of the sale or other disposition of the Registrable Securities included thereunder, then the following provisions, whichever applicable, shall govern:

               (1) If such withdrawal is effected at the request of the REIT for any reason other than the failure of all the Selling Holders to comply with their obligations hereunder with respect to such registration, then the filing thereof by the REIT shall be excluded in determining whether the Holders have exercised their Demand Registration Rights hereunder with respect to the filing of such Registration Statement.

               (2) If such withdrawal is effected at the request of the Selling Holders, then the filing thereof by the REIT shall be deemed an exercise of a Demand Registration Right with respect to the filing of such Registration Statement.

          4.6 The REIT shall bear and pay all fees, costs and expenses incident to such Registration Statement and incident to keeping it effective and in compliance with all federal and state securities laws, rules, and regulations for the period set forth in Section 6 hereof (including, without limitation, registration fees, blue sky qualification fees, exchange listing fees and expenses, legal fees of REIT counsel (including blue sky counsel), printing costs, costs of any special audits and accounting fees). Each Selling Holder shall pay fees or disbursements of counsel, accountants or other advisers for the Selling Holder and any underwriting discounts and commissions with respect to its Registrable Securities and any internal, overhead and other expenses of the Selling Holders.

          4.7 Whenever a decision or election is required to be made hereunder by the Demanding Holders or the Selling Holders, such decision or election shall be made by a vote of holders of a majority of the Registrable Securities owned by such Demanding Holders or Selling Holders, as the case may be; provided, however, any decision to withdraw a Demand Notice shall be made unanimously by the Demanding Holders.

          4.8 In the event that there is a limitation on the number of securities which may be covered by such Registration Statement, the Selling Holders shall have the right with respect to any such Registration Statement filed as a result of their Demand Registration Request to include their Registrable Securities prior to the inclusion of any other securityholder exercising piggyback registration rights.

          4.9 The Selling Holders shall have the right, with respect to any Registration Statement to be filed as a result of a Demand Registration Request, to determine whether such registration shall be underwritten or not and to select any such underwriter, provided such underwriter is satisfactory to the REIT, which consent will not be unreasonably withheld.

     5.   Information to be Furnished

          In the event any of the Registrable Securities are to be included in a Registration Statement under Section 3 or 4, the Selling Holders and the REIT shall furnish the following information and documents:

          5.1 The Selling Holders will furnish to the REIT all information required by the Securities Act to be furnished by sellers of securities for inclusion in the Registration Statement, together with all such other information which the Selling Holders have or can reasonably obtain and which may reasonably be required by the REIT in order to have such Registration Statement become effective and such Registrable Securities qualified for sale under applicable state securities laws.

          5.2 The REIT, before filing a Registration Statement, amendment or supplement thereto, will furnish copies of such documents to legal counsel selected by the Selling Holders. In addition, the REIT will make available for inspection by any Selling Holder or by any Underwriter, attorney or other agent of any Selling Holder or Underwriter all information reasonably requested by such persons. All nonpublicly available information provided to any Selling Holder, Underwriter or any attorney or agent of any Selling Holder or Underwriter shall be kept strictly confidential by such Selling Holder, Underwriter or attorney or agent of such Selling Holder or Underwriter so long as such information remains nonpublic.

          5.3 The REIT will promptly notify each Selling Holder of the occurrence of any event which renders any Prospectus then being circulated among prospective purchasers misleading because such Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and the REIT will amend the Prospectus so that it does not contain any material misstatements or omissions and deliver the number of copies of such amendments to each Selling Holder as each Selling Holder may require.

     6.   Registration to Be Kept Effective

          In connection with any registration of Registrable Securities pursuant to this Agreement, the REIT shall, at its expense, keep effective and maintain such registration and any related qualification of Registrable Securities under state securities laws for such period not exceeding 120 days as may be necessary for the Selling Holders, Underwriters and selling agents to dispose of such Registrable Securities, from time to time to amend or supplement the Prospectus used in connection therewith to the extent necessary to comply with applicable laws, and to furnish to such Selling Holders such number of copies of the Registration Statement, the Prospectus constituting a part thereof, and any amendment or supplement thereto as such Selling Holders may reasonably request in order to facilitate the disposition of the registered Registrable Securities.

     7.   Conditions to REIT's Obligations

          The obligations of the REIT to cause the Registrable
Securities owned by the Holders to be registered under the Act are subject to each of the following limitations, conditions and qualifications:

          (1) The REIT shall be entitled to postpone for a reasonable period of time up to three (3) months the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to Section 4 hereof, if the REIT determines, in its reasonable judgment, that such registration and offering would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the REIT, and the REIT promptly gives the Holders written notice including an explanation of such determination. If the REIT shall so postpone the filing of a Registration Statement, the Selling Holders shall have the right to withdraw the Demand Registration Request by giving written notice to the REIT within 30 days after receipt of the notice of postponement (and, in the event of such withdrawal, such Demand Registration Request shall not be counted for purposes of the Demand Registration Requests to which the Holders are entitled pursuant to Section 4 hereof).

          (2) The REIT shall not be required to file any Registration Statement pursuant to this Agreement in connection with a Demand Registration Request made less than 90 days after the effective date of any Registration Statement filed by the REIT (other than registration statements filed on Form S-4, Form S-8, or any successor forms thereto) if (i) the Managing Underwriter(s) associated with such prior Registration Statement reasonably objects to such Demand Registration Request or has otherwise precluded the REIT from filing a registration statement within such 90-day period and (ii) the Selling Holders filing such Demand Registration Request were able to include in such prior Registration Statement pursuant to their Piggyback Registration Rights at least one-third of the amount of the Registrable Securities that they had notified the REIT they desired to have been included in such prior Registration Statement.

          (3)  The REIT may require, as a condition to
     fulfilling its obligations to register the Registrable
     Securities under Sections 3 or 4 hereof, that the Selling Holders execute reasonable and customary indemnification agreements for the benefit of the Underwriters of the registration; provided, however, that a Selling Holder shall not be required to indemnify the Underwriters except with respect to Selling Holder information.

          (4) The REIT shall not be required to fulfill any registration obligations under this Agreement, if the REIT provides the Holders with an opinion of counsel reasonably acceptable to such Holders stating that the Holders are free to sell in the manner proposed by them the Registrable Securities that they desired to register without registering such Registrable Securities or such Registrable Securities can be sold under Rule 144 of the Securities Act, or otherwise without registration in the open market in compliance with the Securities Act, without regard to volume restrictions.

          (5) The REIT shall not be obligated to file any Registration Statement pursuant to this Agreement in connection with a Demand Registration Request at any time if the REIT would be required to include financial statements audited as of any date other than the end of its fiscal year, unless the Selling Holder(s) agree to pay the cost of any such additional audit.

     8.   Exchange Listing

          In the event any Registrable Securities are included in a Registration Statement under Section 3 or 4 hereof, the REIT will exercise reasonable efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or any other exchange(s) on which the REIT Common Shares are then listed.

     9.   Registration Under State Securities Laws

          The REIT shall use its best efforts to register or qualify any Registrable Securities included in a Registration Statement pursuant to Section 3 or 4 hereof under state "blue sky" or similar securities laws in such jurisdictions as the Selling Holders reasonably request and to take such other action as may be reasonably necessary to enable the Selling Holders to sell their shares of Registrable Securities in the jurisdictions where such registration or qualification was made, provided that the REIT will not be required to qualify to do business in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any jurisdiction in which it has not executed such a consent.

     10.  Indemnification

          10.1 The REIT will indemnify and hold each Selling Holder, its partners, officers, directors and agents (including sales agents and Underwriters) and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) the Selling Holder or any of the foregoing, harmless to the maximum extent permitted by law, from and against any loss, claim, liability, damage or expense (including attorneys' fees) resulting from a claim that any Registration Statement, Prospectus or amendment thereof or supplement thereto, which includes Registrable Securities to be sold by such Selling Holder, contains a material misstatement or omission, unless such claim is based upon Selling Holder Information or resulting from the Selling Holder's failure to deliver a current Prospectus as required under the Securities Act; and each such Selling Holder will indemnify and hold harmless the REIT, its directors, officers and agents and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) the REIT against any loss, claim, liability, damage or expense (including attorneys' fees) resulting from any such claim relating to Selling Holder Information.

          10.2 Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 10 or otherwise to the extent such omission did not materially prejudice the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there exists a conflict of interest between the indemnifying party and any indemnified party or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to, and inconsistent or in conflict with, those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No settlement of an action against any party under this Section 10 shall bind the other party unless such other party agrees in writing to the terms of such settlement (which agreement will not be unreasonably withheld).

          10.3 The obligation of the indemnifying party to indemnify the indemnified party under this Section 10 shall, in each case, be in addition to any liability which the indemnifying party may otherwise have hereunder or otherwise at law or in equity.

          10.4 If the indemnification provided for in this
Section 10 from the indemnifying party is applicable in accordance with its terms but for any reasons is held to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative faults of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10.1 and 10.2 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

     11.  Rule 144

          The REIT covenants that it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or
(b) any similar rule or regulation adopted by the SEC. The REIT shall, upon the request of any holder of Registrable Securities, deliver to such Holder a written statement as to whether it has complied with such requirements.

     12.  Miscellaneous

          12.1 Amendments and Waivers. Subject to Section 12.2, this Agreement may be modified or amended only by a writing signed by the REIT and the Stockholder. No modification or amendment to this Agreement shall require the consent of any Permitted Transferee.

          12.2 Third Party Beneficiaries. Any Permitted Transferee shall be a third party beneficiary or intended beneficiary to the agreement made hereunder by the Stockholder so long as the Stockholder has granted rights under this Agreement to the Permitted Transferee, and any such third party beneficiary shall have the right to enforce such Agreement directly to the extent it deems such enforcement necessary or advisable.

          12.3 No Waiver. No failure to exercise and no delay in exercising, on the REIT's or the Holders' part, of any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

          12.4 Survival of Agreements. All agreements, representations and warranties contained herein or made in writing by or on behalf of the REIT in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

          12.5 Limitation of Registration Rights. Nothing contained in this Agreement shall create any obligation on behalf of the REIT to register under the Securities Act any securities which are not shares of REIT Common Shares.

          12.6 Binding Effect and Benefits. This Agreement shall be binding upon and shall inure to the benefit of the REIT and the Holders and their respective successors and assigns. Without limiting the generality of the foregoing, each Holder's registration rights granted hereunder shall be transferable to and exercised by any Permitted Transferee of Registrable Securities.

          12.7 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

          12.8 Separability of Provisions. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          12.9 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be by telecopy, facsimile transmission (confirmed by U.S. mail), telegraph, hand delivery or mailed by certified or registered mail postage prepaid, returned receipt requested, to the addresses set forth below or to such other address as any party may advise the other party in a written notice given in accordance with this Section.

          If to the REIT:     American Asset Advisers Trust, Inc.
                              Eight Greenway Plaza, Suite 824
                              Houston, Texas 77046
                              Telephone (713) 850-1400

          If to the Holders:  the respective addresses set
                              forth in the records of the REIT

Any notice or other communication so addressed and so mailed shall be deemed to have been given when duly delivered or sent.

     12.10 Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws provisions thereof. The descriptive headings of the several sections and subsections hereof are for convenience only and shall not control or affect the meaning of construction of any of the provisions hereof.

     12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed be an original, but all of which together shall constitute a single original instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              THE COMPANY:

                              AMERICAN ASSET ADVISERS TRUST, INC.


                                  /s/

                              By:

                              Title:


                              THE SHAREHOLDER:


                              /s/

                              H. Kerr Taylor

                            EXHIBIT C

                       DISCLOSURE SCHEDULE

7.1  Organization, Qualification, and Corporate Power
7.2  Capitalization
7.3  Authorization of Transaction
7.4  Noncontravention
7.5  Title to Assets
7.6  Subsidiaries and Affiliates
7.7  Financial Statements
7.8  Events Subsequent to Most Recent Fiscal Year End
7.9  Undisclosed Liabilities
7.10 Legal Compliance
7.11 Tax Matters
7.12 Real Property
7.13 Intellectual Property
7.14 Tangible Assets
7.15 Contracts
7.16 Notes and Accounts Receivable
7.17 Powers of Attorney
7.18 Insurance
7.19 Litigation
7.20 Construction Liability
7.21 Employees
7.22 Employee Benefits
7.23 Guaranties
7.24 Environment, Health, and Safety
7.25 Proxy Statement
7.26 Relationships with Tenants
7.27 Disclosure


                             ANNEX B

                    [Bishop-Crown Letterhead]




January 15, 1998



Independent Directors
AMERICAN ASSET ADVISERS TRUST, INC.
Eight Greenway Plaza, Suite 824
Houston, TX 77046

       Re:  Proposed Acquisition of American Asset Advisers Realty Corp.

Gentlemen:

     In your capacity as Independent Directors of American Asset Advisers Trust, Inc. (the "Company") you have requested our opinion as independent investment analysts as to the fairness to the Company and to its shareholders (other than Mr. H. Kerr Taylor), from a financial point of view, of the Company's proposed acquisition of American Asset Advisers Realty Corp (the "Adviser") under the terms and conditions set forth in the form of Agreement and Plan of Merger (the "Agreement") by and between the Company, the Adviser, AAA Acquisition, Inc., and Mr. Taylor. Under the terms of the Agreement, the Adviser will be merged with and into AAA Acquisition, Inc., a newly formed, wholly owned subsidiary of the Company, and upon completion of the merger, the Company will internalize its real estate acquisition, development and management functions and its administrative functions, thereby becoming a self-administered and self-managed real estate investment trust.

     In reaching our opinions stated herein, we have reviewed, analyzed and considered the following:

          (i)    The draft of the Agreement;

          (ii) The audited financial statements for the Company for the years ended December 31, 1996 and 1995 and the unaudited financial statements of the Company for the nine months ended September 30, 1997;

          (iii)  The audited financial statements of the
                 Adviser for the years ended December 31, 1996 and 1995 and the unaudited financial statements of the Adviser for the nine months ended September 30, 1997;


          (iv) Properties currently contracted for development by the Adviser and its affiliates;

          (v) Certain data and information prepared on a confidential basis by management of the Adviser for its internal use concerning the business and operations of the Company and the Adviser, including pro forma consolidated projections of projects and operating strategy;

          (vi) Certain cash flow forecasts for the Company and the Adviser furnished to us by management of the Adviser;

          (vii) A draft of the proposed Proxy Statement of the Company to be filed with the Securities and Exchange Commission in connection with the solicitation of the vote of the Company's shareholders for approval of the merger;

          (viii) Certain publicly available financial and stock market data with respect to the operation of selected publicly traded REITs deemed by us to be relevant in our consideration of the fairness of the subject transactions;

          (ix) Certain publicly available information concerning the terms and conditions of certain acquisition transactions involving publicly traded REITs and their advisers we deemed relevant in connection with our examination of the subject transactions; and

          (x) The available information concerning the Company and the Adviser, including past filings by the Company with the Securities and Exchange
                 Commission.

     In addition, we have examined such other financial information and performed such other analyzes and investigations of the Company and the Adviser and considered such other information as we have deemed appropriate in rendering our opinion herein.

     In conducting our investigations, reviews and analysis, we have held meetings and discussions with Mr. Taylor and other officers and employees of the Company and the Adviser concerning the operations, financial condition and future prospects of the Company and the Adviser, as separate enterprises, and of the Company and the Adviser as a combined company. During our review and analysis, we have had the opportunity to meet with and to hold several discussions with the Independent Directors.

     In connection with our investigations and review, we have relied, without independent verification, on the accuracy and completeness of all information that was publicly available and information which was supplied or otherwise communicated to us by the Company and the Adviser. We have further relied on assurance of management of the Adviser that they are unaware of any facts that would make the information provided to us inaccurate or misleading. We have assumed that all financial forecasts and pro forma forecasted financial information regarding the Company, the Adviser and the combined Company and Adviser provided to us by the Company or the Adviser was prepared on a reasonable basis and reflected the best currently available good faith estimates and judgments of management of the Adviser as to the future performance of the Company and the Adviser.

     In rendering our opinion herein, we have assumed, based on representations of the management of the Adviser, that (i) the merger will be a tax free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; (ii) the merger will not be accounted for under the purchase method of accounting; (iii) following completion of the merger, the Company will continue to qualify as a real estate investment trust under the Code and the regulations; and (iv) any material liabilities (including any contingent or unknown liabilities) of the Company or the Adviser are reflected in the pro forma consolidated financial statements of the Company and the Adviser.

     In rendering our opinion herein, our determinations of reasonable and likely ranges of fair value of the Adviser within the context of the merger were based, in part, on the opinion on the fair market value of a 100 percent interest in the Adviser on a controlling interest basis rendered by Houlihan Lokey Howard & Zukin, Financial Advisors ("Houlihan Lokey"), in that firm's letter on its findings dated December 16, 1997, a copy of which is included with this letter. We note that the opinion of Houlihan Lokey is advisory in nature only, and is subject to the conditions and limitations set forth in their report. Our determination regarding the valuation of the Adviser for the purposes of our opinion herein is necessarily based on the financial, economic, market and other conditions and circumstances existing and disclosed to us on the date hereof.

     We have acted as investment consultant and financial adviser to the Independent Directors of the Company and will receive a fee for services. While we have not in the past performed investment banking services for the Company or the Adviser, our affiliate broker-dealer has in the past, from time to time, acted as a selling broker for the Company and certain affiliated investment programs sponsored by the Adviser or Mr. Taylor. Our compensation in regards for these services is no greater than that paid to other broker-dealer firms participating in the respective offering. We may provide investment and/or financial services to the Company in the future.

     Our opinion herein is for the information of the Independent Directors in connection with the merger for use in their evaluation of the merger. We express no opinion as to the price or trading range at which the shares of the Company's stock will trade in the future. Our opinion does not constitute a recommendation to any shareholder of the Company as to how such persons should vote on the merger. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offer or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent; provided, however, that this letter may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the merger, including the Company's Proxy Statement furnished to stockholders in connection with the solicitation of their vote on the merger.

     Subject to the foregoing conditions and restrictions, it is our opinion that, as of the date hereof, the merger is fair to this Company and to the shareholders of the Company (other than Mr. Taylor), from a financial point of view.

Very truly yours,



BISHOP-CROWN INVESTMENT RESEARCH, INC.

                              ANNEX C


                  [Houlihan Lokey Letterhead]


December 16, 1997


To the Independent Directors
American Asset Advisers Trust, Inc.
8 Greenway Plaza
Suite 824
Houston, TX  77046


Gentlemen:

At your request we have analyzed certain financial information regarding American Asset Advisers Realty Corporation
(hereinafter sometimes referred to as the "Advisor" or the "Company") as set forth herein, and submit this letter on our findings to supplement our formal report.

We understand that the Advisor is advisor to the American Asset Advisors Trust (the "Trust") and the Advisor is 100% owned and controlled by Kerr Taylor. Mr. Taylor is also a shareholder of the Trust. The Advisor provides various services to the Trust pursuant to an Advisory Agreement (the "Advisory Agreement").

In this transaction the Trust will purchase the Advisor and all its rights to collect fees and reimbursement revenues. For the purpose of this Agreement, the transaction (the "Transaction") will be defined to include the Trusts purchase of the Advisor, its rights to collect fee and reimbursement revenues and other transactions related to the purchase of the Advisor by the Trust.

It is our understanding that the Trust has retained Bishop Crown
Investment Research ("Bishop Crown") to render an opinion regarding the fairness of the Transaction, from a financial point of view, to Trust and its shareholders.

The purpose of this analysis was to express an opinion (the "Opinion") on the fair market value, as of the date of this letter, of a 100 percent interest in the Company on a controlling interest basis to serve as a valuation basis for the Independent Directors evaluation of the Transaction and Bishop Crown's evaluation of the fairness of the Transaction.

The Advisor is a privately held corporation engaged in managing and developing real property. Corporate headquarters are located in Houston, Texas.

The term "fair market value," as used herein, is defined as the amount at which the capital stock would change hands between a willing buyer and a willing seller, each having reasonable knowledge of all relevant facts, neither being under any compulsion to act, with equity to both.

It is Houlihan Lokey's understanding, upon which it is relying, that the Company's Board of Directors and any other recipient of the Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Houlihan Lokey's Opinion hereunder.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. met with certain members of the senior management of the Advisor to discuss the operations, financial condition, future prospects and projected operations and performance of the Advisor;

2. visited certain facilities and business offices of the Advisor;

3. reviewed the Advisor's internally prepared financial statements for the three fiscal years ended December 31, 1996 and interim financial statements ended October 31, 1997 which the Advisor's management has identified as being the most current financial statements available;

4. reviewed forecast prepared by the Advisor's management with respect to the Advisor for the year ended December 31, 1998;

5. reviewed the Trust's annual report to shareholders and on Form 10-K for the fiscal year ended December 31, 1996 and quarterly report on Form 10-Q for the quarter ended
     September 30, 1997;

6. reviewed Advisor's listing of affiliated entities including three public and nine private partnerships (the
     APartnerships@), related partnership agreements, and certain financial data regarding the Partnerships;

7.   reviewed copies of the following agreements:
     i)   Omnibus Services Agreement dated May 2, 1994,
     ii) Proposal to Transfer Advisor Memorandum to the Independent Directors from H. Kerr Taylor dated
          December 23, 1997; and

8. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Advisor and other financial data for certain transactions that we deem comparable to the Transaction; and

9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.

In our analysis of the Advisor we have taken into consideration the income- and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income- and cash-generating capability similar to Advisor will evaluate the risks and returns of its investment on a going-concern basis. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of the Advisor has been developed primarily on the basis of capitalization of earnings and cash flow approaches. Additionally, a discounted cash flow approach was considered.

Furthermore, we valued the Advisor as a going-concern, meaning that the underlying tangible assets of the Company are presumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the shareholders and creditors of the Advisor.

All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.
Based upon the investigation, premises, provisos, and analyses outlined above, and more fully described in the previously submitted presentation materials, it is our opinion that, as of the date of this letter, the fair market value of the Advisor on a controlling interest basis is reasonably stated in the range of FIVE MILLION TWO HUNDRED THOUSAND DOLLARS ($5,200,000) to SIX MILLION EIGHT HUNDRED THOUSAND DOLLARS ($6,800,000).

In accordance with recognized professional ethics, our fees for this service are not contingent upon the opinion expressed herein, and neither Houlihan Lokey Howard & Zukin Financial Advisors, Inc. nor any of its employees have a present or intended financial interest in the Company.

The Opinion, expressed above, is advisory in nature only. The previously submitted presentation materials more fully present the premises, analyses and logic upon which the Opinion is founded. The abbreviated format of the Opinion, as requested, may not conform to specific guidelines set forth in the Uniform Standards of Professional Appraisal Practice (U.S.P.A.P.) pertaining only to the narrative content of reports. Nonetheless, our work files contain all necessary analyses and documentation to prepare a conforming narrative report, if so requested, and our work product is otherwise in compliance with applicable standards of U.S.P.A.P. Before relying upon the Opinion, the accompanying documentation and exhibits should be read and analyzed in their entirety.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                              PROXY




  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF


               AMERICAN ASSET ADVISERS TRUST, INC.


          Special Meeting of Shareholders - June 5, 1998



     The undersigned shareholder of AMERICAN ASSET ADVISERS TRUST, INC., a Maryland corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement for the Special Meeting of Shareholders to be held on Friday, June 5, 1998 at 10:00 a.m. Local Time, at Eight Greenway Plaza, Suite 824, Houston, Texas (telephone no. (713) 850-1400), and hereby appoints
H. Kerr Taylor and Larry Mangum, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Special Meeting and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



     Either of such attorneys or their substitutes has and may exercise all of the powers of said attorneys-in-fact hereunder.


                        [SEE REVERSE SIDE]

             ________________________________________

            CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                      [ X ]    Please mark votes as in this example.

 Recommendation of             This Proxy will be voted as directed or, if no
      the                      direction is indicated, will be voted FOR
Board of Directors             proposals 1 through 4, inclusive, below, and as
                               said proxies deem advisable on such other matters as may properly come before the meeting.
                               Management will not vote proxies voting against the transaction for adjournment of the meeting.

     FOR                       1. TO APPROVE THE ACQUISITION OF THE
                                  ADVISER, AMERICAN ASSET ADVISERS REALTY
                                  CORPORATION, A TEXAS CORPORATION, BY
                                  THE CORPORATION AND THE COMPANY
                                  BECOMING A SELF-ADMINISTERED AND
                                  SELF-MANAGED REIT (the "ACQUISITION").

                               [   ]   FOR   [   ]   AGAINST   [   ]   ABSTAIN

     FOR                       2. TO AMEND ARTICLE III, SECTION 3.13 OF
                                  THE CORPORATION'S BYLAWS TO AUTHORIZE
                                  THE ACQUISITION.

                               [   ]   FOR   [   ]   AGAINST   [   ]   ABSTAIN


     FOR                       3. TO AMEND ARTICLE III OF THE COMPANY'S
                                  BYLAWS TO CHANGE INVESTMENT POLICY
                                  RESTRICTIONS REGARDING THE NATURE AND
                                  LEASING OF PROPERTIES.

                               [   ]   FOR   [   ]   AGAINST   [   ]   ABSTAIN

     FOR                       4. TO AMEND ARTICLE I OF THE CORPORATION'S
                                  ARTICLES OF INCORPORATION TO CHANGE THE
                                  CORPORATION'S NAME TO "AMREIT, INC."

                               [   ]   FOR   [   ]   AGAINST   [   ]   ABSTAIN


(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                                        Date:

Signature:                                        Date:

(Joint owners must each sign. Please sign exactly as your name(s) appear(s) on this Proxy. When signing as an attorney, trustee, executor, administrator or guardian, please give your full title. If signer is a corporation, please sign the full corporation name and full title of signing officer.)